UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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THE WENDY’S COMPANY

Name of the Registrant as Specified In Its Charter

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FRESH
NEVER FROZEN
BEEF

THE WENDY'S COMPANY®

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

April 11, 2017

Dear Fellow Stockholders:

It is our pleasure to invite you to join us at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”), which will be held on Tuesday, May 23, 2017, at 10:00 a.m. (EDT) at the Thomas Conference Center located at the Company’s principal executive offices at One Dave Thomas Boulevard, Dublin, Ohio 43017. The Board of Directors and management hope that you will be able to attend the Annual Meeting.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be conducted at the Annual Meeting. At the Annual Meeting, we will also review the Company’s 2016 performance and discuss our plans to continue delivering value to you, our stockholders.

Delighting every customer is at the heart of “The Wendy’s Way,” and we aim to provide our customers a Deliciously Different™ restaurant experience by providing fresh, craveable food with honest ingredients, exceptional value and quality, superior service and an upbeat and comfortable atmosphere at each of our restaurants. Through our brand health metrics, we know that we are better connecting to our consumers, creating more fans of the brand, fostering growth, and making the Wendy’s® system stronger than ever.

In 2016, we celebrated 16 consecutive quarters of positive North America system same-restaurant sales, which contributed to a favorable 1.6% increase in North America system same-restaurant sales year-over-year. This performance was supported by our emphasis on driving profitable customer-count growth with a balanced marketing strategy, which included differentiating our brand through exciting promotions and a continued focus on fresh, never frozen beef. We also remain committed to our brand transformation efforts to create a stronger, healthier Wendy’s with the partnership of our exceptional and dedicated franchisees and restaurant teams.

Our global Image Activation initiative, which includes reimaged restaurants and building new restaurants, remains an integral part of our brand transformation and development strategy and continues to deliver highly effective results to the Wendy’s system. In 2016, we achieved a record year for both total and net new restaurant openings, opening 149 total new restaurants and 58 net new restaurants across the globe—our highest global total and net new openings since 2005.

With the completion of the third and final phase of our System Optimization initiative in 2016, we reduced our Company-operated restaurant ownership to 5% of the total Wendy’s system. In 2016, we sold 310 Company-operated restaurants to strong franchisees who have demonstrated a commitment to business growth, operational excellence, building a strong and healthy Wendy’s system and future development. In addition, we continue to strategically buy and sell restaurants to further strengthen our franchise base, drive new restaurant development and accelerate Image Activation. Facilitating franchisee-to-franchisee restaurant transfers also ensures that restaurants are operated by well-capitalized franchisees that are committed to long-term growth. We are thankful for the long-standing dedication of our franchisees and their investment in the Wendy’s brand, and we continue to focus on building a strong restaurant economic model to stimulate reinvestment for growth.

System Optimization and our strong core earnings growth contributed to our favorable business performance in 2016. We are proud to have held adjusted EBITDA flat year-over-year despite selling a significant number of Company-operated restaurants during 2016, as we successfully replaced lost EBITDA from those sold restaurants with a higher sustainable, predictable earnings stream. We also made impressive progress on our adjusted EBITDA margin, which expanded by 630 basis points from 21% to 27% from 2015 to 2016. In addition, adjusted earnings per share increased 21% from the prior year. We will continue to realize the positive benefits of our brand transformation moving forward, and when coupled with our compelling sales momentum and development endeavors, we look forward to higher franchise revenues driving a higher quality of earnings.

Providing strong returns for our stockholders has always been a priority for us, and 2016 was no different. Throughout the year, we returned close to $400 million to stockholders through dividends and share repurchases. Also, in the fourth quarter, we increased our quarterly dividend rate by 8% to 6.5 cents per share, which was subsequently increased again in the first quarter of 2017 by another 8% to 7.0 cents per share. We have now increased our quarterly dividend rate six years in a row, and we continue striving to create long-term value for our stockholders while also investing in our business to ensure we continue to drive growth into the future.

Beyond our strong business performance and growth goals, the heart of the Wendy’s brand lies in our rich family culture and the core values left to us by our founder, Dave Thomas. Our core values are best exemplified through our support of the Dave Thomas Foundation for Adoption,® a national public charity, and its efforts to find permanent, loving homes for children in the foster care system. Since 2004, more than 6,000 children have been adopted through the foundation’s signature Wendy’s Wonderful Kids® program – a program that funds full-time adoption recruiters in every U.S. state, the District of Columbia and six Canadian provinces. We will continue to rely on the strength of the Wendy’s brand and the passionate advocacy of our franchisees, employees and suppliers to raise awareness and funds for children who are waiting to find their forever families. Please visit www.davethomasfoundation.org or www.aboutwendys.com to learn more about this worthy cause.

Finally, we encourage you to participate in the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in the instructions included with your proxy card.

Thank you for your continued support as a stockholder of The Wendy’s Company.

Sincerely,

TODD A. PENEGOR
President and Chief Executive Officer

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 23, 2017, 10:00 (EDT)

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”) will be held on Tuesday, May 23, 2017, at 10:00 a.m. (EDT) at the Thomas Conference Center located at the Company’s principal executive offices at One Dave Thomas Boulevard, Dublin, Ohio 43017.

ITEMS OF BUSINESS

At the Annual Meeting, you will be asked to:

(1)	Elect 11 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017;

(3)	Vote on an advisory resolution to approve executive compensation;

(4)	Vote on an advisory resolution to approve the frequency of future advisory votes on executive compensation;

(5)	Vote on a stockholder proposal regarding an independent Board Chairman, if properly presented at the Annual Meeting; and

(6)	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

The record date for the Annual Meeting is March 27, 2017. All holders of record of shares of the Company’s common stock at the close of business on the record date are entitled to vote on all business transacted at the Annual Meeting or any adjournment or postponement thereof.

VOTING YOUR PROXY

Your vote is important! Stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in the instructions included with your proxy card. You may vote in person if you attend the Annual Meeting.

ANNUAL MEETING ADMISSION

For your comfort and security, admission to the Annual Meeting will be by ticket only. If you are a registered stockholder (i.e., your shares are held in your name) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your proxy card, whichever you have received. If you are a beneficial owner (i.e., your shares are held by a broker, bank or other holder of record) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your voting instruction form, whichever you have received. Stockholders who do not obtain admission tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting. If you plan to attend the Annual Meeting in person, please read the Proxy Statement for important information about admission requirements for the Annual Meeting.

By Order of the Board of Directors:

E. J. WUNSCH

Chief Legal Officer and Secretary

April 11, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to be held on May 23, 2017: This Notice of Annual Meeting of Stockholders, the Proxy Statement

and the 2016 Annual Report to Stockholders are available at www.proxyvote.com.

        The Wendy’s Company 2017 Proxy Statement        i

ii        The Wendy’s Company 2017 Proxy Statement

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The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT SUMMARY

This summary highlights information about The Wendy’s Company (“Wendy’s” or the “Company”) and certain information contained elsewhere in this Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders to be held on Tuesday, May 23, 2017, at 10:00 a.m. (EDT), and any adjournment or postponement thereof (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2016 performance, please review the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017 (the “2016 Form 10-K”). References in this Proxy Statement to “2016,” “2015,” “2014” and other years refer to the Company’s fiscal year for the respective period indicated.

HOW TO CAST YOUR VOTE

Even if you plan to attend the Annual Meeting in person, please cast your vote as soon as possible in one of the following ways:

Internet	Telephone	Mail
Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voting instruction form or notice regarding the Internet availability of proxy materials.	Call (800) 690-6903. You will need the 16-digit number included in your proxy card, voting instruction form or notice regarding the Internet availability of proxy materials.	Complete, sign and date your proxy card or voting instruction form and return it in the envelope provided or to the address indicated on your proxy card or voting instruction form.

If you plan to attend the Annual Meeting in person, you will need to bring an admission ticket and photo identification. If your shares are held in the name of a broker, bank or other nominee, you will need to bring a “legal proxy” from the record holder to vote those shares at the Annual Meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

	BOARD PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Proposal 1:	Election of 11 directors.	FOR each nominee	9
Proposal 2:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017.	FOR	74
Proposal 3:	Advisory resolution to approve executive compensation.	FOR	76
Proposal 4:	Advisory resolution to approve the frequency of future advisory votes on executive compensation.	FOR annual advisory votes	78
	STOCKHOLDER PROPOSAL
Proposal 5:	Stockholder proposal regarding an independent Board Chairman, if properly presented at the Annual Meeting.	AGAINST	79

        The Wendy’s Company 2017 Proxy Statement        1

DIRECTOR NOMINEES

The following table provides summary information about the 11 director nominees. Additional information about each nominee’s experience, qualifications, attributes and skills can be found beginning on page 10.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	CURRENT BOARD COMMITTEES (1)(2)	OTHER PUBLIC BOARDS
Nelson Peltz	74	1993 (3)	Chief Executive Officer and founding partner of Trian Fund Management, L.P.		CSR*, Executive*	3
Peter W. May	74	1993 (3)	President and founding partner of Trian Fund Management, L.P.	✓	C&I*, CSR, Executive	1
Emil J. Brolick	69	2011	Former Chief Executive Officer of The Wendy’s Company		CSR	—
Kenneth W. Gilbert	66	—	Chief Marketing Officer of VOSS of Norway ASA	✓	—	—
Dennis M. Kass	66	2015	Former Chairman and Chief Executive Officer of Jennison Associates, LLC	✓	Audit, Compensation	1
Joseph A. Levato	76	1996 (3)	Former Executive Vice President and Chief Financial Officer of Triarc Companies, Inc. (predecessor to The Wendy’s Company)	✓	Audit*, N&CG, Compensation, Executive,	—
Michelle “Mich” J. Mathews-Spradlin	50	2015	Former Chief Marketing Officer and Senior Vice President of Microsoft Corporation	✓	Compensation, CSR	—
Matthew H. Peltz	34	2015	Partner of Trian Fund Management, L.P.		C&I, CSR	—
Todd A. Penegor	51	2016	President and Chief Executive Officer of The Wendy’s Company		C&I, Executive	—
Peter H. Rothschild	61	2010	Managing Member of Daroth Capital LLC	✓	Audit, N&CG*, Compensation*	—
Arthur B. Winkleblack	59	2016	Former Executive Vice President and Chief Financial Officer of H. J. Heinz Company	✓	Audit, N&CG	2

(1)	C&I: Capital & Investment;	CSR: Corporate Social Responsibility;	N&CG: Nominating and Corporate Governance;	*Committee Chair.
(2)	It is anticipated that the Board of Directors will determine committee assignments at the Board’s organizational meeting immediately following the Annual Meeting.
(3)

Messrs. N. Peltz, May and Levato have been directors of the Company since September 2008, when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. Messrs. Peltz and May served as directors of the Company’s predecessor companies from April 1993, and Mr. Levato from June 1996, until September 2008 when Wendy’s International, Inc. merged with Triarc Companies, Inc., the predecessor to The Wendy’s Company.

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to maintaining strong corporate governance practices as a critical component of driving sustained stockholder value. Our Board of Directors (the “Board of Directors” or the “Board”) continually monitors emerging best practices in corporate governance to serve the interests of our stockholders. Highlights of our current governance practices are set forth below.

BOARD OF DIRECTORS	STOCKHOLDER INTERESTS	EXECUTIVE COMPENSATION

•  Annual election of directors.

•  Majority voting for directors in uncontested elections with director resignation policy.

•  Separation of our Board Chairman and Chief Executive Officer.

•  Majority independent Board.

•  Fully independent key Board committees.

•  Regular executive sessions of non-employee and independent directors.

•  Over 97% average Board and committee meeting attendance in 2016.

•  Active Board and committee oversight of risk management.

•  Comprehensive Corporate Governance Guidelines and Code of Ethics.

•  Annual limit on cash and equity awards granted to non-employee directors.

•  No stockholder rights plan or “poison pill.”

•  Stockholders have the ability to act by written consent.

•  Stockholders have the ability to call special meetings.

•  No supermajority voting requirements.

•  No exclusive forum selection clause.

•  Certificate of Incorporation provides stockholders with a “proxy access” right.

•  No fee-shifting by-law provisions.

•  Annual say-on-pay advisory vote.

•  Strong pay-for-performance philosophy with emphasis on at-risk compensation.

•  Multiple performance metrics in annual and long-term incentive plans.

•  Limited perquisites and benefits.

•  Engage independent outside compensation consultants.

•  Clawback provisions in our 2010 Omnibus Award Plan.

•  No speculative trading or hedging transactions.

•  “Double trigger” required for change in control equity vesting.

•  Significant stock ownership and retention guidelines.

2        The Wendy’s Company 2017 Proxy Statement

2016 BUSINESS PERFORMANCE AND EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

During 2016, the Company achieved strong operating and financial results and continued to execute our brand vision to Delight Every Customer™ by providing a Deliciously Different™ restaurant experience. Led by Chief Executive Officer Todd A. Penegor, former Chief Executive Officer Emil J. Brolick and the rest of our senior leadership team, the Company drove significant improvements in the corporate and restaurant-level economic model, accelerated the transformation of the Wendy’s® brand and continued to strengthen the Wendy’s franchise system. We achieved significant year-over-year improvements in our key operating and financial metrics, sustained our strong momentum with new restaurant development and our Image Activation initiative, completed our transition to a predominantly franchised business model and returned almost $400 million in cash to stockholders through dividends and share repurchases. Through our strong operating results and execution of our strategic initiatives, we delivered total stockholder return of 28% in 2016, 65% on a three-year basis and 183% on a five-year basis.

In addition to our operating and financial achievements described above, 2016 was also highlighted by the successful execution of our Chief Executive Officer succession plan. As part of the succession plan, Mr. Penegor was appointed President of the Company effective January 4, 2016, and upon Mr. Brolick’s retirement from management duties with the Company in May 2016, Mr. Penegor succeeded Mr. Brolick in the Chief Executive Officer role after the transition period that began in the first quarter of 2016. Mr. Brolick continues to serve on the Board of Directors after his retirement to ensure continuity of leadership and strategic focus for the Company. Also as part of the succession plan, in May 2016, Mr. Penegor transitioned his Chief Financial Officer duties to Gunther Plosch, and Robert D. Wright took on additional oversight of our International division in addition to maintaining his existing duties as Executive Vice President and Chief Operations Officer.

Our executive compensation program is designed to support the Company’s business objectives by linking executive pay to individual performance, the Company’s attainment of annual and multi-year operating and financial goals and the creation of long-term stockholder value. In accordance with our pay-for-performance philosophy, variable (i.e., at-risk) incentives constituted the most significant portion of total direct compensation for 2016 for our Chief Executive Officer (81%) and other Named Executive Officers as a group (75%).

The primary components of our 2016 executive compensation program are summarized in the table below and are further described in the “Compensation Discussion and Analysis” beginning on page 30.

ELEMENT	AT-RISK	FORM	METRICS	PURPOSE
Base Salary	No	Cash	—	Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.
Annual Cash Incentives	Yes	Cash	• Adjusted EBITDA (60%) • Same-Restaurant Sales (North America) (40%)	Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.
Long-Term Equity Incentives	Yes	Equity • Stock Options (50%) • Performance Units (50%)	Share Price • Adjusted EPS (50%) • Relative TSR (50%)

Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multi-year strategic business objectives. Create a direct link between executive pay and the long-term performance of our Common Stock.

Consistent with our executive compensation philosophy, the base salaries, target total cash compensation and target total direct compensation of our senior executives for 2016, on average, fell within the competitive range of market median. The Company’s strong operating and financial performance in 2016 supported an annual cash incentive payout at 124.0% of target, prior to adjustment for individual performance for executives other than the Chief Executive Officer.

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Summary compensation information for our Named Executive Officers for 2016 is summarized in the following table. These amounts are presented in accordance with accounting assumptions and Securities and Exchange Commission (“SEC”) rules, and the amounts that executives actually receive may vary substantially from what is reported in the equity awards columns of the table.

NAME AND PRINCIPAL POSITION	SALARY (S)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Todd A. Penegor President and Chief Executive Officer	897,534	—	1,374,993	1,374,998	1,395,000	75,259	5,117,784
Emil J. Brolick Former Chief Executive Officer	453,699	—	1,499,998	—	891,250	22,838	2,867,785
Gunther Plosch Chief Financial Officer	318,836	150,000	974,997	374,998	323,950	122,483	2,265,264
Robert D. Wright Executive Vice President, Chief Operations Officer and International	513,493	—	449,993	524,999	566,835	30,200	2,085,520
Kurt A. Kane Chief Concept & Marketing Officer	431,315	—	324,987	325,000	424,778	30,200	1,536,280
Scott A. Weisberg Chief People Officer	413,863	—	274,987	274,999	405,248	30,200	1,399,297

We encourage you to read the “Compensation Discussion and Analysis” beginning on page 30 for a detailed discussion of how our executive compensation program was designed and implemented in 2016 to achieve our overall compensation objectives. Stockholders should also review the “2016 Summary Compensation Table” on page 45, as well as the related compensation tables, notes and narrative, which provide detailed information regarding the compensation of our Named Executive Officers for 2016.

4        The Wendy’s Company 2017 Proxy Statement

THE ANNUAL MEETING

Annual Meeting Details

The accompanying proxy is being solicited by the Board of Directors of The Wendy’s Company in connection with the Company’s 2017 Annual Meeting of Stockholders to be held on Tuesday, May 23, 2017, at 10:00 a.m. (EDT) at the Thomas Conference Center located at the Company’s principal executive offices at One Dave Thomas Boulevard, Dublin, Ohio 43017, and any adjournment or postponement thereof. Directions to the Annual Meeting are available on the Company’s website at www.aboutwendys.com. This Proxy Statement and an accompanying proxy card will first be mailed to stockholders, or made available to stockholders electronically via the Internet, on or about April 12, 2017.

Voting Your Proxy

When a stockholder returns a proxy card that is properly signed and dated, the shares represented by the proxy card will be voted by the persons named as proxies in the proxy card in accordance with the stockholder’s instructions. Stockholders may specify their choices by marking the appropriate boxes on their proxy card. If a proxy card is signed, dated and returned by a stockholder without specifying choices, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company does not have cumulative voting.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”) and By-Laws (as amended and restated, the “By-Laws”), business transacted at the Annual Meeting is limited to the purposes stated in the Notice of Annual Meeting of Stockholders and any other matters that may properly come before the Annual Meeting. Except for the proposals described in this Proxy Statement, no other matters currently are intended to be brought before the Annual Meeting by the Company or, to the Company’s knowledge, any other person. The proxy being solicited by the Board does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. A proxy may be revoked by a stockholder at any time prior to the time it is voted by giving notice of revocation either personally or in writing to the Secretary of the Company at our principal executive offices at the address provided under the caption “Contacting the Secretary and Principal Executive Offices.”

Annual Meeting Admission

Only holders of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at the close of business on March 27, 2017, their authorized representatives and invited guests of the Company will be able to attend the Annual Meeting. For your comfort and security, admission to the Annual Meeting will be by ticket only, and packages and bags may be inspected and required to be checked in at the registration desk. You also will be required to present a valid government-issued photo identification.

If you are a registered stockholder (i.e., your shares are held in your name) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your proxy card, whichever you have received. If you are a beneficial owner (i.e., your shares are held in the name of a broker, bank or other holder of record) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your voting instruction form, whichever you have received. In addition, you can obtain an admission ticket in advance of the Annual Meeting by sending a written request to the Secretary of the Company at our principal executive offices at the address provided under the caption “Contacting the Secretary and Principal Executive Offices.” Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying that you were the beneficial owner of the shares on March 27, 2017. Stockholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting. The Company may issue admission tickets to persons other than stockholders in its sole discretion.

If you are the representative of a corporation, limited liability company, partnership or other legal entity that holds shares of our Common Stock, you must bring acceptable evidence of your authority to represent that legal entity at the Annual Meeting. Please note that only one representative may attend the Annual Meeting on behalf of each legal entity that holds shares of our Common Stock.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:

The Company’s Board of Directors is soliciting your proxy in connection with the Board’s solicitation of proxies for use at the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by personal contact, telephone, mail, e-mail or other means. The Company has hired Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, to assist in soliciting proxies from brokers, banks and other stockholders.

Q:	What should I do with these materials?

A:

Please carefully read and consider the information contained in this Proxy Statement, and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares prior to the Annual Meeting even if you plan to attend the Annual Meeting in person.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following five proposals:

(1)	To elect 11 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017;

(3)	To approve an advisory resolution to approve executive compensation;

(4)	To approve the frequency of future advisory votes on executive compensation; and

(5)	A stockholder proposal regarding an independent Board Chairman, if properly presented at the Annual Meeting.

Q:	How do I vote?

A:	You may vote your shares prior to the Annual Meeting in any of the following ways:

•	Visit the website shown on your notice regarding the Internet availability of proxy materials, proxy card or voting instruction form to vote via the Internet;

•	Use the toll-free number shown on your notice regarding the Internet availability of proxy materials, proxy card or voting instruction form to vote by telephone; or

•	Complete, sign, date and return the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope if you have requested and received our proxy materials by mail.

If you are a registered stockholder, you may also vote your shares in person at the Annual Meeting. If you hold your shares in street name, then you must obtain a “legal proxy” from the broker, bank or other nominee who holds the shares on your behalf in order to vote those shares in person at the Annual Meeting.

Q:	Who is entitled to vote?

A:	All holders of record of our Common Stock at the close of business on March 27, 2017, the record date for the Annual Meeting, are entitled to vote on all business transacted at the Annual Meeting.

Q:	What is the deadline for submitting a proxy?

A:

In order to be counted, proxies submitted by telephone or via the Internet must be received by 11:59 p.m. (EDT) on Monday, May 22, 2017. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What is the difference between a registered stockholder and a “street name” holder?

A:

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.

If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Your broker, bank or other nominee should have enclosed, or should provide you with, a notice regarding the Internet availability of proxy materials or a voting instruction form for you to use in directing it on how to vote your shares.

Q:	What constitutes a quorum?

A:

At the close of business on March 27, 2017, the Company had 246,395,112 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each

6        The Wendy’s Company 2017 Proxy Statement

matter properly brought before the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Abstentions and “broker non-votes” (described below) will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:

Abstentions.  If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions will be the equivalent of an “against” vote on proposals that require the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 2, 3, 4 and 5). Abstentions will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1).

Broker Non-Votes.  Under the rules of The NASDAQ Stock Market (“NASDAQ”), if your shares are held in street name, then your broker has discretion to vote your shares without instructions from you on certain “routine” proposals, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). Your broker does not, however, have such discretion on the election of directors (Proposal 1), the advisory resolution to approve executive compensation (Proposal 3), the advisory resolution to approve the frequency of future advisory votes on executive compensation (Proposal 4) or the stockholder proposal described in this Proxy Statement (Proposal 5). If you do not provide your broker with voting instructions for these proposals, then your broker will be unable to vote on these proposals and will report your shares as “broker non-votes” on these proposals. Like abstentions, broker non-votes are counted as present for the purpose of establishing a quorum, but, unlike abstentions, they are not counted for the purpose of determining the number of shares present (in person or by proxy) and entitled to vote on particular proposals. As a result, broker non-votes will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1) or the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 3, 4 and 5). Because brokers are entitled to vote on Proposal 2, we do not anticipate any broker non-votes with regard to that proposal.

Q:	What vote is needed to elect the 11 director nominees (Proposal 1)?

A:

Pursuant to our By-Laws, each of the 11 director nominees must receive the affirmative vote of a majority of the votes cast with respect to that nominee’s election in order to be elected as a director at the Annual Meeting.

Q:

What vote is needed to approve each of the advisory resolution to approve executive compensation (Proposal 3) and the advisory resolution to approve the frequency of future advisory votes on executive compensation (Proposal 4)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the advisory resolution to approve executive compensation (Proposal 3) and to determine the frequency of future advisory votes on executive compensation (Proposal 4). Each vote is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee of the Board. However, the Compensation Committee will review the voting results of Proposal 3 and Proposal 4 and take those results into consideration when making future decisions regarding executive compensation as the Compensation Committee deems appropriate.

Q:	What vote is needed to approve the other proposals described in this Proxy Statement?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017 (Proposal 2) and to approve the stockholder proposal described in this Proxy Statement (Proposal 5).

Q:	How do Nelson Peltz and Peter W. May intend to vote?

A:

The Company has been informed that the shares of Common Stock beneficially owned as of the record date by Nelson Peltz and Peter W. May representing, in the aggregate, approximately 24.5% of the votes entitled to be cast at the Annual Meeting, will be voted in accordance with the recommendations of the Board of Directors FOR the election of each of the 11 director nominees named in Proposal 1, FOR Proposals 2 and 3, ONE YEAR for Proposal 4 and AGAINST Proposal 5.

        The Wendy’s Company 2017 Proxy Statement        7

Q:	If I deliver my signed proxy card or voting instruction form but do not indicate how I want to vote on the proposals, how will my shares be voted?

A:

If you submit your proxy card or voting instruction form but do not indicate how you want to vote on the proposals, your proxy will be counted as a vote in accordance with the recommendations of the Board of Directors FOR the election of each of the 11 director nominees named in Proposal 1, FOR Proposals 2 and 3, ONE YEAR for Proposal 4 and AGAINST Proposal 5.

Q:	Can I change my vote after I have delivered my proxy card or voting instruction form?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting.

You can revoke your proxy by giving notice of revocation either personally or in writing to the Secretary of the Company at our principal executive offices at the address provided under the caption “Contacting the Secretary and Principal Executive Offices.” You also can revoke your proxy by submitting a later-dated proxy by mail, by telephone, via the Internet or by attending and voting in person at the Annual Meeting. Your attendance at the Annual Meeting by itself will not revoke a previously submitted proxy.

If your shares are held in an account with a broker, bank or other nominee, you should contact your broker, bank or other nominee if you wish to change your vote or revoke your proxy.

Q:	Why did I receive a notice regarding the Internet availability of proxy materials rather than the printed Proxy Statement and 2016 annual report to stockholders?

A:

As permitted by SEC rules, we are making our proxy materials available to stockholders electronically via the Internet at www.proxyvote.com. On or about April 12, 2017, we will begin mailing a notice to our stockholders containing information on how to access our proxy materials and vote online. If you received that notice, then you will not receive a printed copy of our proxy materials unless you request a printed copy by following the instructions contained in the notice. Adopting this “notice and access” process allows us to reduce the overall costs, as well as the environmental impact, of printing and mailing our proxy materials.

Q:	What does it mean if I receive more than one notice regarding the Internet availability of proxy materials, proxy card or voting instruction form?

A:

If you receive more than one notice regarding the Internet availability of proxy materials, proxy card or voting instruction form, this means that you have multiple accounts with our stock transfer agent or with brokers, banks or other nominees. Please follow the instructions set forth on each notice regarding the Internet availability of proxy materials, proxy card or voting instruction form you receive to ensure that all your shares are voted.

Q:	Who will bear the expenses of this solicitation?

A:

The Company will pay the costs and expenses of this solicitation. In addition to soliciting proxies by mailing our proxy materials to stockholders and by making our proxy materials available to stockholders electronically via the Internet, proxies may be solicited by our directors, officers and employees by personal contact, telephone, mail, e-mail or other means without additional compensation. Solicitation of proxies will also be made by employees of Innisfree M&A Incorporated, our proxy solicitation firm, who will be paid a fee of $20,000, plus reasonable out-of-pocket expenses. As is customary, we will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable costs and expenses incurred in forwarding our proxy materials to beneficial owners of our Common Stock.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. After the Form 8-K has been filed, you may obtain a copy by visiting the SEC’s website at www.sec.gov or by visiting our website at www.aboutwendys.com.

Q:	Whom should I call with questions?

A:

Please call Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at (888) 750-5834 with any questions about the Annual Meeting. Banks, brokers and other nominees may call collect at (212) 750-5833.

8        The Wendy’s Company 2017 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Company’s Proxy Card)

As of the date of this Proxy Statement, there are 11 members of our Board of Directors.

One of the Company’s current directors, Janet Hill, will conclude her service on the Board when her term expires at the Annual Meeting, after having served as a director of the Company for nine years and as a director of Wendy’s International, Inc. (“Wendy’s International”) for 14 years prior to its merger with the Company in 2008. The Company has benefitted greatly from the distinguished service and outstanding contributions of Ms. Hill during her Board tenure.

In connection with the above, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Kenneth W. Gilbert for election as director of the Company at the Annual Meeting.

Mr. Gilbert was recommended to the Nominating and Corporate Governance Committee by one of our non-management directors. The Nominating and Corporate Governance Committee, after reviewing Mr. Gilbert’s qualifications, consulting with our Chief Executive Officer and other members of senior management, making a determination as to his independence, and considering the needs of the Board of Directors, recommended to the Board that Mr. Gilbert be nominated for election as a director of the Company at the Annual Meeting.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the 11 persons named below for election as directors of the Company at the Annual Meeting. Other than Mr. Gilbert, each of the other nominees is presently serving as a director of the Company, and each of the other nominees was elected as a director at the Company’s 2016 annual meeting of stockholders.

The Board of Directors recommends that the 11 nominees named below be elected as directors of the Company at the Annual Meeting. If elected, each of the nominees will hold office until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. The persons named as proxies in the accompanying proxy card will vote FOR the election of each of the 11 nominees unless a stockholder directs otherwise.

Each nominee has consented to be named and to serve as a director if elected at the Annual Meeting. The Company is unaware of any reason why any nominee would be unwilling or unable to serve as a director if elected. Should, however, any nominee be unwilling or unable to serve as a director at the time of the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote for the election of such substitute person for such directorship as the Board of Directors may recommend.

        The Wendy’s Company 2017 Proxy Statement        9

Director Nominee Qualifications and Biographical Information

NELSON PELTZ (CHAIRMAN)

Mr. Peltz has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from April 1993 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. Peltz has served as our non-Executive Chairman since June 2007. He also served as our Chairman and Chief Executive Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. Peltz has been Chief Executive Officer and a founding partner of Trian Fund Management, L.P. (“Trian Partners”), a management company for various investment funds and accounts, since November 2005. From January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership, which provided investment banking and management services for entities controlled by Mr. Peltz and Peter W. May. From 1983 to December 1988, Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc., a metals and packaging company.

Mr. Peltz has served as a director of Mondelēz International, Inc. since January 2014, Sysco Corporation since August 2015 and The Madison Square Garden Company since September 2015. Mr. Peltz previously served as a director of H. J. Heinz Company from September 2006 to June 2013, Ingersoll-Rand plc from August 2012 to June 2014, Legg Mason, Inc. from October 2009 to December 2014 and MSG Networks Inc. from December 2014 to September 2015.

Mr. Peltz is actively involved with various civic organizations and serves as Honorary Co-Chairman of the board of trustees and Chairman of the board of governors of the Simon Wiesenthal Center, a member of the honorary board of directors of the Prostate Cancer Foundation, a member of the board of overseers of the Weill Cornell Medical College and Graduate School of Medical Sciences, a member of the board of overseers of The Milken Institute and a member of the board of trustees of the Intrepid Museum Foundation.

Mr. Peltz is the father of Matthew H. Peltz, a director of the Company.

Qualifications: Mr. Peltz has more than 40 years of business and investment experience, has served as the chairman and chief executive officer of public companies for over 20 years and, since 2005, has served as Chief Executive Officer of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, Mr. Peltz has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. Mr. Peltz has also been recognized by the National Association of Corporate Directors as an influential and key corporate director who has demonstrated significant leadership in the global corporate governance arena. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 74

Director Since: 1993

Current Board Committees:

Corporate Social Responsibility (Chair)

Executive (Chair)

10        The Wendy’s Company 2017 Proxy Statement

PETER W. MAY (VICE CHAIRMAN)

Mr. May has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from April 1993 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. May has served as our non-Executive Vice Chairman since June 2007. He also served as our President and Chief Operating Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. May has been President and a founding partner of Trian Partners since November 2005. From January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group, Limited Partnership. From 1983 to December 1988, he was President and Chief Operating Officer and a director of Triangle Industries, Inc.

Mr. May has served as a director of Tiffany & Co. since May 2008.

Mr. May is actively involved with various civic organizations and serves as Chairman of the board of trustees of The Mount Sinai Health System in New York, Vice Chairman of the New York Philharmonic, a trustee of both the New-York Historical Society and The University of Chicago, a life member of the advisory council of The University of Chicago Booth School of Business, a director of the Lincoln Center of the Performing Arts and a partner of the Partnership for New York City.

Qualifications: Mr. May has more than 40 years of business and investment experience, has served as the president and chief operating officer of public companies for over 20 years and, since 2005, has served as President of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. Mr. May also brings to the Board financial sophistication by virtue of his prior professional experience as a certified public accountant. As a result, Mr. May has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. We believe that Mr. May’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 74

Director Since: 1993

Current Board Committees:

Capital & Investment (Chair)

Corporate Social Responsibility

Executive

EMIL J. BROLICK

Mr. Brolick has been a director of the Company since September 2011. He served as our President from September 2011 to January 2016 and as our Chief Executive Officer from September 2011 until his retirement from his management duties in May 2016. Prior to joining the Company, Mr. Brolick was Chief Operating Officer of Yum! Brands, Inc. and President of two of Yum! Brands’ U.S. operating segments, Long John Silver’s and A&W All American Food Restaurants, from June 2008 to September 2011. From December 2006 to June 2008, he was President of U.S. Brand Building for Yum! Brands. Prior to that, Mr. Brolick served as President and Chief Concept Officer of Taco Bell Corp., a position he held from July 2000 to November 2006. Before joining Taco Bell, Mr. Brolick worked at Wendy’s International for 12 years, last serving as Senior Vice President of New Product Marketing, Research and Strategic Planning.

Qualifications: In addition to his prior service as our Chief Executive Officer, Mr. Brolick has extensive experience as an executive in the quick-service restaurant industry, including several years of senior management and leadership experience with Yum! Brands, Taco Bell and Wendy’s International. His depth of industry knowledge and insight is a valuable resource to our Board. Much of Mr. Brolick’s business expertise relates to brand building, strategic planning, marketing and operations, all of which are important to the Company’s business. We believe that Mr. Brolick’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 69

Director Since: 2011

Current Board Committees:

Corporate Social Responsibility

        The Wendy’s Company 2017 Proxy Statement        11

KENNETH W. GILBERT

Mr. Gilbert is the Group Chief Marketing Officer of VOSS of Norway ASA, a global manufacturer and marketer of premium bottled water, a role he has held since October 2012. Prior to joining VOSS, Mr. Gilbert founded and served as the President of RazorFocus, a marketing consultant practice, from May 2005 to October 2012. Prior to that, he served as President and Chief Operating Officer of UniWorld Group, Inc., the longest established multicultural advertising agency in the U.S., from May 2003 to June 2004. From September 1995 to April 2001, Mr. Gilbert worked at Snapple Beverage Corporation (formerly Snapple Beverage Group, Inc.) as Senior Vice President and Chief Marketing Officer, where he led marketing efforts to revitalize the brand and assembled four company brands for successful disposition. Prior to his employment with Snapple, he served as Group Account Director at Messner Vetere Berger Carey Schmetterer RSCG advertising agency from July 1991 to August 1995 and as Senior Vice President and Director of Client Services at UniWorld Group, Inc. from February 1989 to June 1991.

Qualifications: Mr. Gilbert possesses extensive experience in global brand management, marketing communications, advertising strategy and corporate social responsibility attributable to his overall professional background as a senior marketing executive in the consumer beverage industry. In his role as Chief Marketing Officer for VOSS, Mr. Gilbert oversees the company’s marketing function, administers multi-million dollar budgets, directs internal marketing capabilities and manages the company’s strategic worldwide brand development, expansion and distribution. His Board qualifications include his in-depth knowledge and expertise in innovative brand revitalization, risk orientation, advertising conceptualization and public relations. Mr. Gilbert also provides valuable and unique insights into consumer brand positioning strategies, new product development, digital and social media platforms and cultivation of brand recognition and value, all of which are important to the Company’s business. We believe that Mr. Gilbert’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 66

12        The Wendy’s Company 2017 Proxy Statement

DENNIS M. KASS

Mr. Kass has been a director of the Company since December 2015. From February 2013 to June 2014, Mr. Kass served as Vice Chairman and a Senior Advisor at Ridgeway Partners, an executive search firm. From 2003 to 2012, Mr. Kass served as Chairman and Chief Executive Officer of Jennison Associates, LLC, an institutional asset manager. Prior to joining Jennison Associates, Mr. Kass spent 13 years with JPMorgan’s investment management unit, last serving as Vice Chairman and Chief Fiduciary Officer of JPMorgan Fleming Asset Management. Prior to that, he was Vice President of the investment banking division at Goldman Sachs & Co. Mr. Kass served in the Reagan Administration as the Assistant Secretary of Labor for Pension and Welfare Benefits under the Employee Benefits Security Administration from 1985 to 1987 and was a Special Assistant to the President for Policy Development from 1981 to 1982.

Mr. Kass has served as a director of Legg Mason, Inc. since April 2013 and was non-executive Chairman of Legg Mason from July 2013 to October 2014.

Mr. Kass also serves as an Advisory Partner of Trian Partners and as a member of the Lockheed Martin investment management company advisory board, the Center for Strategic and International Studies advisory board, the advisory board for finance and the global executive board for the MIT Sloan School of Management and a member of the board of trustees of Princeton Theological Seminary. He previously served as a trustee and Vice Chairman of the Financial Accounting Foundation.

Qualifications: Mr. Kass has significant knowledge and expertise in financial and asset management, accounting processes, corporate governance and public policy that is derived from his diverse professional and public service experiences. He also has notable experience with the implementation and oversight of investment product lines, retail and institutional distribution capabilities and overall business operations. Mr. Kass brings to our Board valuable leadership experience in working with management teams and boards of directors, as well as extensive knowledge and insight in finance, mergers and acquisitions, capital management, governance and regulatory matters relevant to public company audit, compensation and benefits committees. Mr. Kass has also acquired financial sophistication by virtue of his business experience and professional background, including his past service as Chief Executive Officer and Chief Fiduciary Officer of two different companies. We believe that Mr. Kass’ overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 66

Director Since: 2015

Current Board Committees:

Audit

Compensation

        The Wendy’s Company 2017 Proxy Statement        13

JOSEPH A. LEVATO

Mr. Levato has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from June 1996 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. Levato also served as Executive Vice President and Chief Financial Officer of the Company and certain of our subsidiaries from April 1993 to August 1996, when he retired from the Company. Prior to that, he was Senior Vice President and Chief Financial Officer of Trian Group, Limited Partnership from January 1992 to April 1993. From 1984 to December 1988, Mr. Levato served as Senior Vice President and Chief Financial Officer of Triangle Industries, Inc.

Qualifications: Mr. Levato has significant knowledge of industrial, financial and consumer-related businesses that is derived from his professional experiences, including several years of senior management and leadership experience with the Company. Mr. Levato brings to our Board an intimate knowledge of governance and regulatory matters relevant to public company audit and compensation committees. Mr. Levato has acquired financial sophistication by virtue of his business experience and background, including his past service as Chief Financial Officer of three different companies, and the Board of Directors has determined that Mr. Levato qualifies as an “audit committee financial expert” within the meaning of SEC regulations. We believe that Mr. Levato’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 76

Director Since: 1996

Current Board Committees:

Audit (Chair)

Compensation

Executive

Nominating and Corporate Governance

MICHELLE “MICH” J. MATHEWS-SPRADLIN

Ms. Mathews-Spradlin has been a director of the Company since February 2015. From 1993 until her retirement in 2011, Ms. Mathews-Spradlin worked at Microsoft Corporation, where she served as Chief Marketing Officer and Senior Vice President of the Central Marketing Group from 2005 to 2011, Corporate Vice President of Marketing from 2001 to 2005, Vice President of Corporate Public Relations from 1999 to 2001 and head of the Corporate Public Relations function from 1993 to 1999. Prior to her employment with Microsoft, Ms. Mathews-Spradlin worked in the United Kingdom as a communications consultant for Microsoft from 1989 to 1993. Prior to that, she held various roles at General Motors Co. from 1986 to 1989.

Ms. Mathews-Spradlin also serves as a board member of several private companies, including Bitium, Inc., OANDA Global Corporation, The Bouqs Company and You & Mr Jones.

She is also a member of the board of trustees of the California Institute of Technology and a member of the executive board of the UCLA School of Theater, Film and Television. Ms. Mathews-Spradlin also guest teaches at the University of Southern California Annenberg School for Communication and Journalism, where she served as an M{2e} Executive-in-Residence in February 2015.

Qualifications: Ms. Mathews-Spradlin possesses extensive experience in global brand management and a deep understanding of the technology industry attributable to her background as a senior executive at Microsoft Corporation, one of the world’s largest technology companies. In her role as Chief Marketing Officer, she oversaw the company’s global marketing function, managed a multi-billion dollar marketing budget and an organization of several thousand people, and built demand for the company’s technology brands, including Windows, Office, Xbox, Bing and Internet Explorer. Ms. Mathews-Spradlin provides the Board with substantial and unique insights into digital media and marketing strategies, as well as an in-depth understanding of consumer-facing technology, all of which are important to the Company’s business. We believe that Ms. Mathews-Spradlin’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 50

Director Since: 2015

Current Board Committees:

Compensation

Corporate Social Responsibility

14        The Wendy’s Company 2017 Proxy Statement

MATTHEW H. PELTZ

Mr. Peltz has been a director of the Company since December 2015. Mr. Peltz is a Partner and Senior Analyst and has been a member of the Investment Team of Trian Partners since January 2008. As a senior member of the Investment Team, he sources and generates new investment ideas, leads due diligence on potential investments and focuses on portfolio construction, risk management and corporate governance matters. Prior to joining Trian Partners, Mr. Peltz was with Goldman Sachs & Co. and its affiliates from May 2006 to January 2008.

Since September 2015, Mr. Peltz has attended meetings of the board of directors and the compensation committee of Pentair plc in a non-voting, non-participating observer capacity. Mr. Peltz previously served as a director of ARG Holding Corporation, the parent company of the Arby’s® restaurant brand, from September 2012 to December 2015.

Mr. Peltz is the son of Nelson Peltz, the non-executive Chairman and a director of the Company.

Qualifications: Mr. Peltz’s qualifications to serve on our Board include his breadth of knowledge and experience in corporate finance, mergers and acquisitions, capital allocation and operational improvements attributable to his professional background, including his service as a senior member of Trian Partners’ Investment Team. Mr. Peltz also provides our Board with valuable experience and unique insight into the quick-service restaurant industry from his recent service as a director of ARG Holding Corporation. Forbes also included Mr. Peltz in the Forbes “30 Under 30” list of the 30 “brightest stars under the age of 30” in finance. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 34

Director Since: 2015

Current Board Committees:

Capital & Investment

Corporate Social Responsibility

TODD A. PENEGOR

Mr. Penegor has been a director of the Company since May 2016. He joined the Company in June 2013 and has served as our President and Chief Executive Officer since May 2016. Prior to that, he served as our President and Chief Financial Officer from January 2016 to May 2016. Mr. Penegor also served as our Executive Vice President, Chief Financial Officer and International from December 2014 to January 2016 and as our Senior Vice President and Chief Financial Officer from September 2013 to December 2014. Prior to joining the Company, Mr. Penegor worked at Kellogg Company, a global leader in food products, from 2000 to 2013 where he held several key leadership positions, including Vice President of Kellogg Company and President of U.S. Snacks from 2009 to June 2013, Vice President and Chief Financial Officer of Kellogg Europe from 2007 to 2009 and Vice President and Chief Financial Officer of Kellogg USA and Kellogg Snacks from 2002 to 2007. Prior to joining Kellogg, Mr. Penegor worked for 12 years at Ford Motor Company in various positions, including strategy, mergers and acquisitions, the controller’s office and treasury.

Mr. Penegor is actively involved with various civic organizations and serves as a trustee of the Dave Thomas Foundation for Adoption and as a member of the Michigan State University Eli Broad College of Business financial advisory board.

Qualifications: In addition to serving as our President and Chief Executive Officer, Mr. Penegor has extensive experience as an executive in the food products and consumer goods industries, including several years of senior management and leadership experience with Kellogg Company and Ford Motor Company. Mr. Penegor provides the Board with significant expertise in matters of corporate finance, business administration, investor relations, financial reporting, strategic planning, brand building and domestic and international operations, all of which are important to the Company’s business. We believe that Mr. Penegor’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 51

Director Since: 2016

Current Board Committees:

Capital & Investment

Executive

        The Wendy’s Company 2017 Proxy Statement        15

PETER H. ROTHSCHILD

Mr. Rothschild has been a director of the Company since May 2010. He served as a director of Wendy’s International from March 2006 until its merger with the Company in September 2008. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001 and the President and CEO of its wholly-owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, since 2002. Prior to founding Daroth Capital, Mr. Rothschild was a Managing Director and Co-Head of the Leveraged Finance and Industrial Finance groups at Wasserstein Perella, an investment bank, where he worked from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co. Inc. and one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, he was a Managing Director and Head of the Industrial Group at Drexel Burnham Lambert.

Mr. Rothschild previously served as a director of Deerfield Capital Corp., currently owned by FAB Partners, from December 2004 to April 2011 and as Interim Chairman of Deerfield Capital’s board of directors from April 2007 to April 2011.

Mr. Rothschild is also actively involved with various civic organizations and serves a member of The Mount Sinai Medical Center Samuel Bronfman Department of Medicine advisory board, the Tufts University School of Engineering board of advisors and the Tufts University Gordon Institute Entrepreneurial Leadership Program advisory board.

Qualifications: Mr. Rothschild has been employed as an investment banker since 1981. He has served on the board of directors of numerous companies, including Wendy’s International and Deerfield Capital, where he served as Interim Chairman. As a result of his professional background, Mr. Rothschild brings to our Board a deep understanding of corporate governance principles and extensive knowledge and experience in finance, mergers and acquisitions, capital management, corporate restructurings and the quick-service restaurant industry, all of which are important to the Company’s business. We believe that Mr. Rothschild’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 61

Director Since: 2010

Current Board Committees:

Audit

Compensation (Chair)

Nominating and Corporate Governance (Chair)

ARTHUR B. WINKLEBLACK

Mr. Winkleblack has been a director of the Company since May 2016. Mr. Winkleblack provides financial, strategic planning and capital markets consulting services for Ritchie Bros. Auctioneers, a global leader in asset management and disposition and the world’s largest industrial auctioneer, where he has served as Senior Advisor to the CEO since June 2014. He retired in June 2013 as Executive Vice President and Chief Financial Officer of H. J. Heinz Company, a global packaged food manufacturer, where he had been employed since 2002. From 1999 to 2001, Mr. Winkleblack worked at Indigo Capital as Acting Chief Operating Officer of Perform.com and Chief Executive Officer of Freeride.com. Prior to that, he served as Executive Vice President and Chief Financial Officer of C. Dean Metropoulos Group from 1998 to 1999, as Vice President and Chief Financial Officer of Six Flags Entertainment Corporation from 1996 to 1998 and as Vice President and Chief Financial Officer of Commercial Avionics Systems, a division of AlliedSignal, Inc., from 1994 to 1996. Previously, he held various finance, strategy and business planning roles at PepsiCo, Inc. from 1982 to 1994.

Mr. Winkleblack has served as a director of Church & Dwight Co., Inc. since January 2008 and Performance Food Group Company since March 2015. He previously served as a director of RTI International Metals, Inc. from December 2013 to July 2015.

Qualifications: Mr. Winkleblack has substantial experience as a senior executive and director across a broad range of industries, giving him knowledgeable perspectives on financial and strategic planning for domestic and international operations. Mr. Winkleblack’s 12 years of experience as Chief Financial Officer of a large, multinational consumer goods company enables him to bring valuable insight to the Board on a number of topics, including performance management, executive compensation, business analytics, risk management, investor relations, internal controls, financial reporting, information technology and mergers & acquisitions. His executive experience with Heinz and PepsiCo, as well as his board experience with Performance Food Group, provides a unique perspective on product supply dynamics for the quick-service restaurant industry. The Board of Directors has also determined that Mr. Winkleblack qualifies as an “audit committee financial expert” within the meaning of SEC regulations. We believe that Mr. Winkleblack’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 59

Director Since: 2016

Current Board Committees:

Audit

Nominating and Corporate Governance

16        The Wendy’s Company 2017 Proxy Statement

Required Vote

The affirmative vote of a majority of the votes cast with respect to the election of a director nominee is required to elect such nominee as a director at the Annual Meeting. Abstentions and broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE 11 DIRECTOR NOMINEES.

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CORPORATE GOVERNANCE

Board Leadership Structure

The Board of Directors is currently led by Nelson Peltz, the Company’s non-executive Chairman, and Mr. May, the Company’s non-executive Vice Chairman. Mr. Penegor, the Company’s Chief Executive Officer, also serves as a member of the Board. Meetings of the Board of Directors are called to order and led by the Chairman or, in his absence, the Vice Chairman, or in the absence of both, the Chief Executive Officer. In the absence of the Chairman, Vice Chairman and Chief Executive Officer, a majority of the directors present may elect any director present as chairman of the meeting. Non-management directors generally meet in executive session without management present after each regular Board meeting.

The Board of Directors separated the positions of Chairman and Chief Executive Officer in June 2007 when Mr. Peltz, after serving as Chairman and Chief Executive Officer of the predecessor of the Company from 1993 to June 2007, became our non-executive Chairman. The positions of Chairman and Chief Executive Officer have remained separate since that time, with Mr. Peltz currently serving as ournon-executive Chairman and Mr. Penegor currently serving as our Chief Executive Officer.

The Board believes that separating these two positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business strategies and objectives and supervising the Company’s day-to-day business operations, and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Board believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a result, enhances the Company’s prospects for success. The Board also believes that having the positions of Chairman and Chief Executive Officer separated provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

The Board of Directors has carefully considered and approved its current leadership structure and believes that this structure is appropriate and in the best interests of the Company and our stockholders, who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Peltz, and our Chief Executive Officer, Mr. Penegor.

Board Membership Criteria

The Board of Directors has adopted general Board membership criteria, which are set forth in the Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”). The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board’s assessment of potential director candidates includes an individual’s qualification as independent, as well as consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. The Company does not have a stated policy regarding the diversity of nominees or Board members; rather, the Nominating and Corporate Governance Committee and the Board view diversity (whether based on concepts such as gender, race and national origin, or broader principles such as differences in backgrounds, skills, experiences and viewpoints) as one of many elements to be considered when evaluating a particular candidate for Board membership.

The Nominating and Corporate Governance Committee considers recommendations regarding possible director candidates from any source, including stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Corporate Governance Committee, in care of the Secretary of the Company at our principal executive offices at the address provided under the caption “Contacting the Secretary and Principal Executive Offices.” The notice must: (i) include the candidate’s name, age, business address, residence address and principal occupation; (ii) describe the qualifications, attributes, skills or other qualities possessed by the candidate; and (iii) be accompanied by a written statement from the candidate consenting to serve as a director, if elected. Candidates who have been recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same manner as other potential candidates. Stockholders who wish to formally nominate a candidate for election to the Board may do so provided they comply with the applicable eligibility, notice, content, stock ownership and other requirements set forth in our Certificate of Incorporation and By-Laws, which are described under the caption “Other Matters—Stockholder Proposals for 2018 Annual Meeting of Stockholders.”

Director Independence

Under the rules and listing standards of NASDAQ, the Board of Directors must have a majority of directors who meet the criteria for independence required by NASDAQ. Pursuant to the Corporate Governance Guidelines, the Board is

18        The Wendy’s Company 2017 Proxy Statement

required to determine whether each director satisfies the criteria for independence based on all relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

In accordance with the Corporate Governance Guidelines, the Board has adopted director independence categorical standards (the “Independence Standards”) to assist the Board in determining the independence of the Company’s directors. Copies of the Corporate Governance Guidelines and the Independence Standards are available on the Company’s website at www.aboutwendys.com. Pursuant to the Independence Standards, the following relationships will preclude a director from qualifying as independent:

•

The director is, or at any time during the past three years was, an employee of the Company, or an immediate family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•

The director or an immediate family member of the director accepted, during any 12-month period within the past three years, more than $120,000 in direct or indirect compensation from the Company, other than: (i) compensation for Board or Board committee service; (ii) compensation paid to an immediate family member who is a non-executive employee of the Company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•

The director or an immediate family member of the director (i) is a current partner of the Company’s outside auditor or (ii) was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years;

•

The director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee of such other entity; or

•

The director or an immediate family member of the director is a partner in, or a controlling stockholder or an executive officer of, any organization (including a non-profit organization, foundation or university) to which the Company made, or from which the Company received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that year, other than (i) payments arising solely from investments in the Company’s securities and (ii) payments under non-discretionary charitable contribution matching programs.

In applying these objective disqualifiers, the Board of Directors will take into account any commentary, interpretations or other guidance provided by NASDAQ with respect to NASDAQ Listing Rule 5605. Under the Independence Standards, any relationships or transactions not described above will preclude a director from qualifying as independent only if:

•

The director has a “direct or indirect material interest” in such relationship or transaction within the meaning of Item 404(a) of SEC Regulation S-K and the material terms of the relationship or transaction are materially more favorable to the director than those that would be offered at the time and in comparable circumstances to unaffiliated persons; or

•

The Board of Directors, in exercising its judgment in light of all relevant facts and circumstances, determines that the relationship or transaction interferes with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Independence Standards provide that a relationship between the Company and an entity for which a director serves solely as a non-management director is not by itself material.

The Nominating and Corporate Governance Committee and the Board of Directors considered and reviewed certain transactions and relationships identified through responses to annual questionnaires completed by the Company’s directors, as well as other information presented by management related to transactions and relationships during the past three years between the Company, on the one hand, and the directors (including their immediate family members and business, charitable and other affiliates), on the other hand. As a result of these reviews, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that under applicable NASDAQ rules and the Independence Standards, (i) Mses. Hill and Mathews-Spradlin and Messrs. Kass, Levato, May, Rothschild and Winkleblack qualified as independent directors and (ii) Mr. Gilbert, if elected to the Board, will qualify as an independent director.

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In making its independence determinations with respect to Ms. Mathews-Spradlin and Messrs. Gilbert, Levato, and Rothschild, the Board noted that these directors did not have any transactions or relationships with the Company during the past three years. In making its independence determinations with respect to Ms. Hill and Messrs. Kass, May and Winkleblack, the Board of Directors considered the following transactions and relationships, each of which was deemed by the Board not to interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director:

•

Ms. Hill serves as a non-management director of Dean Foods Company, one of the leading food and beverage companies in the United States. Wendy’s and its franchisees, through independent third-party distributors, purchase products from Dean Foods Company and its subsidiaries.

•

Ms. Hill serves as a non-management director of Carlyle Group Management L.L.C., the general partner of The Carlyle Group L.P., a global alternative asset manager. In January 2015, The Carlyle Group L.P. held a 42% equity stake in Alamar Foods, a former Wendy’s master franchisee, when Alamar Foods sold its 17 Wendy’s restaurants in the United Arab Emirates and ceased operating as a Wendy’s franchisee.

•

Mr. Kass serves as an advisory partner of Trian Partners, a management company for various investment funds and accounts. As of March 27, 2017, Trian Partners beneficially owned 18.1% of our outstanding Common Stock and has been a stockholder of the Company, or its predecessor, since 2005. Nelson Peltz is Chief Executive Officer and a founding partner and Principal of Trian Partners, Peter W. May is President and a founding partner and Principal of Trian Partners and Matthew H. Peltz is a Partner and member of the Investment Team of Trian Partners. The Company is party to certain transactions and relationships with Trian Partners, as described under the caption “Certain Relationships and Related Person Transactions.”

•

Mr. May is the President and a founding partner and Principal of Trian Partners, which, as noted above, is a significant and long-term stockholder of the Company and party to that certain agreement with the Company described under the caption “Certain Relationships and Related Person Transactions.” Mr. May also served as President of the predecessor of the Company from April 1993 through June 2007. The Board of Directors considered the relationship of Trian Partners and its partners with the Company and the presence of Trian Partners representatives (including Nelson Peltz) on the board of directors of Sysco Corporation, which is one of the Company’s suppliers.

•

Mr. Winkleblack serves as a non-management director of Performance Food Group Company, a leading marketer and distributor of food and food-related products across the United States. The Company and its franchisees purchase food, beverages and supplies from Performance Food Group Company.

Two of the Company’s former directors, J. Randolph Lewis and David E. Schwab II, served on the Board of Directors until May 2016 when their respective terms expired at the Company’s 2016 annual meeting of stockholders. In February 2016, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that Messrs. Lewis and Schwab each qualified as an independent director under applicable NASDAQ rules and the Independence Standards.

Board Meetings and Attendance

The Board of Directors held five meetings during 2016. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the Board committees on which he or she served (in each case, held during the period such director served). In accordance with the Corporate Governance Guidelines, directors are expected to attend the Company’s annual meetings of stockholders. Each of the Company’s directors, other than Mr. Kass, who were then serving on the Board attended the Company’s 2016 annual meeting of stockholders.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, Performance Compensation Subcommittee and Nominating and Corporate Governance Committee. Copies of the Charter of the Audit Committee, Joint Charter of the Compensation Committee and of the Performance Compensation Subcommittee and Charter of the Nominating and Corporate Governance Committee are available on the Company’s website at www.aboutwendys.com and are available

20        The Wendy’s Company 2017 Proxy Statement

in print, free of charge, to any stockholder who requests them. The Board also has a standing Capital and Investment Committee, Corporate Social Responsibility Committee and Executive Committee. The current members of each Board committee are identified in the table below.

NAME	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE	CAPITAL AND INVESTMENT	CORPORATE SOCIAL RESPONSIBILITY	EXECUTIVE

Nelson Peltz					Chair	Chair

Peter W. May*				Chair	✓	✓

Emil J. Brolick					✓

Janet Hill* (3)		✓ (1)

Dennis M. Kass*	✓	✓ (1)

Joseph A. Levato*	Chair (2)	✓	✓			✓

Michelle J. Mathews-Spradlin*		✓ (1)			✓

Matthew H. Peltz				✓	✓

Todd A. Penegor				✓		✓

Peter H. Rothschild*	✓	Chair (1)	Chair

Arthur B. Winkleblack*	✓ (2)		✓

*	Independent Director.

(1)	Also serves as a member of the Performance Compensation Subcommittee.

(2)	Audit Committee Financial Expert.

(3)	Not standing for re-election at the Annual Meeting.

AUDIT COMMITTEE

Number of Meetings in 2016:  9

Committee Functions:  The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, and assists the Board in fulfilling its oversight responsibility relating to:

•

The integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls and other financial information provided by the Company;

•	The performance of the Company’s internal audit function;

•

The annual independent audit of the Company’s financial statements, the engagement of the Company’s independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance;

•	The Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures; and

•	Discussing risk assessment and risk management policies, particularly those involving major financial risk exposures.

Independence and Financial Literacy:  The Board has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements of NASDAQ and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that two members of the Audit Committee, Messrs. Levato and Winkleblack, each qualify as an “audit committee financial expert” under applicable SEC rules and regulations and as a “financially sophisticated” audit committee member under applicable NASDAQ rules.

Audit Committee Report:  The report of the Audit Committee with respect to 2016 is provided below under the caption “Audit Committee Report.”

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COMPENSATION COMMITTEE AND PERFORMANCE COMPENSATION SUBCOMMITTEE

Number of Meetings in 2016:  4 joint meetings

Committee Functions:  The Compensation Committee assists the Board in discharging its responsibility relating to compensation of the Company’s directors and executive officers, including administering any salary, compensation and incentive plans that the Committee is designated by the Board to administer.

In May 2016, the Compensation Committee assumed certain responsibilities of the Benefits & Investment Committee upon the merger of that committee into the Compensation Committee, including performing certain settlor functions with respect to the Company’s ERISA plans and appointing and monitoring members of our Investment Review Committee and Benefits Administrative Committee (two committees composed of Company employees responsible for oversight of our ERISA plans), as described below under the caption “Compensation Committee—Responsibilities and Governance.”

The Performance Compensation Subcommittee (the “Subcommittee”) was also established by the Board in 1997 to administer the Company’s compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), including the Company’s 2010 Omnibus Award Plan (as amended, the “2010 Omnibus Award Plan”), and any other salary, compensation and incentive plans that the Subcommittee is designated by the Board to administer.

The processes and procedures employed by the Compensation Committee and the Subcommittee in considering and determining executive and director compensation are described below under the caption “Compensation Committee—Responsibilities and Governance.”

Independence:  The Board has determined that each member of the Compensation Committee and the Subcommittee satisfies the independence requirements of NASDAQ. In addition, each member of the Subcommittee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Section 16 of the Exchange Act.

Compensation Committee Report:  The report of the Compensation Committee with respect to 2016 is provided below under the caption “Compensation Committee Report.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Number of Meetings in 2016:  5

Committee Functions:  The Nominating and Corporate Governance Committee assists the Board by:

•	Identifying individuals qualified to become members of the Board, consistent with any guidelines and criteria approved by the Board;

•	Considering and recommending director nominees for the Board to select in connection with each annual meeting of stockholders;

•	Considering and recommending nominees for election to fill any vacancies on the Board and to address related matters;

•	Developing and recommending to the Board corporate governance principles applicable to the Company; and

•	Overseeing an annual evaluation of the Board’s performance.

Independence:  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of NASDAQ.

OTHER BOARD COMMITTEES

Capital and Investment Committee.  The Capital and Investment Committee is responsible for approving the investment of the Company’s excess funds (i.e., funds not currently required for operations or acquisitions) and exercising approval authority for certain transactions (such as capital expenditures, acquisitions, dispositions and borrowings) within amounts specified by the Board.

Corporate Social Responsibility Committee.  The Corporate Social Responsibility Committee is responsible for reviewing and approving the Company’s charitable contributions (subject to review and approval by the Audit Committee of any proposed charitable contribution that would constitute a related person transaction) and recommending to the Board any changes to the maximum amount of charitable contributions that may be made by the Company in any fiscal year. The Committee also oversees the Company’s social responsibility initiatives.

22        The Wendy’s Company 2017 Proxy Statement

Executive Committee.  During intervals between meetings of the Board, the Executive Committee may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, including, without limitation, all such powers and authority as may be permitted under Section 141(c)(2) of the Delaware General Corporation Law.

Executive Sessions of the Board

The Board of Directors holds regularly scheduled executive sessions in which non-management directors meet without any members of management present. The Chairman or, in his absence, the Vice Chairman, presides over these executive sessions. The Board also meets at least twice a year in executive session with only independent directors present. Annually, the Chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee rotate presiding over these executive sessions, with Mr. Rothschild presiding in 2016.

Board’s Role in Risk Oversight

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including financial, operational, compliance and strategic risks. While the Board has primary responsibility for risk oversight, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of responsibility. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent registered public accounting firm the Company’s major risk exposures (with particular emphasis on financial risk exposures), the adequacy and effectiveness of the Company’s accounting and financial controls and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Compensation Committee considers risks presented by the Company’s compensation policies and practices for its executive officers and other employees, as discussed below under the caption “Compensation Risk Assessment.” The Nominating and Corporate Governance Committee reviews risks related to the Company’s corporate governance structure and processes, including director qualifications and independence, stockholder proposals related to governance, succession planning and the effectiveness of our Corporate Governance Guidelines. The Board’s risk oversight function is also supported by a Risk Oversight Committee composed of members of senior management. The Risk Oversight Committee is exclusively devoted to prioritizing and assessing all categories of enterprise risk, including risks delegated by the Board of Directors to the Board committees, as well as other operational, compliance and strategic risks facing the Company. Each of these committees reports directly to the Board.

The Board believes that its current leadership structure supports the risk oversight function of the Board. Having the roles of Chief Executive Officer and Chairman filled by separate individuals allows the Chief Executive Officer to lead senior management in its supervision of the Company’s day-to-day business operations, including the identification, assessment and mitigation of material risks, and allows the Chairman to lead the Board in its oversight of the Company’s risk assessment and risk management activities.

Compensation Risk Assessment

As part of the Board’s risk oversight function, the Compensation Committee conducts an annual review of compensation-related risk. In February 2017, the Compensation Committee and its independent advisors met with management to review management’s conclusion that the Company’s compensation policies and practices for its employees do not create risks that are reasonably likely to have a material adverse effect on the Company. Management reviewed with the Compensation Committee the various factors underlying management’s conclusion, including the performance objectives and target levels used in connection with the Company’s incentive awards, as well as the features of the Company’s compensation plans that are designed to mitigate compensation-related risk, including the following:

•	Plan and award metrics are tied directly to overall profitability;

•

Various methods for delivering compensation are utilized, including cash-based and equity-based incentives with different time horizons that provide a balanced mix of both short-term and long-term incentives;

•	Performance-based awards have fixed maximum payouts;

•

The Company has the right to reduce or eliminate payouts under incentive awards through the use of negative discretion, including if a participant’s behavior is in conflict with the Company’s Code of Business Conduct and Ethics or any other Company policy or procedure;

•

Annual incentive payouts are not made until the Company’s financial statements are audited by the Company’s independent registered public accounting firm and plan results are certified by the Chief Financial Officer; and

        The Wendy’s Company 2017 Proxy Statement        23

•

All incentive awards granted under the 2010 Omnibus Award Plan contain clawback provisions in favor of the Company in the event the Company is required to materially restate its financial statements or a court determines that a participant has engaged in a “detrimental activity” (as defined in the plan).

With respect to the Company’s compensation program for executive officers, the Compensation Committee believes that this program is appropriately designed to support the Company’s business objectives by linking executive compensation to individual performance, the Company’s attainment of annual and multi-year operating and financial goals and the creation of long-term stockholder value. The executive compensation program includes the following features that are designed to prevent risk-taking that could have a material adverse effect on the Company:

•	Base salaries represent a sufficient component of executives’ total cash compensation so that excessive risk-taking that may be associated with performance-based compensation is mitigated;

•

Performance goals and metrics under the Company’s annual cash incentive plan are based upon realistic operating levels that can be attained without taking inappropriate risks or deviating from normal operations or approved strategies;

•	Long-term equity incentive awards are based in part upon the Company’s performance over a multi-year period, which mitigates against the taking of short-term risk;

•

Incentive compensation plan design allows for adjustment of performance metrics for non-recurring and other special items so that executives are rewarded based on the Company’s actual operating results;

•	Equity-based awards represent a significant portion of executives’ total compensation, which links executive compensation to the long-term value of our Common Stock; and

•

The Board of Directors has adopted Stock Ownership and Retention Guidelines that require significant stock ownership by executives, which further aligns the interests of executives with the interests of stockholders.

Code of Business Conduct and Ethics and Related Governance Policies

The Board of Directors has adopted several governance policies to support its risk oversight function, including a Code of Business Conduct and Ethics (the “Code of Ethics”), a Securities Trading Policy and a Public Disclosure Policy.

Code of Ethics.  The Code of Ethics is designed to ensure that the Company’s business is conducted with integrity. The Code of Ethics sets forth the Company’s standards and expectations regarding business relationships, franchisee relations, compliance with law, business conduct, conflicts of interest, use of Company assets, confidential information and recording and reporting information. The Code of Ethics applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Ethics is available on the Company’s website at www.aboutwendys.com. Any amendments to or waivers from the Code of Ethics that are required to be disclosed by applicable SEC rules will also be posted on the Company’s website.

Securities Trading Policy.  The Securities Trading Policy is intended to assist the Company and its directors, officers and employees in complying with federal and state securities laws and avoiding even the appearance of questionable or improper conduct in connection with securities transactions. Under the Securities Trading Policy, covered persons:

•	May not trade in Company securities if they are aware of material nonpublic information;

•	May not trade in the securities of another company if they are aware of material nonpublic information about that company which was obtained during the course of their employment with the Company;

•	May not speculate in Company securities through engaging in puts, calls or short positions;

•	May not engage in any other hedging transactions without pre-clearance from the Company’s legal department;

•	May not share material nonpublic information with others or recommend to anyone the purchase or sale of any securities when they are aware of material, undisclosed information; and

•	Must comply with certain pre-clearance and blackout procedures described in the policy.

Public Disclosure Policy.  The Public Disclosure Policy is intended to support the Company’s commitment to providing timely, transparent, consistent and credible information to the investing public, consistent with legal and regulatory requirements, including the SEC’s Regulation FD (Fair Disclosure). Regulation FD prohibits the Company or persons acting on its behalf from disclosing material nonpublic information to securities market professionals or stockholders before disclosing the information to the general public. The Public Disclosure Policy covers all directors, officers and employees of the Company and sets forth certain procedures and requirements that are applicable to:

24        The Wendy’s Company 2017 Proxy Statement

•	Disclosures in documents filed with the SEC;

•	Statements made in annual, quarterly and current reports, press releases, communications with analysts, investors and the media, speeches and presentations; and

•	Information contained on the Company’s website.

Board’s Role in Succession Planning

As reflected in our Corporate Governance Guidelines, one of the key responsibilities of the Board of Directors is planning for Chief Executive Officer succession. Succession planning addresses both contingency planning for emergencies (such as death or disability) and succession in the ordinary course of business (such as retirement). The Board’s goal is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the Chief Executive Officer. The Board has delegated oversight responsibility for succession planning to the Nominating and Corporate Governance Committee, which periodically reviews succession plans and makes recommendations to the Board in the event of an emergency or the retirement of the Chief Executive Officer.

The Board of Directors, with input from the Nominating and Corporate Governance Committee, conducts a periodic review of senior leadership succession plans. During this review, the Board discusses with the Chief Executive Officer and Chief People Officer organizational needs, competitive challenges, candidates for senior leadership positions, succession timing for those positions and development plans for high-potential candidates.

During 2015 and 2016, the Board of Directors was actively engaged in succession planning. In October 2015, the Company announced that Mr. Brolick planned to retire from management duties with the Company in May 2016. As part of the succession plan approved by the Board, Mr. Penegor was appointed President of the Company in January 2016 and succeeded Mr. Brolick in the Chief Executive Officer role in May 2016 after a transition period that began in the first quarter of 2016. Mr. Brolick continues to serve on the Board of Directors following his retirement to ensure continuity of leadership and strategic focus for the Company.

Board and Committee Evaluations

Pursuant to our Corporate Governance Guidelines, the Board of Directors and its committees conduct annual self-evaluations under the direction of the Nominating and Corporate Governance Committee. The evaluations are intended to provide the Board and its committees with an opportunity to evaluate their performance for the purpose of improving Board and committee processes and effectiveness. As part of the Board’s self-evaluation, directors consider and provide feedback on a range of issues, including interactions with and information flow from management, nature and scope of agenda items, adequacy and efficiency of meetings, Board structure and composition, committee composition and responsibilities, processes to ensure open communication and timely action, the effectiveness of executive sessions and consideration of stockholder value and interests. Committee self-evaluations are led by the committee chairs and include, among other topics, a review of the roles and responsibilities set forth in the committee charters, interactions with and information flow from management, nature and scope of agenda items, adequacy and efficiency of meetings, committee structure and composition, committee resources and the role of outside consultants and advisors. The results of the committee self-evaluations are discussed with the full Board.

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COMPENSATION COMMITTEE—RESPONSIBILITIES AND GOVERNANCE

Scope of Authority and Responsibilities

The primary purpose of the Compensation Committee is to assist the Board of Directors in discharging the Board’s responsibilities relating to the compensation of the Company’s executive officers and directors. In carrying out its duties, the Compensation Committee:

•

Reviews and approves the goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and determines, or recommends to the Board for determination, the compensation of the Chief Executive Officer based on such evaluation;

•

Reviews and approves the goals and objectives relevant to the compensation of the Company’s other executive officers, oversees an evaluation of the effectiveness of the compensation program for such officers and determines the compensation of such officers taking into consideration any matters the Compensation Committee deems relevant, including any recommendations made by the Chief Executive Officer and the Compensation Committee’s independent outside compensation consultant;

•

Reviews and approves the overall compensation philosophy, policies and procedures for the Company’s executive officers, including the use of employment agreements, severance plans and arrangements, deferred compensation plans and other executive benefits and perquisites;

•

Reviews and advises the Board with respect to executive officer incentive programs, compensation plans and equity-based plans, and administers such plans as the Board designates, including determining awards to be granted to executive officers and other employees under such plans and evaluating the achievement of goals and objectives established under such plans;

•

Reviews the competitiveness and appropriateness of the compensation program for the Company’s non-employee directors, and approves or makes recommendations to the Board of Directors with respect to non-employee director compensation and perquisites;

•

Reviews and discusses the Compensation Discussion and Analysis prepared by management and determines whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and annual report;

•

Reviews and evaluates with management whether the Company’s compensation policies and practices for executive officers and other employees create risks that are reasonably likely to have a material adverse effect on the Company and reviews any related disclosure required by SEC rules and regulations to be included in the Company’s proxy statement;

•

Provides recommendations to the Board on compensation-related proposals to be considered at stockholder meetings, including say-on-pay and say-on-frequency advisory votes, reviews the results of any stockholder advisory votes on executive compensation matters and considers whether to implement, or recommend to the Board the implementation of, any modifications to the Company’s compensation programs and policies in response to such voting results;

•	Performs all settlor functions with respect to the Company’s 401(k) plan and other pension, profit sharing, thrift or other retirement plans and ERISA welfare benefit plans;

•

Review, approve and adopt any new retirement plan, or any amendment to the Company’s 401(k) plan or other retirement plan, that would result in a material cost increase or material change in benefit levels, subject to applicable plan documents;

•

Appoint, monitor and remove, if necessary, members of the Investment Review Committee and Benefits Administrative Committee, conduct an annual review of such committees and make additions or changes to such committees’ responsibilities as the Compensation Committee considers appropriate, including the delegation of specific compliance monitoring, plan review or other ERISA plan-related responsibilities; and

•	Conduct an annual review of the operation of each Company ERISA plan, except as otherwise specified in the applicable plan documents.

Compensation of Executive Officers and Directors

The actions taken by the Compensation Committee and the Subcommittee during 2016 with respect to the compensation of the Company’s Named Executive Officers are discussed below under the caption “Compensation Discussion and Analysis.” The actions taken by the Compensation Committee during 2016 with respect to the compensation of the Company’s non-management directors are discussed below under the caption “Compensation of Directors.”

26        The Wendy’s Company 2017 Proxy Statement

Authority to Delegate

The Compensation Committee and the Subcommittee each may delegate authority to subcommittees composed of one or more of its members, and also may delegate authority to its Chair when it deems appropriate, subject to the terms of its charter. The Compensation Committee and the Subcommittee also may delegate to one or more directors or officers the authority to make grants of equity-based compensation to eligible employees who are not executive officers, subject to the terms of the Company’s compensation plans and applicable legal and regulatory requirements. Any director or officer to whom the Compensation Committee or the Subcommittee grants such authority must regularly report any grants so made, and the Committee or the Subcommittee may revoke any delegation of authority at any time.

Role of Compensation Consultants and Other Advisors

In carrying out its responsibilities, the Compensation Committee periodically reviews and evaluates the components and competitiveness of the Company’s executive compensation program, using information drawn from a variety of sources, including information provided by outside compensation consultants, legal counsel and other advisors, as well as the Committee’s own experience in recruiting, retaining and compensating executives. The Compensation Committee has the sole authority to retain and oversee the work of outside compensation consultants, legal counsel and other advisors in connection with discharging its responsibilities, including the sole authority to determine such consultants’ or advisors’ fees and other retention terms. The Company provides such funding as the Compensation Committee determines to be necessary or appropriate for payment of compensation to consultants and advisors retained by the Committee.

Since December 2009, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent outside compensation consultant. Representatives from FW Cook regularly attend Compensation Committee meetings and provide advice to the Committee on a variety of compensation-related matters. The Compensation Committee seeks input from FW Cook on competitive market practices, including evolving trends and best practices. During 2016, FW Cook assisted the Compensation Committee with respect to the design of the Company’s executive compensation program, including base salary levels, the 2016 cash incentive plan and the 2016 long-term equity incentive awards for the Chief Executive Officer and other senior executives. FW Cook also advised the Compensation Committee in connection with its review and approval of compensation packages offered to new executives hired by the Company and modifications to the executive compensation program for 2017. At the request of the Compensation Committee, FW Cook periodically reviews the compensation components and levels of the Company’s executive officers and advises the Committee on the appropriateness of the Company’s executive compensation program in the context of its overall compensation philosophy. Under the terms of its engagement, FW Cook does not provide any other services to the Company and works with management only on matters for which the Compensation Committee has oversight responsibility. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC and NASDAQ rules (including consideration of the six independence factors specified in NASDAQ Listing Rule 5605(d)(3)(D)) and concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent compensation consultant to the Committee.

Management provides information and makes recommendations to the Compensation Committee from time to time regarding the design of the Company’s executive compensation program. In formulating its recommendations, management reviews information from a variety of sources, including information provided by outside compensation consultants. During 2016, management engaged Willis Towers Watson to serve as management’s outside compensation consultant. Willis Towers Watson provided market data and other information to management in connection with the design of the Company’s executive compensation program, including a review of base salary, total cash compensation and total direct compensation levels for the Chief Executive Officer and other senior executives. Willis Towers Watson also advised management on potential voting recommendations by proxy advisory firms with respect to the Company’s executive compensation program. Certain of the market data and other information provided by Willis Towers Watson was also made available to the Compensation Committee and its independent outside compensation consultant, FW Cook.

Role of Executive Officers

The Company’s executive officers provide support and assistance to the Compensation Committee and the Subcommittee on a variety of compensation-related matters. Each year, the Chief Executive Officer and other senior executives provide input to the Subcommittee regarding the design of the Company’s annual cash incentive plan and

        The Wendy’s Company 2017 Proxy Statement        27

annual long-term equity incentive plan, including proposed performance goals and objectives and a list of participants eligible to receive awards. The Subcommittee then determines the structure and components of the annual cash incentive and long-term equity incentive awards after considering management’s recommendations, as well as input from the Subcommittee’s independent outside compensation consultant. With respect to performance-based awards, following the completion of each performance period, the Chief Financial Officer provides the Subcommittee with a certification of the Company’s actual performance relative to the stated performance goals and the resulting payouts to participants based on such performance. Under the terms of the annual cash incentive plan, payouts to executives other than the Chief Executive Officer can be adjusted by the Subcommittee by up to +/-25% (subject to the maximum incentive award opportunities established by the Subcommittee for purposes of Section 162(m) of the Internal Revenue Code) at the recommendation of the Chief Executive Officer, based on his assessment of each executive’s individual performance. The Subcommittee then determines the actual incentive payouts to eligible participants after taking into account Company and individual performance and any other relevant facts and circumstances.

The Chief Executive Officer and other executives with expertise in compensation, benefits, tax, accounting and legal matters provide information and make recommendations to the Compensation Committee from time to time on compensation-related matters, including proposed employment, retention, relocation, severance and other compensatory arrangements, base salary levels, annual cash incentive plans, long-term equity incentive awards, annual compensation risk assessments and evolving trends and best practices in executive compensation. Executives also present information to the Compensation Committee regarding the Company’s business and financial performance, strategic initiatives, legal and regulatory developments and other relevant matters. In accordance with applicable NASDAQ rules, the Chief Executive Officer may not be present during any voting or deliberations by the Compensation Committee or Subcommittee with respect to his compensation.

Compensation Committee Interlocks and Insider Participation

Six non-management directors served on the Compensation Committee during 2016: Ms. Hill, Mr. Kass (upon his appointment to the Compensation Committee on May 26, 2016), Mr. Levato, Ms. Mathews-Spradlin, Mr. Rothschild (upon his appointment to serve on and as the Chair of the Compensation Committee on May 26, 2016) and Mr. Schwab (serving as Chair until his retirement from the Board on May 26, 2016).

During 2016: (i) no member of the Compensation Committee had ever served as an officer or employee of the Company, except that from 1993 to 1996, Mr. Levato served as the Company’s Executive Vice President and Chief Financial Officer; (ii) no member of the Compensation Committee was party to any related person transaction or other relationship requiring disclosure under Item 404 of SEC Regulation S-K; and (iii) none of the Company’s executive officers served as a member of the board of directors or the compensation committee, or a similar committee, of any other entity, one of whose executive officers served on the Board of Directors, the Compensation Committee or the Subcommittee.

28        The Wendy’s Company 2017 Proxy Statement

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017.

The Compensation Committee:

Peter H. Rothschild, Chair

Janet Hill

Dennis M. Kass

Joseph A. Levato

Michelle J. Mathews-Spradlin

*

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference into such other filing.

        The Wendy’s Company 2017 Proxy Statement        29

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation objectives, philosophy and practices and discusses the compensation that was awarded during 2016 to the individuals identified below as our named executive officers (collectively, the “Named Executive Officers” or “NEOs”).

Named Executive Officers

NAME	POSITION
Todd A. Penegor	President and Chief Executive Officer
Emil J. Brolick	Former Chief Executive Officer (through May 26, 2016)
Gunther Plosch	Chief Financial Officer
Robert D. Wright	Executive Vice President, Chief Operations Officer and International
Kurt A. Kane	Chief Concept & Marketing Officer
Scott A. Weisberg	Chief People Officer

Compensation Discussion and Analysis – At a Glance

2016 Executive Summary

During 2016, the Company made significant strategic and financial progress through our brand transformation efforts, which has poised the Company for global growth, improved efficiency and an enhanced customer experience. We achieved strong operating and financial results and continued to execute our brand vision to Delight Every Customer™ by providing a Deliciously Different™ restaurant experience, which has led to 16 consecutive quarters of positive same-restaurant sales in North America. In 2016, the Company also achieved the highest total and net new global restaurant openings since 2005. We drove significant improvements in both our corporate and restaurant-level economic model, completed our System Optimization initiative, continued to strengthen the Wendy’s franchise system and created significant value for stockholders. Looking forward, the Company is poised to achieve our 2020 global growth goals by building upon the Company’s current operating momentum, growing the customer base of our Company-operated and

30        The Wendy’s Company 2017 Proxy Statement

franchised restaurants, expanding brand access, enhancing restaurant-level profitability and implementing a more efficient cost structure that includes accelerated general & administrative cost savings. The Company’s key operating and financial results for 2016, along with a summary of key strategic achievements, are highlighted below. Please refer to Annex A for a reconciliation of the non-GAAP financial measures (adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share and free cash flow) referred to below and in this Compensation Discussion and Analysis.

•	Improving the Core Economic Model

➢	Delivered adjusted earnings per share growth of 21% to $0.40.

➢	Generated $391.9 million of adjusted EBITDA despite selling 310 Company-operated restaurants.

➢	Improved adjusted EBITDA margin[1] by 630 basis points to 27.3%.

➢	Achieved North America system same-restaurant sales growth of 1.6% (4.9% on a two-year basis).

➢	Improved Company-operated restaurant margins by 140 basis points to 19.1%.

➢	Attained positive year-over-year free cash flow[2] with year-over-year growth of $70.5 million.

•	Transforming the Wendy’s Brand through Image Activation

➢

Accelerated the enhancement of the Wendy’s brand image by reimaging 521 North America restaurants and building 99 new North America restaurants and 50 new International restaurants, all with innovative interior and exterior designs through our Image Activation program.

➢	Achieved highest global total and net new restaurant openings since 2005, with 149 global new restaurant openings and 58 global net new restaurant openings.

➢	Maintained pace to have at least 70% of Wendy’s global system restaurants on our Image Activation design by 2020, an acceleration versus our previous goal of 60%+ from one year ago.

➢	Continued to contemporize and elevate the restaurant experience and drive increased traffic and higher sustained sales through Image Activation restaurants.

•	Strengthening the Wendy’s System

➢

Completed the third phase of our System Optimization initiative, which included the sale of 310 Company-operated restaurants to new and existing franchisees with a commitment to high operating standards, reimaging and new restaurant development.

➢	Reduced Company-operated restaurant ownership to approximately 5% of the total system.

➢	Facilitated franchisee-to-franchisee transfers (“Buy and Flips”) of 144 restaurants to ensure restaurants are operated by well-capitalized franchisees who are committed to long-term growth.

➢	Committed to strategic restaurant purchases and sales to further strengthen our franchisee base, drive new restaurant development and accelerate Image Activation.

•	Creating Significant Value for Stockholders

➢	Returned nearly $400.0 million in cash to stockholders through $335.0 million in share repurchases, reducing our shares outstanding by approximately 9.5%, and $63.8 million in dividends.

➢	Delivered one-, three- and five-year total stockholder return of 28%, 65% and 183%, respectively.

➢

Increased our quarterly dividend rate by 8.0% to 6.5 cents per share in the fourth quarter of 2016, then subsequently announced in February 2017 an additional 8.0% increase from 6.5 cents per share to 7.0 cents per share.

➢	Announced a new $150.0 million share repurchase authorization from our Board of Directors in February 2017.

The following graph illustrates our total stockholder return over the past three years relative to the S&P MidCap 400® index, assuming an initial investment of $100 and reinvestment of all dividends when received.

[1]	The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by total revenues. (See Annex A for the calculation of adjusted EBITDA margin for 2016.)

[2]

The Company defines “free cash flow” as cash flows from operations minus capital expenditures, both as reported under GAAP. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. (See Annex A for a reconciliation of non-GAAP financial measures.)

        The Wendy’s Company 2017 Proxy Statement        31

The Company’s strong performance in 2016 was reflected in the compensation delivered to our senior executives, as described in this Compensation Discussion and Analysis and set forth under the “2016 Summary Compensation Table” and the related compensation tables, notes and narrative that follow. Our North America system same-restaurant sales and adjusted EBITDA performance resulted in an annual cash incentive payout at 124.0% of target, prior to adjustment for individual performance (other than for the Chief Executive Officer). In addition, performance unit awards granted to senior executives in February 2014 were based on the Company’s adjusted earnings per share performance over the three-year performance period beginning December 30, 2013 and ending January 1, 2017, and were earned at 110.0% of target.

Our stockholders expressed positive support of our compensation governance through their 2016 annual say-on-pay advisory vote, and the Compensation Committee continues to evaluate ways to further strengthen our commitment to best practices in compensation governance. For 2017, our annual cash incentives retained the weightings of our key growth and earnings performance metrics—same-restaurant sales at 40% and adjusted EBITDA at 60%. Our long-term equity incentives also retained the equal weighting of the performance unit and stock option components at 50% of grant value for each. The table below highlights key features of our executive compensation program that demonstrate the Company’s commitment to protecting stockholder interests through sound compensation governance practices.

WHAT WE DO		WHAT WE DO NOT DO
✓	Hold an annual say-on-pay advisory vote for stockholders.

    Provide annual or multi-year incentive guarantees.

    Provide excessive perquisites or benefits to executives.

    Grant equity awards at less than fair market value.

    Offer pension benefits to executives.

    Pay dividends on equity awards that are not earned or vested.

    Gross-up excise taxes upon a change in control.

    Reprice underwater stock options.

    Permit speculative trading, hedging or derivative transactions in our Common Stock.

✓	Engage independent outside compensation consultants and utilize market and industry data to ensure we compensate fairly and competitively, but not excessively.
✓	Balance short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results.
✓	Set meaningful performance goals at the beginning of annual and multi-year performance periods.
✓

Mitigate undue risk-taking by utilizing multiple performance metrics, imposing caps on individual payouts, employing a clawback policy for equity awards and performing an annual compensation risk assessment.

✓	Use an appropriate mix of cash and non-cash compensation, with an emphasis on variable (at-risk) compensation.
✓	Limit accelerated vesting of equity awards by requiring a “double trigger” upon a change in control.
✓	Set significant stock ownership and retention guidelines for the Chief Executive Officer and other executives.

32        The Wendy’s Company 2017 Proxy Statement

Internal Succession of Chief Executive Officer Role

In addition to the financial and strategic achievements described above, 2016 also was marked by the successful, seamless transition of the Chief Executive Officer role. In December 2015, the Company announced a succession plan under which Mr. Brolick, who was then serving as our President and Chief Executive Officer, would retire from his management duties in May 2016. As part of this plan, Mr. Penegor, who had been our Executive Vice President, Chief Financial Officer and International, assumed the duties of President of the Company effective January 4, 2016 and then succeeded Mr. Brolick as Chief Executive Officer effective May 26, 2016. Following his retirement, Mr. Brolick continues to serve on the Board of Directors. The thoughtful internal transition of the Chief Executive Officer role from Mr. Brolick to Mr. Penegor allowed for continuity of leadership, maintained focus on strategic planning and critical operating goals and preserved the Company’s strong alignment with our franchisees. Also as part of the succession plan, in May 2016, Mr. Penegor transitioned his duties as Chief Financial Officer to Mr. Plosch, and Mr. Wright took on additional oversight of our International division in addition to maintaining his existing duties as Executive Vice President and Chief Operations Officer. The completion of the succession plan and the additions of experienced, high performing executive talent provide a strong leadership foundation to foster the Company’s continued growth and achievement of strategic goals.

A Philosophy of Pay-for-Performance

Objectives of the Executive Compensation Program

The compensation program for the Company’s senior executives is designed to support the Company’s business objectives by linking executive compensation to individual performance, the Company’s attainment of annual and multi-year operating and financial goals and the creation of long-term stockholder value. The primary objectives of the executive compensation program are to:

•	Motivate achievement of the Company’s performance objectives;

•	Attract and retain highly qualified executives by paying competitive compensation levels if performance commensurate to peers is achieved; and

•	Align the interests of executives with those of the Company’s stockholders.

Emphasis on Variable Compensation

The Compensation Committee believes that a substantial portion of the total compensation for senior executives should be variable (i.e., at-risk) and tied to Company performance. Variable compensation is dependent on our financial and operational success and the achievement of strategic business objectives that create value for our stockholders. This pay-for-performance philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

Total direct compensation for senior executives is composed of three elements: (i) base salary; (ii) annual cash incentives; and (iii) long-term equity incentives. The charts below illustrate how these three components (at targeted levels of performance) were allocated for 2016 to create the overall pay mix for the Chief Executive Officer and the other NEOs as a group (excluding Mr. Brolick, who retired from the Company during 2016 and did not receive a full-year of compensation).

As reflected by the charts, performance-based incentives constitute the most significant portion of total direct compensation for senior executives, consistent with the Company’s pay-for-performance philosophy. By utilizing a high

        The Wendy’s Company 2017 Proxy Statement        33

proportion of at-risk compensation, the executive compensation program offers senior executives an opportunity for increased compensation in the event of successful Company performance, matched with the prospect of reduced compensation in the event Company performance goals are not achieved.

Alignment of CEO Compensation and Company Performance

Our annual cash incentives and long-term equity incentives are designed to motivate and reward executive performance based on the Company’s achievements under the four key performance metrics of our 2016 annual and long-term incentive plans.3 Highlighting the alignment between our executive pay and Company performance, the charts below show the total direct compensation of our Chief Executive Officer as compared to the Company’s performance under these four metrics.

CEO Compensation

This chart indicates the total direct compensation of our Chief Executive Officer for each of 2014, 2015 and 2016, as reported in the “2016 Summary Compensation Table.” Mr. Brolick’s compensation is shown for 2014 and 2015, and the amount shown for 2016 reflects only Mr. Penegor’s compensation and does not include any of Mr. Brolick’s compensation.

Same-Restaurant Sales

On a one- and two-year basis, the Company experienced positive same-restaurant sales growth that was achieved by our focus on driving profitable customer counts supported by a balanced marketing strategy.

Adjusted EBITDA

The Company’s continued brand transformation and aim to generate higher quality of earnings resulted in a significant increase in adjusted EBITDA margin from 17.8% to 27.3%. Our adjusted EBITDA remained resilient despite the lost adjusted EBITDA attributed to the sale of 892 Company-operated restaurants in 2014, 2015 and 2016.

[3]

See Annex A for a reconciliation of non-GAAP financial measures. The Company’s 2014 and 2015 adjusted EBITDA and adjusted earnings per share have been reclassified to conform to the 2016 presentation to reflect (i) the Company’s sale of its bakery operations in May 2015 and presentation of its bakery results as discontinued operations and (ii) changes to the Company’s presentation of its System Optimization initiative in its statements of operations beginning in 2015. The Company has provided reclassified statements of operations and updated reconciliations of non-GAAP financial measures on the Investors section of its website under “Non-GAAP Financial Measures.”

34        The Wendy’s Company 2017 Proxy Statement

Adjusted Earnings per Share The strength of the Company’s business model has generated consistent adjusted earnings per share accretion that creates value for our stockholders.

Relative Total Stockholder Return

Our stockholders were rewarded by the Company’s continued growth in our stock price and dividends, including a 30% increase in the quarterly dividend rate, over this three-year period.

As discussed under the “Emphasis on Variable Compensation” caption above, a substantial portion of our NEO compensation is at-risk compensation. This correlation between executive compensation and Company performance and business results is an important component of our executive compensation strategy, which has been effective in establishing a strong alignment between the Company’s executive compensation and the interests of our stockholders, as well as our ability to attract, motivate and retain executive talent. This pay-for-performance strategy has resulted in Chief Executive Officer compensation that is reasonable and directly aligned with the Company’s business objectives.

Elements of Executive Compensation

The primary components of the executive compensation program are described in the table below.

COMPONENT	PURPOSE

Base Salary	• Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.

Annual Cash Incentives	• Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.

Long-Term Equity Incentives

•    Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multi-year strategic business objectives.

•    Create a direct link between executive pay and the long-term performance of our Common Stock.

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice.

How Executive Compensation is Determined

On an annual basis, the Compensation Committee reviews the effectiveness of our executive compensation philosophy, evaluates the performance of our senior executives and establishes the executive compensation program for the current year. In determining the appropriate compensation package for senior executives, the Compensation Committee, in consultation with its independent outside compensation consultant, FW Cook, considers a number of factors, including: (i) individual and Company performance; (ii) scope of responsibilities and relative importance of each role; (iii) qualifications and experience; (iv) competitive market practice; (v) internal pay equity; (vi) alignment with stockholder interests; and (vii) creation of long-term stockholder value.

        The Wendy’s Company 2017 Proxy Statement        35

For 2016, consistent with prior years, the Compensation Committee utilized the following approach to guide the Committee in making executive compensation decisions:

•

Targeted Compensation Levels. Compensation levels for base salary, annual cash incentives and long-term equity incentives are targeted at the competitive range of market median (i.e., +/-10% for base salary, +/-15% for target total cash compensation and +/-20% for target total direct compensation), on average, with realized actual compensation above or below that median range based on individual and Company performance. Individual executive compensation levels may be set above or below the median range depending on unique situations, such as recruiting considerations for new hires, sustained high performance and the degree to which the Company position has greater or lesser responsibilities than the comparable market or industry position.

•

Competitive Market Reference. Data from companies with comparable revenue size included in the Willis Towers Watson U.S. CDB General Industry Executive Compensation Survey Report (“General Industry Data”) is used as a reference point to evaluate the overall competitiveness of our executive compensation levels. Data from the Chain Restaurant Total Rewards Association Survey Report (“Restaurant Industry Data”) is used as a secondary reference for relevant positions.[4]

•

Annual Cash Incentives. The performance measures utilized for annual cash incentives are focused on our key performance metrics that measure earnings and growth, with adjustments of up to +/-25% to calculated payouts based on individual performance for executives other than the Chief Executive Officer.

•

Long-Term Equity Incentives. Long-term equity incentive awards consist of (i) performance units that are tied to the Company’s achievement of two key performance metrics that measure stockholder value creation and market performance over a three-year performance period and (ii) stock options that vest over three years.

The Compensation Committee believes this approach continues to be effective in maintaining a strong link between executive compensation and Company performance, as reflected by the Company’s strong earnings and sales growth in 2016, the continued acceleration in the transformation of the Wendy’s brand and the Company’s ability to attract and retain a highly qualified and motivated leadership team.

Incentive Compensation Performance Metrics

In determining the appropriate incentive compensation award levels for our senior executives, the Subcommittee (i.e., the Performance Compensation Subcommittee) considers the Company’s achievement of pre-established performance targets focused on a balanced mix of value-driving performance metrics. For both the 2016 and 2017 incentive compensation programs, the Subcommittee approved four key performance metrics to measure earnings, growth, relative total stockholder return and market performance for purposes of calculating components of our incentive compensation, as shown in the table below.

INCENTIVE COMPENSATION COMPONENT	PERFORMANCE METRICS (MEASURES)
Annual Cash Incentives	• Adjusted EBITDA (earnings). • North America Same-Restaurant Sales (growth).
Performance Units—Long-Term Equity Incentives	• Adjusted Earnings per Share (stockholder value creation). • Total Stockholder Return Relative to S&P MidCap 400 (market performance).

These four performance metrics and the framework of our executive compensation program are further discussed below under the caption “Compensation Decisions for 2016.” The Subcommittee determined the performance metrics are appropriate and consistent with our executive compensation philosophy because the metrics (i) align with earnings and growth expectations of our stockholders, (ii) serve as key indicators of our business operating performance, growth and profitability and (iii) hold our executives accountable for growth results and operational, relative total stockholder return and market performance against annual and long-term business objectives.

[4]

With respect to the Compensation Committee’s review of General Industry Data (approximately 484 companies) and Restaurant Industry Data (approximately 92 companies): (i) the Committee does not select the companies that provide information for the surveys; (ii) the aggregate survey data is size-adjusted prior to being provided to the Committee; and (iii) the Committee does not link information back to particular companies as the aggregate survey data is reported by executive position and not by company. The Compensation Committee utilizes this broad-based, third-party survey data to gain a general understanding of the current compensation practices and trends in the market and the restaurant industry. As described above, competitive market practice is only one of several factors considered by the Compensation Committee when approving the elements and amounts of compensation awarded to senior executives.

36        The Wendy’s Company 2017 Proxy Statement

Non-GAAP Financial Measures

The Company uses adjusted EBITDA and adjusted earnings per share, which are non-GAAP financial measures, as internal measures of the Company’s business operating performance and as performance measures for benchmarking against our peers and competitors (see Annex A for a reconciliation of non-GAAP financial measures). The Compensation Committee believes that utilization of the adjusted EBITDA and adjusted earnings per share metrics (i) provides our stockholders with a meaningful perspective of how our executive incentive compensation links to the underlying operating performance of our current business and (ii) enables our stockholders to better understand and evaluate our historical and prospective operating performance as it relates to executive incentive compensation awards. The Compensation Committee also believes that adjusted EBITDA and adjusted earnings per share are important supplemental measures of the Company’s operating performance because these metrics eliminate items that vary from period to period without correlation to our core operating performance, as well as highlight trends in our business that might not otherwise be apparent when relying solely on GAAP financial measures.

Compensation Decisions for 2016

Base Salary

In February 2016, the Compensation Committee reviewed the base salaries for the Company’s senior executives, taking into account individual and Company performance and the other factors described above under the caption “How Executive Compensation is Determined.” After consulting with its independent outside compensation consultant, FW Cook, and considering recommendations from the Chief Executive Officer with respect to the other members of the senior leadership team, the Compensation Committee approved base salary increases for certain executives, including Mr. Wright ($20,000) and Mr. Kane ($10,000). In approving these increases, the Compensation Committee noted that the base salaries of the senior executives remained within the competitive range of market median, on average, consistent with the Company’s executive compensation philosophy.

Mr. Brolick’s base salary was established in June 2014 as part of an amendment to his employment agreement and remained unchanged for 2016. In December 2015, the Compensation Committee approved a $225,000 increase to Mr. Penegor’s base salary concurrent with his promotion to President on January 4, 2016 and planned appointment to the Chief Executive Officer role in May 2016. Effective May 30, 2016, in recognition of Mr. Wright’s expanded duties and responsibilities with the Company, the Compensation Committee approved an additional base salary increase of $25,000, which included a market adjustment to move his base salary closer to the competitive range of market median. In approving these increases, the Compensation Committee noted that the base salaries of the senior executives, on average, remained within the competitive range of market median. Mr. Wright’s additional base salary increase is further discussed below under the caption “Additional Compensation Decisions—Compensation Adjustments for Mr. Wright.”

Annual Cash Incentive Compensation

In February 2016, the Subcommittee approved the 2016 annual cash incentive compensation framework for senior executives. The design of the 2016 annual incentive plan was guided by three key principles:

•

Growth must be achieved for any payment. Even at threshold performance payout levels, the Company must achieve positive same-restaurant sales growth and adjusted EBITDA growth over the prior year when adjusted for loss of revenue resulting from the System Optimization initiative.

•	Reward executives consistent with external stockholder guidance. Target payout levels were aligned with the Company’s external stockholder guidance range.

•

Align executive compensation with Company performance relative to restaurant industry competitors. Performance goals were pre-established taking into consideration the historic performance of the Company’s peers as well as stockholder expectations.

The 2016 annual incentive plan was based on the achievement of two key performance metrics – adjusted EBITDA and same-restaurant sales. Adjusted EBITDA measures earnings and reflects the Company’s focus on increasing operating profitability, while same-restaurant sales measures growth and represents a fundamental operating performance measure for the Company’s business. In selecting these metrics, the Subcommittee noted that adjusted EBITDA and same-restaurant sales are prevalent restaurant industry measures, and management’s ability to attain the pre-established goals for these metrics was critical to achieving the Company’s business objectives for 2016 and driving long-term stockholder value. Representing a slight modification from the prior year, the Subcommittee approved the following adjustments to the 2016 annual incentive metrics in recognition of the Company’s growth objectives:

•

Increased the weighting of the same-restaurant sales metric from 30% to 40%, consistent with the Company’s emphasis on growth through increased restaurant sales and customer count, with a corresponding reduction in the weighting of the adjusted EBITDA metric from 70% to 60%.

•

Transitioned the basis for North America same-restaurant sales to include franchised restaurants in addition to Company-operated restaurants to reflect the Company’s primarily franchised business model.

        The Wendy’s Company 2017 Proxy Statement        37

In determining the metrics for the 2016 annual incentive plan, the Subcommittee also considered changes to the Company’s business and operations attributed to the System Optimization initiative, so that with respect to adjusted EBITDA, the Subcommittee adjusted the performance targets for that metric to reflect the decrease in the number of Company-operated restaurants from 2015 to 2016. In 2015, we sold 327 Company-operated restaurants during the third phase of our System Optimization initiative, 220 of which were sold in fourth quarter 2015 and thus contributed to Company earnings during most of 2015. As a result, the 2016 annual cash incentive targets were designed to take into account this reduced operational capacity and thus on an absolute basis were lower than the 2015 annual cash incentive targets; at the same time, the 2016 performance metrics remained consistent with our executive compensation philosophy, after taking into account this change in Company operations.

In December 2015, the Subcommittee approved the discontinuation of the individual performance multiplier for the Chief Executive Officer role to eliminate any discretionary incentive components, and thus any discretionary adjustments to annual incentive calculations, at the Chief Executive Officer level. The Subcommittee determined that an annual incentive grid with corresponding target levels would be meaningful in driving and rewarding achievement of the Company’s performance goals.

The table below identifies the performance metrics, incentive opportunities and actual results achieved under the 2016 annual incentive plan.

Design of 2016 Annual Incentive Plan

PERFORMANCE METRIC	WEIGHT	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	2016 ACTUAL ACHIEVEMENT	2016 ACTUAL PAYOUT%	WEIGHTED PAYOUT%
Adjusted EBITDA[5]	60%	$365M	$380M	$405M	$391.8M	156.0%	93.6%
Same-Restaurant Sales[6]	40%	+0.50%	+2.75%	+3.75%	+1.56%	76.0%	30.4%

2016 Total Payout %							124.0%

The following table shows the target annual cash incentive opportunities and actual payouts for the NEOs under the 2016 annual incentive plan. The target payout levels are expressed as a percentage of base salary in effect as of the end of 2016. Annual cash incentive payouts can be adjusted upward or downward by 25% based on an assessment of each executive’s individual performance for all NEOs other than the Chief Executive Officer. In no event may an executive’s payout exceed the maximum incentive award opportunity established for that individual. In approving the target payout levels, the Subcommittee noted that the 2016 target total cash compensation for the Company’s senior executives fell within the competitive range of market median, on average, consistent with the Company’s executive compensation philosophy. The actual payouts for the NEOs were approved by the Compensation Committee in February 2017 based on the Company’s 2016 adjusted EBITDA and same-restaurant sales results and the application of individual performance multipliers for each NEO other than our Chief Executive Officer.

[5]

“Adjusted EBITDA” is defined as earnings for fiscal 2016 before interest, taxes, depreciation and amortization, as adjusted (i) within the “Reconciliation of Net Income to Adjusted EBITDA (2016 Annual Incentive Plan)” non-GAAP reconciliation table as presented in the Company’s fiscal 2016 earnings release and (ii) to exclude the impact of specific non-recurring and unusual items or other adjustments, to the extent approved by the Subcommittee. For purposes of the 2016 annual incentive plan, the specific adjustments applied in calculating adjusted EBITDA from the Company’s reported 2016 financial results are shown in Annex A.

[6]

“Same-restaurant sales” is defined as North America system same-restaurant sales for Company-operated restaurants and franchised restaurants located in the U.S. and Canada, excluding the impact of currency translation. Same-restaurant sales are reported for new restaurants that have been open for 15 continuous months and for reimaged restaurants as soon as they reopen (prior to the first quarter of 2016, we reported same-restaurant sales for reimaged restaurants after they had been open for three continuous months).

38        The Wendy’s Company 2017 Proxy Statement

Target Payout Levels and Actual Payouts under 2016 Annual Incentive Plan7

Participant	ANNUAL SALARY ($)	INCENTIVE TARGET AS % OF SALARY	ANNUAL INCENTIVE TARGET ($)	WEIGHTED PAYOUT % ACHIEVED FOR 2016	INDIVIDUAL PERFORMANCE MULTIPLIER	TOTAL 2016 ANNUAL INCENTIVE PAYOUT ($)
Todd A. Penegor	900,000	125%	1,125,000	124%	—	1,395,000
Emil J. Brolick	1,150,000	150%	1,725,000	124%	—	891,250
Gunther Plosch	475,000	75%	356,250	124%	110%	323,950
Robert D. Wright	530,000	75%	397,500	124%	115%	566,835
Kurt A. Kane	435,000	75%	326,250	124%	105%	424,778
Scott A. Weisberg	415,000	75%	311,250	124%	105%	405,248

Mr. Brolick’s annual cash incentive award was prorated in connection with his retirement from the Company, as approved by the Compensation Committee on May 26, 2016. Mr. Plosch’s annual cash incentive award was also prorated according to his May 2, 2016 employment commencement date.

The individual performance multipliers for Messrs. Wright, Plosch, Kane and Weisberg reflect Mr. Penegor’s assessment of each executive’s performance during 2016 as measured against pre-established performance goals set at the beginning of the fiscal year. The Subcommittee determined that positive adjustments were appropriate to reward these executives’ contributions to the Company’s strong financial performance and successful execution of our strategic initiatives in 2016.

Long-Term Equity Incentive Compensation

In February 2016, the Subcommittee approved the 2016 long-term equity incentive compensation framework for senior executives. Consistent with the prior year, 2016 long-term equity incentive awards were comprised of equally weighted performance units and stock options, as summarized in the following table.

Design of 2016 Long-Term Incentive Plan

COMPONENT	WEIGHT	VESTING	TIMING OF GRANT[8]	RATIONALE
Performance Units	50%	• Three-year cliff vesting, subject to the Company’s achievement of pre-determined, objective performance metrics.	• Granted first quarter (February 2016) • Performance metrics are established at the beginning of the Company’s three-year performance period.

•  Value is dependent on the Company’s achievement of multi-year strategic business objectives and the price of our Common Stock.

•  Cliff vesting requires executives to remain with the Company through the performance period to realize the full value of the award.

Stock Options	50%	• Three-year ratable vesting.	• Granted third quarter (August 2016) • Consistent with historical practice and the timing of long-term equity awards to other eligible employees.	• Delivers value only if the price of our Common Stock increases. • Aligns the interests of executives with the long-term interests of stockholders.

[7]

In conjunction with establishing the 2016 annual incentive plan, the Subcommittee approved an Internal Revenue Code Section 162(m)-compliant plan with a threshold performance goal for 2016 of net operating profit (before taxes) of $159.7 million, excluding: (i) asset write-downs (including asset impairment and goodwill impairment charges); (ii) reorganization and realignment costs; and (iii) costs associated with the Company’s System Optimization initiative. Achievement of this performance goal (which was $25.4 million higher than the 2015 performance goal) allowed for the funding of an annual incentive pool with maximum incentive award opportunities for eligible participants. Based on 2016 results, the Subcommittee certified that the Company satisfied such threshold performance goal. The Subcommittee then approved incentive payouts to senior executives under the 2016 annual incentive plan based on the Company’s achievement of the performance metrics under that plan (i.e., adjusted EBITDA and same-restaurant sales), as adjusted for individual performance, which resulted in payouts below the maximum incentive award opportunities established for purposes of Section 162(m).

[8]

The Subcommittee has not adopted any formal policy to time the grant of equity awards with the release of non-public information and retains discretion to determine the grant dates for annual and special equity awards taking into account all relevant factors. All of the performance unit awards and stock options granted to senior executives during 2016 were issued during open trading windows established under the Company’s Securities Trading Policy.

        The Wendy’s Company 2017 Proxy Statement        39

Performance Unit Awards. Payout of the 2016 performance unit awards is based on the Company’s achievement of two equally-weighted performance metrics – adjusted earnings per share and relative total stockholder return – over a three-year performance period (January 4, 2016 through December 30, 2018), as described in the table below.

Performance Metrics for 2016 Performance Unit Awards

PERFORMANCE METRIC	THRESHOLD (37.5% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	RATIONALE
Adjusted Earnings Per Share[9] (Compounded Annual Growth Rate)	6%	10%	21%	• Motivates executives to achieve consistent, long-term earnings growth. • Rewards executives based on an internal operating measure with clear line of sight.
Relative Total Stockholder Return (Ranking vs. S&P MidCap 400)	25th Percentile	50th Percentile	≥ 90th Percentile	• Motivates executives to drive superior, long-term growth in share price and dividends. • Rewards executives based on the Company’s relative performance compared to a broad market index.

In selecting the performance metrics for the 2016 performance units, and consistent with 2015, the Subcommittee utilized two key performance metrics – adjusted earnings per share and relative total stockholder return. The Subcommittee added relative total stockholder return as a second metric in 2015 and retained the two performance metrics in 2016 in recognition of evolving marketplace trends to utilize multiple performance metrics in long-term incentive plan design and because the Subcommittee believes that both adjusted earnings per share and relative total stockholder return are important indicators of the Company’s performance compared to the market. The Subcommittee concluded that the design of the 2016 performance unit awards was consistent with market and industry practice and intended to align with stockholder interests and the creation of long-term stockholder value.

Following the end of the performance period, the Subcommittee will review the extent to which the performance metrics have been achieved under the 2016 long-term incentive plan and will determine the number of shares of Common Stock that are issuable to each participant. Under the terms of the awards, there is no vesting of performance units if actual performance falls below threshold levels of performance. Consistent with prior year awards, the performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

Value of 2016 long-term equity incentive awards. The Subcommittee determined the value of the 2016 long-term equity incentive awards for senior executives by assessing the impact of the value of these awards on each executive’s target total direct compensation and considering the performance of the Company and each executive during 2015 (other than for Mr. Plosch, who joined the Company in May 2016).

In determining the value of Mr. Penegor’s 2016 long-term equity incentive award, the Subcommittee gave particular consideration to Mr. Brolick’s recommendation and the transition of the Chief Executive Officer responsibilities to Mr. Penegor during 2016, as well as his leadership role in driving improved Company performance during 2015, including: (i) enhancing stockholder value by returning over $1.1 billion to stockholders through dividends and share repurchases; (ii) transforming the Wendy’s brand and contemporizing the restaurant experience through brand relevance, new restaurant development, acceleration of Image Activation reimaging and investment in consumer-facing technology; (iii) improving the quality of earnings by selling 327 Company-operated restaurants to franchisees as part of System Optimization, resulting in a more predictable earnings stream from a higher percentage of franchise royalty revenue and fees and franchise rental income; and (iv) strengthening the Company’s economic model through reductions in general and administrative expense, improvements in restaurant margins and growth in same-restaurant sales, average unit sales volumes, adjusted EBITDA, adjusted earnings per share and profitable customer counts. After considering all relevant factors, including competitive market data and information provided by its independent outside compensation consultant, FW Cook, the Subcommittee determined that a 2016 long-term equity incentive award valued at $2,750,000 (which placed Mr. Penegor’s target total direct compensation for 2016 at the low-end of the competitive range of market median) was appropriate in light of Mr. Penegor’s experience relative to the market, his

[9]

“Adjusted earnings per share” is defined as diluted net income per share (after taxes) as reported on the Company’s Consolidated Statements of Operations, as adjusted (i) within the “Reconciliation of Net Income and Diluted Earnings per Share to Adjusted Income and Adjusted Earnings per Share” non-GAAP reconciliation table as presented in the Company’s fiscal 2016, 2017 and 2018 earnings releases and (ii) to exclude the after-tax impact of any other extraordinary, unusual or nonrecurring events as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to stockholders for the applicable fiscal year.

40        The Wendy’s Company 2017 Proxy Statement

leadership as President and Chief Financial Officer and his planned transition in 2016 to the Chief Executive Officer role, as well as the continued momentum in the Company’s performance, strategic direction and brand and economic relevance. With respect to Mr. Brolick, the Subcommittee determined that a 2016 long-term equity incentive award valued at $1,500,000 was appropriate in light of Mr. Brolick’s leadership in 2015, his then-expected retirement from the Company and continuity of Company performance, strategic focus and brand and economic relevance. In December 2015, the Subcommittee also determined that as part of his transition from the Chief Executive Officer role, Mr. Brolick would receive only a performance unit award and would not receive any stock options in 2016.

The values of the 2016 long-term equity incentive awards for Messrs. Wright, Kane and Weisberg were determined by the Subcommittee after consideration of several factors, including individual and Company performance, the value of prior year awards, competitive market practice, internal pay equity, the terms of individual employment arrangements and recommendations from Mr. Brolick, who was then serving as our Chief Executive Officer. In approving these awards, the Subcommittee noted that the 2016 target total direct compensation for senior executives, excluding Mr. Brolick, fell within the competitive range of market median, on average, consistent with the Company’s executive compensation philosophy.

Additional Compensation Decisions

Vesting of 2013 Performance Unit Awards

The extent to which performance units vest is based on the Company’s achievement of the performance goals during the related performance period. As described under the “Long-Term Equity Incentive Compensation” caption above, the Compensation Committee believes that having a multi-year performance period increases executive focus on long-term performance and better aligns the interests of our executives with those of our stockholders.

In August 2013, the Subcommittee awarded performance units to the Company’s senior executives, including Messrs. Brolick, Penegor and Weisberg, as part of the Company’s 2013 executive compensation program. The performance units vested and were payable at the end of a performance period that began on July 1, 2013 and ended on January 3, 2016, based on two performance metrics – adjusted earnings per share (weighted 60%) and new restaurant opens/remodels (weighted 40%). The performance goals, actual achievement and payout levels are described in the table below.

	ADJUSTED EARNINGS PER SHARE[10]			NEW RESTAURANT OPENS/REMODELS[11]
PERFORMANCE	VALUE		PAYOUT AS % OF TARGET	PERCENT	PAYOUT AS % OF TARGET
Maximum Level		$0.40	200%	20%	200%
Above Target		$0.36	150%	17.5%	150%
Target Level		$0.31	100%	15%	100%
Above Threshold		$0.29	75%	12.5%	75%
Threshold Level		$0.28	37.5%	10%	37.5%
Below Threshold Level	< $	0.28	0%	< 10%	0%
Actual Achievement		$0.35	140%	21.6%	200%

In February 2016, the Subcommittee certified the Company’s achievement of the adjusted earnings per share and new restaurant opens/remodels performance goals and approved share payouts equal to 164% of the performance unit awards to Mr. Brolick (306,841 shares), Mr. Penegor (83,280 shares) and Mr. Weisberg (46,024 shares) without exercising negative discretion.

[10]

With respect to the 2013 performance unit awards only, “adjusted earnings per share” was defined as diluted net income (loss) per share as reported on the Company’s Consolidated Statements of Operations appearing in the Company’s annual report to stockholders for the applicable fiscal year, but exclusive of certain adjustments as detailed in the performance unit award agreement. In February 2016, the Subcommittee also determined that the Company’s sale of its bakery operations in May 2015 and presentation of its bakery results as discontinued operations fell within the provisions of the 2013 performance unit award agreements that allowed reported earnings per share adjustments for, among other things, extraordinary, unusual or non-recurring events. This determination resulted in the exclusion of the bakery’s earnings per share impact of $0.02 from the performance results.

[11]

For the 2013 performance unit awards, “new restaurant opens/remodels” was determined by dividing (i) the number of restaurants (Company-operated and franchised) in the Company’s North America system that are opened, remodeled and under construction during the performance period, by (ii) the number of North America system restaurants operated as of the last day of the performance period. The Company estimated there were approximately 6,000 North America system restaurants as of January 3, 2016.

        The Wendy’s Company 2017 Proxy Statement        41

Compensation Adjustments for Mr. Wright

In May 2016, the Compensation Committee, in consultation with its independent outside compensation consultant, FW Cook, approved an increase to each of Mr. Wright’s base salary and 2016 long-term equity incentive award in recognition of his expanded scope of duties and responsibilities with the Company. Mr. Wright, who was promoted from Executive Vice President and Chief Operations Officer to Executive Vice President, Chief Operations Officer and International, took on additional oversight of our International division, in addition to maintaining his existing duties and responsibilities as our Chief Operations Officer. Mr. Wright received (i) a base salary increase of $25,000 from $505,000 to $530,000 and (ii) a $75,000 increase to the value of his 2016 long-term equity incentive award from $900,000 to $975,000. With respect to Mr. Wright’s 2016 long-term equity incentive award, because he received a performance unit award in February 2016, the increase was included in the remaining long-term equity incentive award value delivered as stock options in August 2016. The base salary and long-term equity incentive award increases were designed to reinforce the retention and engagement of Mr. Wright in his elevated leadership role. In approving these compensation adjustments for Mr. Wright, the Compensation Committee noted that his compensation remained within the competitive range of market median.

Changes to the Executive Compensation Program for 2017

In December 2016, the Compensation Committee conducted its annual review of the Company’s executive compensation philosophy and determined that the executive compensation program has been effective in attracting and retaining top talent, is strongly aligned with the interests of stockholders and provides a significant link between executive compensation and Company performance. Accordingly, the Compensation Committee, after consultation with FW Cook, decided to continue the current executive compensation program, subject only to an extension of the stock option post-termination exercise period from 90 days to three years for Company employees who satisfy certain criteria, which shall apply as provided in future stock option award agreements beginning in 2017.

Compensation Governance Matters

Clawback Provisions in Equity Awards

All of the equity awards granted to senior executives and other eligible participants during 2016 contain clawback provisions in favor of the Company, as described below.

•

In the event of a material restatement of the Company’s financial statements, the Compensation Committee will review the facts and circumstances underlying the restatement (including any potential wrongdoing by the participant) and may, in its sole discretion, direct the Company to recover all or a portion of the award or any gain realized on the vesting, exercise or settlement of the award.

•

If a court determines that a participant has engaged in any “detrimental activity” (as defined in the 2010 Omnibus Award Plan), the Company may cancel the award and require the participant to return the award or any gain realized on the vesting, exercise or settlement of the award.

•

If the Company is required by law to include an additional clawback or forfeiture provision in an outstanding award, then such provision will apply to the award as if it had been included in the award on its grant date.

Stock Ownership and Retention Guidelines

The Board of Directors has adopted Stock Ownership and Retention Guidelines that require executive officers and directors to own a specified number of shares of Common Stock based on the executive’s annual base salary or the director’s annual cash retainer for serving on the Board. The guidelines, which are described under the caption “Stock Ownership and Retention Guidelines for Executive Officers and Directors,” are intended to encourage executives and directors to maintain a long-term equity stake in the Company, align the interests of executives and directors with the interests of stockholders and promote the Company’s commitment to sound corporate governance.

Anti-Hedging Policy

The Board of Directors has adopted a Securities Trading Policy to assist the Company’s employees and directors in complying with securities laws and avoiding even the appearance of improper conduct. Under this policy, executives and directors are prohibited from engaging in speculative transactions or transactions that are intended to hedge or offset the value of Company securities they already own. Specifically, executives and directors: (i) may not sell Company securities that are not then owned; (ii) may not engage in transactions in publicly traded options of Company securities; (iii) may not engage in any other hedging transactions without pre-clearance from the Company’s legal department; (iv) may not sell Company securities within six months of their purchase; and (v) are discouraged from pledging or hypothecating Company securities. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

42        The Wendy’s Company 2017 Proxy Statement

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code imposes a $1.0 million limit on the deduction that the Company may claim in any tax year with respect to compensation paid to the Chief Executive Officer and the three most-highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer. Certain types of “performance-based compensation” are exempt from the $1.0 million limit, including income from stock options, performance-based restricted stock and certain formula-driven compensation that meets the requirements of Section 162(m).

The Compensation Committee and Subcommittee seek to structure incentive compensation for senior executives in a manner that complies with Section 162(m) in order to maximize the deductibility of such compensation. At the same time, there may be circumstances in which the Compensation Committee or Subcommittee determines, in the exercise of its independent judgment and after its review of all relevant factors, that it is in the best interests of the Company to provide compensation to one or more executives that may not be deductible. With respect to the compensation awarded to the NEOs during 2016, all of the cash incentive awards, stock options and performance unit awards were designed to satisfy the current requirements for deductible compensation.

The Compensation Committee and Subcommittee also take into consideration the accounting costs associated with long-term equity incentive awards granted to senior executives and other eligible employees. Under U.S. Generally Accepted Accounting Principles (“GAAP”), grants of stock options, performance units and other share-based awards result in an accounting charge for the Company. In designing the executive compensation program, the Compensation Committee and Subcommittee consider the accounting implications of equity awards, including the estimated cost for financial reporting purposes and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Deferred Compensation Plan

In December 2016, the Board of Directors approved the Wendy’s International, LLC Deferred Compensation Plan (the “Deferred Compensation Plan”), effective January 1, 2017. We offer participation in the Deferred Compensation Plan to key managerial and highly compensated employees because their 401(k) plan contributions are limited under federal income tax rules applicable to highly compensated employees. We believe these key leaders should have other similar means of saving for retirement on a tax-deferred basis. Our Deferred Compensation Plan enables these highly compensated employees, including our Named Executive Officers, to contribute additional amounts on a tax-deferred basis, subject to the provisions of the Deferred Compensation Plan. The Deferred Compensation Plan provisions also allow the Company to make discretionary contribution credits for a plan year; however, to date, we have elected not to make any such contributions. The Company’s employment agreement with Mr. Brolick also required that all amounts of base salary in excess of $1.0 million be deferred under the terms of a special executive deferred compensation plan. Mr. Penegor does not have an employment agreement with the Company, and although he is eligible for participation, Mr. Penegor does not participate in our Deferred Compensation Plan. The Deferred Compensation Plan and the terms of Mr. Brolick’s deferred compensation plan are further described in the table under the caption “2016 Nonqualified Deferred Compensation.”

Consideration and Frequency of Annual Stockholder Say-on-Pay Vote

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company provides stockholders with the opportunity to cast an annual advisory vote to approve the compensation of the NEOs (i.e., an annual “say-on-pay” vote), as discussed under the caption “Proposal 3 – Advisory Resolution to Approve Executive Compensation.” At the Company’s 2016 annual meeting of stockholders, approximately 86% of the votes cast on the say-on-pay resolution were voted in favor of the compensation of our named executive officers for 2015, as disclosed in the Company’s 2016 proxy statement. In August 2016, the Compensation Committee considered those voting results and believes that our stockholders generally support our executive compensation program and therefore determined that no changes to the Company’s executive compensation program were warranted at that time. In December 2016, the Compensation Committee conducted its annual review of the Company’s executive compensation philosophy and approved the existing framework for the executive compensation program for 2017, subject to one modification regarding the long-term equity incentive component, as described above under the caption “Additional Compensation Decisions – Changes to the Executive Compensation Program for 2017.”

Pursuant to the Dodd-Frank Act, the Company is also asking stockholders to vote on whether future advisory say-on-pay votes on executive compensation should occur every year, every two years or every three years (i.e., a “say-on-frequency” vote), as discussed under the caption “Proposal 4 – Advisory Resolution on the Frequency of Future Advisory Votes on Executive Compensation.” In 2011, our Board of Directors, upon the recommendation of the

        The Wendy’s Company 2017 Proxy Statement        43

Compensation Committee, determined that conducting an annual say-on-pay vote was in the best interests of the Company and our stockholders. At the 2011 Annual Meeting of Stockholders, approximately 92% of the votes cast on the say-on-frequency resolution were voted in favor of holding annual say-on-pay votes. We have conducted an annual say-on-pay vote every year since 2011, consistent with the Board’s recommendation and the preference expressed by our stockholders. In February 2017, after careful consideration, our Board, upon the recommendation of the Compensation Committee, determined that holding a say-on-pay vote every year is appropriate and allows our stockholders to express their collective views and provide timely, direct input on the Company’s executive compensation program and practices.

The Compensation Committee will continue to review the design of the executive compensation program in light of future say-on-pay votes, developments in executive compensation and the Company’s pay-for-performance philosophy to ensure that the executive compensation program continues to serve the best interests of the Company and its stockholders.

44        The Wendy’s Company 2017 Proxy Statement

2016 SUMMARY COMPENSATION TABLE

This 2016 Summary Compensation Table sets forth the salary, bonus, cash incentive awards, equity incentive awards and all other compensation that was earned by, or paid or awarded to, the following Named Executive Officers for 2016, 2015 and 2014:

•	The Company’s President and Chief Executive Officer, Todd A. Penegor;

•	The Company’s former Chief Executive Officer, Emil J. Brolick;

•	The Company’s Chief Financial Officer, Gunther Plosch;

•	The Company’s three most highly compensated executive officers during 2016 (other than Messrs. Penegor, Brolick and Plosch) who were serving as executive officers at the end of 2016:

O	Robert D. Wright, Executive Vice President, Chief Operations Officer and International;

O	Kurt A. Kane, Chief Concept & Marketing Officer; and

O	Scott A. Weisberg, Chief People Officer.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($) (1)	STOCK AWARDS ($) (2)	OPTION AWARDS ($) (3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (4)	ALL OTHER COMPENSATION ($) (5)	TOTAL ($)
Todd A. Penegor (President and CEO)	2016	897,534	—	1,374,993	1,374,998	1,395,000	75,259	5,117,784
	2015	679,863	—	399,993	599,998	965,672	30,200	2,675,726
	2014	643,750	—	1,439,988	659,999	395,000	30,359	3,169,096
Emil J. Brolick (6) (Former CEO)	2016	453,699	—	1,499,998	—	891,250	22,838	2,867,785
	2015	1,168,904	—	1,499,991	2,249,998	3,290,438	68,915	8,278,246
	2014	1,137,500	—	1,799,992	2,699,998	1,435,000	91,708	7,164,198
Gunther Plosch (7) (CFO)	2016	318,836	150,000	974,997	374,998	323,950	122,483	2,265,264
Robert D. Wright (EVP, COO and Int’l)	2016	513,493	—	449,993	524,999	566,835	30,200	2,085,520
	2015	490,479	—	359,992	539,999	638,345	30,200	2,059,015
	2014	385,962	200,000	1,159,990	239,998	285,000	30,000	2,300,950
Kurt A. Kane (8) (CCMO)	2016	431,315	—	324,987	325,000	424,778	30,200	1,536,280
Scott A. Weisberg (9) (CPO)	2016	413,863	—	274,987	274,999	405,248	30,200	1,399,297
	2015	419,329	—	219,992	330,000	546,213	30,200	1,545,734

(1)

The amount shown for 2016 for Mr. Plosch reflects a one-time cash sign-on bonus of $150,000. The sign-on bonus was approved by the Compensation Committee in April 2016 as part of Mr. Plosch’s overall employment terms with the Company and was paid to Mr. Plosch in June 2016 following thirty (30) days of continued active employment.

The amount shown for 2014 for Mr. Wright reflects a one-time sign-on bonus of $200,000. The sign-on bonus was approved by the Compensation Committee in October 2013 as part of Mr. Wright’s overall employment terms with the Company and was paid to Mr. Wright in January 2014 following thirty (30) days of continued active employment.

(2)

The amounts shown represent the aggregate grant date fair value of stock awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. See Note 15 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2016 Form 10-K for the assumptions made in determining these values.

For Messrs. Penegor, Brolick, Wright, Kane and Weisberg, the amounts shown for 2016 reflect, among other items, the target grant date fair values of performance unit awards granted to the NEOs in February 2016 under the 2010 Omnibus Award Plan that are subject to the Company’s achievement of performance goals established by the Subcommittee for the performance period beginning January 4, 2016 and ending December 30, 2018, as follows: Mr. Penegor, $1,374,993; Mr. Brolick, $1,499,998; Mr. Wright, $449,993; Mr. Kane, $324,987; and

        The Wendy’s Company 2017 Proxy Statement        45

Mr. Weisberg, $274,987. At maximum achievement levels, the grant date fair values of these awards would be as follows: Mr. Penegor, $2,749,985; Mr. Brolick, $2,999,997; Mr. Wright, $899,986; Mr. Kane, $649,974; and Mr. Weisberg, $549,973. For more information regarding the performance goals and potential payouts with respect to the 2016 performance unit awards granted to the NEOs, see “Compensation Discussion and Analysis—Compensation Decisions for 2016—Long-Term Equity Incentive Compensation” above.

For Mr. Plosch, the amount shown for 2016 reflects a restricted stock unit award granted to Mr. Plosch under the 2010 Omnibus Award Plan upon the commencement of his employment with the Company on May 2, 2016. The restricted stock units will vest in full on the third anniversary of the grant date, subject to Mr. Plosch’s continued employment with the Company on the vesting date. The restricted stock units include dividend equivalent rights, representing the right to receive additional restricted stock units in lieu of cash dividends paid with respect to the shares of Common Stock underlying the award (if and when the award vests).

(3)

The amounts shown represent the aggregate grant date fair value of stock option awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718. See Note 15 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2016 Form 10-K for the assumptions made in determining these values. For more information regarding the stock options granted to the NEOs in 2016, see “Compensation Discussion and Analysis—Compensation Decisions for 2016—Long-Term Equity Incentive Compensation” above.

(4)

The amounts shown represent the annual cash incentive payouts earned by the NEOs under the 2010 Omnibus Award Plan for the year shown based on the Company’s achievement of annual performance goals established by the Subcommittee, as adjusted for individual performance. For more information regarding the performance goals and potential payouts with respect to the 2016 cash incentive awards granted to the NEOs, see “Compensation Discussion and Analysis—Compensation Decisions for 2016—Annual Cash Incentive Compensation” above.

(5)	The following table sets forth the details of the “All Other Compensation” paid to the NEOs for 2016:

NAME	COMPANY CONTRIBUTIONS TO 401(K) PLAN ($) (a)	AUTOMOBILE ALLOWANCE ($)	RELOCATION REIMBURSEMENTS ($) (b)	OTHER PERQUISITES OR PERSONAL BENEFITS ($) (c)	TOTAL ($)
Todd A. Penegor	10,600	19,108	—	45,551	75,259
Emil J. Brolick	10,600	8,492	—	3,746	22,838
Gunther Plosch	—	10,661	111,822	—	122,483
Robert D. Wright	10,600	16,800	—	2,800	30,200
Kurt A. Kane	10,600	16,800	—	2,800	30,200
Scott A. Weisberg	10,600	16,800	—	2,800	30,200

(a)	The amounts shown reflect matching contributions made by the Company to the NEOs’ respective 401(k) plan accounts.

(b)

The Company maintains a relocation policy that provides for the reimbursement of reasonable relocation expenses incurred by eligible employees who are hired, promoted or transferred at the Company’s request. Under the relocation policy, an employee’s taxable relocation expenses are generally tax-assisted, meaning that the reimbursed expenses are increased to offset the impact of applicable taxes. The relocation policy also provides eligible employees with financial, marketing and other assistance in connection with selling their existing home and buying a new home, including reimbursement of real estate commissions and customary closing costs. Under the relocation policy, eligible employees also may participate in a guaranteed home sale program administered by a third-party relocation firm, where a minimum sales price is determined by independent, licensed relocation appraisers.

The amount shown for Mr. Plosch includes (i) relocation assistance covered by the Company through its third-party provider received by Mr. Plosch during 2016 under the Company’s relocation policy in connection with his relocation to Ohio for his employment by the Company and as part of Mr. Plosch’s overall employment terms with the Company, which was provided to Mr. Plosch under his employment terms with the Company, and (ii) a tax assistance payment of $10,594 made by the Company in accordance with the terms of the relocation policy.

46        The Wendy’s Company 2017 Proxy Statement

(c)

The amount shown for each of Messrs. Penegor, Brolick, Wright, Kane and Weisberg reflects the Company’s reimbursement of $2,800 for medical expenses incurred by the respective NEO under the Company’s executive physical examination program. The Company adopted this program in 2013 to encourage executive officers to have routine medical check-ups in an effort to maintain good health, identify health issues and drive productivity.

The amount shown for each of Messrs. Penegor and Brolick also includes the Company’s payment of certain residential security costs that were approved by the Compensation Committee following the Company’s review of potential security concerns related to each of Mr. Penegor’s and Mr. Brolick’s service as the Company’s Chief Executive Officer. The amount shown for Mr. Penegor also includes a tax assistance payment of $20,166 made by the Company.

(6)	Mr. Brolick retired as an executive officer of the Company on May 26, 2016 following the expiration of the employment term under this employment agreement.

(7)	Mr. Plosch was not a Named Executive Officer in 2014 or 2015 and, therefore, his compensation information for those years has not been provided.

(8)	Mr. Kane was not a Named Executive Officer in 2014 or 2015 and, therefore, his compensation information for those years has not been provided.

(9)	Mr. Weisberg was not a Named Executive Officer in 2014 and, therefore, his compensation information for that year has not been provided.

        The Wendy’s Company 2017 Proxy Statement        47

2016 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the annual cash incentive awards and long-term equity incentive awards granted to the Named Executive Officers in 2016.

NAME			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (4)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	CLOSING MARKET PRICE ON DATE OF GRANT ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (5)
	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Todd A. Penegor			562,500	1,125,000	2,250,000
	2/25/16					52,459	139,891	279,782					1,374,993
	8/12/16	8/4/16								649,626	10.09	9.98	1,374,998
Emil J. Brolick			862,500	1,725,000	3,450,000
	2/25/16					57,228	152,609	305,218					1,499,998
Gunther Plosch			178,125	356,250	712,500
	5/2/16	4/6/16							87,719				974,997
	8/12/16	8/4/16								177,170	10.09	9.98	374,998
Robert D. Wright			198,750	397,500	795,000
	2/25/16					17,168	45,782	91,564					449,993
	8/12/16	8/4/16								248,039	10.09	9.98	524,999
Kurt A. Kane			163,125	326,250	652,500
	2/25/16					12,399	33,064	66,128					324,987
	8/12/16	8/4/16								153,548	10.09	9.98	325,000
Scott A. Weisberg			155,625	311,250	622,500
	2/25/16					10,491	27,977	55,954					274,987
	8/12/16	8/4/16								129,925	10.09	9.98	274,999

(1)

Represents threshold, target and maximum payout levels based on 2016 performance for the annual cash incentive awards granted to the NEOs under the 2010 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2016—Annual Cash Incentive Compensation” above. The actual amounts paid to the NEOs pursuant to such awards based on Company and individual performance during 2016 were as follows: Mr. Penegor, $1,395,000; Mr. Brolick, $891,250; Mr. Plosch, $323,950; Mr. Wright, $566,835; Mr. Kane, $424,778; and Mr. Weisberg, $405,248. Also, Mr. Brolick’s annual cash incentive award was prorated according to his May 26, 2016 retirement from the Company, as approved by the Compensation Committee on such date. Mr. Plosch’s annual cash incentive award was prorated to equal eight months of compensation according to his May 2, 2016 employment commencement date, as approved by the Compensation Committee on April 6, 2016.

Such amounts are included in the “Non-Equity Incentive Plan Compensation” column of the “2016 Summary Compensation Table” above.

(2)

Represents threshold, target and maximum payout levels based on Company performance over a three-year period for performance unit awards granted to the NEOs under the 2010 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2016—Long-Term Equity Incentive Compensation” above. The performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock underlying the award (if and when the award vests).

(3)

For Mr. Plosch, reflects a restricted stock unit award granted to Mr. Plosch under the 2010 Omnibus Award Plan upon the commencement of his employment with the Company on May 2, 2016. The restricted stock units will vest in full on the third anniversary of the grant date, subject to Mr. Plosch’s continued employment with the Company on the vesting date. The restricted stock units include dividend equivalent rights, representing the right to receive additional restricted stock units in lieu of cash dividends paid with respect to the shares of Common Stock underlying the award (if and when the award vests).

48        The Wendy’s Company 2017 Proxy Statement

(4)

For Messrs. Penegor, Plosch, Wright, Kane and Weisberg, reflects stock options granted to the NEOs under the 2010 Omnibus Award Plan, each having an exercise price equal to the “fair market value” (i.e., the average of the high and low per share sales price) of the underlying shares of Common Stock on the grant date and expiring ten years from the grant date, unless sooner exercised or forfeited. All of the stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(5)

For Messrs. Penegor, Brolick, Plosch, Wright, Kane and Weisberg, represents the grant date fair value of equity awards granted to the NEOs, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. The grant date fair value of the performance unit awards granted to Messrs. Penegor, Brolick, Wright, Kane and Weisberg on February 25, 2016 is based on achieving target levels of performance. See Note 15 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2016 Form 10-K for the assumptions made in determining those values.

        The Wendy’s Company 2017 Proxy Statement        49

OUTSTANDING EQUITY AWARDS AT 2016 YEAR-END

The following table provides information concerning the unexercised stock options and unvested restricted stock unit and performance unit awards held by the Named Executive Officers as of the end of 2016.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE (2)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)
Todd A. Penegor	65,580	—	5.9050	6/3/23
	218,153	—	7.9225	8/9/23
	200,036	100,018	8.2225	8/11/24
	87,935	175,870	9.8575	8/7/25
	—	649,626	10.0875	8/12/26
					122,115 (7)	1,650,995
							96,740	(4)	1,307,925
							61,962	(5)	837,726
							286,140	(6)	3,868,613
Emil J. Brolick	540,540	—	4.8200	9/12/21
	833,333	—	4.6750	7/2/22
	803,722	—	7.9225	8/9/23
	589,970	294,985	8.2225	8/11/24
	329,757	659,514	9.8575	8/7/25
							395,762	(4)	5,350,702
							232,368	(5)	3,141,615
							312,156	(6)	4,220,349
Gunther Plosch	—	177,170	10.0875	8/12/26
					89,172 (8)	1,205,605
Robert D. Wright	72,740	36,370	8.2225	8/11/24
	79,141	158,284	9.8575	8/7/25
	—	248,039	10.0875	8/12/26
					122,115 (7)	1,650,995
							35,176	(4)	475,580
							55,766	(5)	753,956
							93,642	(6)	1,266,040
Kurt A. Kane	51,295	102,591	9.8575	8/7/25
	—	153,548	10.0875	8/12/26
					25,132 (9)	339,785
							67,630	(4)	914,358
Scott A. Weisberg	100,018	50,009	8.2225	8/11/24
	48,364	96,729	9.8575	8/7/25
	—	129,925	10.0875	8/12/26
							48,368	(4)	653,935
							34,076	(5)	460,708
							57,224	(6)	773,668

(1)

All stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

50        The Wendy’s Company 2017 Proxy Statement

(2)	All stock options expire ten years from the grant date, unless sooner exercised or forfeited.

(3)	Based on $13.52 per share, which was the per share closing price of our Common Stock on December 30, 2016, the last trading day of 2016.

(4)

Represents payout levels based on achieving target performance levels over a three-year period (December 30, 2013 through January 1, 2017) for performance unit awards granted on February 20, 2014 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2016. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of a performance goal based on adjusted earnings per share during the performance period. For more information regarding the performance goal and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2014—Long-Term Equity Incentive Compensation” in the Company’s definitive proxy statement for the 2015 annual meeting of stockholders filed with the SEC on April 17, 2015.

(5)

Represents payout levels based on achieving maximum performance levels over a three-year period (December 29, 2014 through December 31, 2017) for performance unit awards granted on February 18, 2015 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2016. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2015—Long-Term Equity Incentive Compensation” in the Company’s definitive proxy statement for the 2016 annual meeting of stockholders filed with the SEC on April 11, 2016.

(6)

Represents payout levels based on achieving maximum performance levels over a three-year period (January 4, 2016 through December 30, 2018) for performance unit awards granted on February 25, 2016 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2016. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2016—Long-Term Equity Incentive Compensation” above.

(7)

Reflects unvested restricted stock units granted to Messrs. Penegor and Wright on December 17, 2014 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2016. The restricted stock units vest in two equal installments on the third and fourth anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(8)

Reflects unvested restricted stock units granted to Mr. Plosch on May 2, 2016 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2016. The restricted stock units vest on May 2, 2019, subject to Mr. Plosch’s continued employment on the vesting date.

(9)

Reflects unvested restricted stock units granted to Mr. Kane on May 4, 2015 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2016. The restricted stock units vest on May 4, 2018, subject to Mr. Kane’s continued employment on the vesting date.

        The Wendy’s Company 2017 Proxy Statement        51

OPTION EXERCISES AND STOCK VESTED DURING 2016

The following table provides information for 2016 concerning the exercise of stock options and vesting of stock awards granted to the Named Executive Officers in prior years.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (2)
Todd A. Penegor	—	—	161,238 (3)	1,582,700
Emil J. Brolick	—	—	306,841 (3)	2,896,579
Gunther Plosch	—	—	—	—
Robert D. Wright	—	—	—	—
Kurt A. Kane	—	—	—	—
Scott A. Weisberg	120,558	561,499	46,024 (3)	434,467

(1)	Based on the difference between the exercise price of the stock options and the market price of our Common Stock at the time of exercise.

(2)	Based on the average of the high and low per share sales price of our Common Stock on the applicable vesting date.

(3)

Represents the number of shares of Common Stock earned with respect to performance unit awards granted on August 9, 2013 for the performance period that began on July 1, 2013 and ended on January 3, 2016. The performance unit awards vested on February 25, 2016 following the Subcommittee’s determination of the Company’s level of achievement of the adjusted earnings per share and new restaurant opens/remodels performance goals.

For Mr. Penegor, this number also includes the number of shares of Common Stock received on June 3, 2016 from the pro rata vesting of a restricted stock unit award granted on June 3, 2013.

52        The Wendy’s Company 2017 Proxy Statement

2016 NONQUALIFIED DEFERRED COMPENSATION

Pursuant to the terms of his employment agreement with the Company, when serving as our Chief Executive Officer, Mr. Brolick was required to defer all amounts of base salary in excess of $1.0 million under a special executive deferred compensation plan established by the Company. The following table provides information concerning Mr. Brolick’s account under the deferred compensation plan for 2016. Except for Mr. Brolick’s deferred compensation plan, the Company did not maintain any nonqualified deferred compensation or defined contribution plans for any other Named Executive Officers during 2016.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)		AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN LAST FISCAL YEAR ($)		AGGREGATE BALANCE AT LAST FISCAL YEAR-END ($)
Emil J. Brolick	57,692	—	12,080	(1)	587,120	(2)	—
Todd A. Penegor	—	—	—		—		—
Gunther Plosch	—	—	—		—		—
Robert D. Wright	—	—	—		—		—
Kurt A. Kane	—	—	—		—		—
Scott A. Weisberg	—	—	—		—		—

(1)

Because Mr. Brolick’s deferred compensation plan did not provide for “above-market” or “preferential” earnings on his account, the amount shown is not reported in the “2016 Summary Compensation Table” above.

(2)

Of the amount shown, the following amounts were previously reported as compensation for the year indicated: (i) $100,000 for 2012; (ii) $100,000 for 2013; and (iii) $137,500 for 2014 and (ii) $168,904 for 2015. Such amounts were included in the “Salary” column of the Summary Compensation Table for the applicable year.

All amounts deferred by Mr. Brolick under the deferred compensation plan: (i) were vested and nonforfeitable at all times; (ii) were distributed to Mr. Brolick in a single lump-sum payment on the first day of the seventh month following his retirement, subject to applicable legal and regulatory requirements; and (iii) had interest (compounded quarterly) at a rate equal to the three-month LIBOR, plus 500 basis points, not to exceed 120% of the applicable U.S. federal long-term rate. For 2016, interest was credited to Mr. Brolick’s account on a quarterly basis using the following interest rates: 3.14% for the first quarter; 2.68% for the second quarter; and 2.59% for the third quarter.

        The Wendy’s Company 2017 Proxy Statement        53

EMPLOYMENT ARRANGEMENTS AND

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Following careful consideration and consultation with its executive compensation advisors, beginning in 2013, the Company adopted a philosophy to discontinue the use of formal employment agreements. The Company believes this practice is a responsible approach aligned with stockholder interests and best practice. Mr. Weisberg, who was hired prior to 2013, has an existing employment agreement. Employment arrangements for the other Named Executive Officers are governed by the terms of their individual employment offers, as well as an Executive Severance Policy adopted by the Compensation Committee in December 2015 (the “Executive Severance Policy”). The key provisions related to termination of employment for the Named Executive Officers are summarized in the tables below.

The Named Executive Officers also have received equity awards under the 2010 Omnibus Award Plan, which provides for the accelerated vesting of certain awards in connection with a qualifying termination event. Awards granted under the 2010 Omnibus Award Plan are subject to “double-trigger” vesting requirements in connection with a “change in control” of the Company. This means that, in order for an outstanding award to be accelerated and become vested, a “change in control” must occur and the participant must be terminated without “cause” or for “good reason” following the change in control.

The Company considers these limited severance and change in control benefits to be an important part of the executive compensation program and consistent with competitive market practice. The Company believes that providing appropriate severance benefits helps to attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-compete and other restrictive covenants in the event of an executive’s termination.

Mr. Brolick retired from the Company on May 26, 2016, at which time the employment term under his employment agreement with the Company expired. In connection with his retirement, Mr. Brolick received (or became entitled to receive) the following payments and benefits:

•

A pro rata portion of Mr. Brolick’s annual cash incentive award for 2016, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($891,250); and

•

Per the terms of Mr. Brolick’s employment agreement with the Company, continued vesting through the end of the appropriate vesting periods of all equity awards outstanding on Mr. Brolick’s May 26, 2016 retirement date as if Mr. Brolick had not experienced a termination of employment (with immediate vesting of such awards in the event a “change of control” occurs following his termination).

Prior to receiving any of the payments and benefits described above, Mr. Brolick was required to sign a general release and covenant not to sue in favor of the Company. In addition, Mr. Brolick remains subject to certain (i) non-compete and non-solicitation covenants until the last day on which his equity awards vest following his retirement date and (ii) confidentiality and non-disparagement covenants indefinitely following his retirement date.

A summary of the key severance provisions in effect as of the end of 2016 for Messrs. Penegor, Plosch, Wright, Kane and Weisberg is set forth below. This summary is qualified in its entirety by reference to the complete text of the employment arrangement documents for the Named Executive Officers, the Executive Severance Policy and the 2010 Omnibus Award Plan, copies of which have been filed with the SEC.

Employment Arrangements—Key Severance Provisions

TODD A. PENEGOR AND ROBERT D. WRIGHT
Termination event:	•	Termination without “cause.”
Severance payments:	•

A cash payment equal to the sum of the executive’s then-current base salary and actual cash incentive award paid for 2015, payable in biweekly installments for a period of 12 months (Mr. Penegor, $1,865,672; Mr. Wright, $1,168,345).

•

A cash payment equal to the executive’s then-current base salary for an additional period of 12 months, payable in biweekly installments commencing 12 months after termination, offset by any compensation earned from subsequent employment (Mr. Penegor, $900,000; Mr. Wright, $530,000).

	•	A lump sum cash payment of $30,000.

54        The Wendy’s Company 2017 Proxy Statement

•

A pro rata portion of the executive’s annual cash incentive award for 2016, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives (Mr. Penegor, $1,395,000; Mr. Wright, $566,835).

Treatment of equity awards:	•

In the event of a termination without “cause,” all outstanding stock options and restricted stock units will vest pro rata (on a monthly basis) through the date of termination (Mr. Penegor, $2,046,803; Mr. Wright, $1,602,768).

GUNTHER PLOSCH AND KURT A. KANE
Termination event:	•	Termination without “cause” or termination due to a change in control.
Severance payments:	•

If termination without “cause” occurs, a cash payment equal to the executive’s then-current base salary, payable in biweekly installments for a period of 18 months (Mr. Plosch, $712,500; Mr. Kane, $652,500).

•

If termination without “cause” occurs within 12 months following a change in control, a cash payment equal to the sum of the executive’s then-current base salary and target annual cash incentive award for 2016, payable in biweekly installments for a salary continuation period of 18 months (Mr. Plosch, $1,068,750; Mr. Kane, $978,750).

•

In either case, a pro rata portion of the executive’s annual cash incentive award for 2016, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives (Mr. Plosch, $323,950; Mr. Kane, $424,778).

Treatment of equity awards:		In the event of a termination without “cause”:
•

Continued vesting of all outstanding stock options during the 18-month salary continuation period. Any unvested stock options remaining outstanding as of the conclusion of the 18-month salary continuation period will be forfeited.

•

Accelerated vesting, as of the termination date, of outstanding restricted stock units that would have vested had the executive continued in active employment through the end of the 18-month salary continuation period. All other unvested restricted stock units will be forfeited (Mr. Kane, $339,785).

•

Vesting of outstanding performance units on a pro rata basis, based on the number of months worked prior to the executive’s termination date. Vesting will occur at the conclusion of the applicable performance period(s), based on actual performance for the entire performance period(s) (Mr. Kane, $126,994).

	•	If termination without “cause” occurs within 12 months following a change in control:
	•	Accelerated, full vesting of outstanding stock options as of the termination date (Mr. Plosch, $608,136; Mr. Kane, $902,793).
	•	Accelerated, full vesting of outstanding restricted stock units as of the termination date (Mr. Plosch, $1,205,605; Mr. Kane, $339,785).
•

Accelerated vesting of outstanding performance units based on actual performance through the termination date, if determinable; if undeterminable, accelerated, full vesting of all outstanding performance units at target levels of performance (Mr. Kane, $129,729).

        The Wendy’s Company 2017 Proxy Statement        55

SCOTT A. WEISBERG
Termination event:	•	Termination without “cause” or termination due to a “triggering event.”
Severance payments:	•	A cash payment equal to the sum of Mr. Weisberg’s then-current base salary and actual cash incentive award paid for 2015, payable in semi-monthly installments for a period of 12 months ($961,213).
•

A cash payment equal to Mr. Weisberg’s then-current base salary for an additional period of 12 months, payable in semi-monthly installments commencing 12 months after termination, offset by any compensation earned from subsequent employment ($415,000).

	•	A lump sum cash payment of $27,500.
•

A pro rata portion of Mr. Weisberg’s annual cash incentive award for 2016, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($405,248).

Treatment of equity awards:	•	In the event of a termination due to disability, all outstanding stock options will fully vest ($1,065,160).
Termination at or following expiration of employment term:	•

In the event of a termination by the Company at the expiration of Mr. Weisberg’s employment term, Mr. Weisberg would receive (i) continuation of his then-current base salary for eight months, payable in semi-monthly installments, and (ii) a pro rata portion of his annual cash incentive award for the fiscal year in which the termination occurs, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives.

Employment Arrangements—Restrictive Covenants

As a condition to receiving any of the severance payments and benefits described above, the Named Executive Officers are required to comply with certain restrictive covenants set forth under their respective employment arrangements, including the Executive Severance Policy, as described below.

NAME	GENERAL RELEASE/ COVENANT NOT TO SUE	NON-COMPETE/NON-SOLICITATION		CONFIDENTIALITY/ NON-DISPARAGEMENT
Todd A. Penegor	✓	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	✓	4 years
Gunther Plosch	✓	✓	12 months (termination for “cause”) 18 months (termination without “cause”)	✓	Unlimited
Robert D. Wright	✓	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	✓	4 years
Kurt A. Kane	✓	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	✓	Unlimited
Scott A. Weisberg	✓	✓	12 months (termination for “cause” or termination other than due to a “triggering event”) 24 months (termination without “cause” or termination due to a “triggering event”)	✓	4 years

56        The Wendy’s Company 2017 Proxy Statement

2010 Omnibus Award Plan—Key Severance Provisions

TYPE OF EQUITY AWARD	TERMINATION EVENT	IMPACT ON OUTSTANDING EQUITY AWARDS
Stock Options	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”	All outstanding stock options will fully vest (Mr. Penegor, $3,403,810; Mr. Plosch, $608,136; Mr. Wright, $1,623,779; Mr. Kane, $902,793; Mr. Weisberg, $1,065,160).
Restricted Stock Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”	All outstanding restricted stock units will fully vest (Mr. Penegor, $1,650,995; Mr. Plosch, $1,205,605; Mr. Wright, $1,650,995; Mr. Kane, $339,785).
Termination without “cause.”

For Messrs. Penegor and Wright, all outstanding restricted stock units granted on December 17, 2014 will fully vest (Mr. Penegor, $1,650,995; Mr. Wright, $1,650,995).

For Mr. Plosch, all outstanding restricted stock units granted on May 2, 2016 will vest pro rata ($870,715).

For Mr. Kane, all outstanding restricted stock units granted on May 4, 2015 will vest pro rata ($339,785).

Performance Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”

All outstanding performance units will vest pro rata (on a daily basis) through the date of termination based on actual performance or, if actual performance cannot be reasonably assessed, then based on the assumed achievement of target performance (Mr. Penegor, $1,496,430; Mr. Wright, $664,174; Mr. Kane, $129,729; Mr. Weisberg, $596,557).

Termination without “cause.”

All outstanding performance units granted on February 18, 2015 and February 25, 2016 will vest pro rata (on a monthly basis) through the date of termination based on actual performance through the end of the performance period (Mr. Penegor, $793,279; Mr. Wright, $406,214; Mr. Kane, $126,994; Mr. Weisberg, $248,226).

Aggregate Potential Payments upon Termination or Change in Control

The estimated aggregate values of the severance payments and benefits that would be provided to the Named Executive Officers in connection with the qualifying termination events described above pursuant to their respective employment arrangements, the Executive Severance Policy and the 2010 Omnibus Award Plan are shown in the table below.

NAME	TERMINATION DUE TO DEATH OR DISABILITY ($)	TERMINATION WITHOUT CAUSE OR DUE TO A TRIGGERING EVENT ($)	TERMINATION WITHOUT CAUSE FOLLOWED BY A CHANGE IN CONTROL ($)
Todd A. Penegor	$6,551,236	$7,581,085	$10,741,908
Gunther Plosch	$1,813,741	$2,082,850	$3,206,441
Robert D. Wright	$3,938,948	$4,854,494	$6,234,128
Kurt A. Kane	$1,372,306	$1,907,610	$2,775,834
Scott A. Weisberg	$1,661,717	$2,057,187	$3,470,678

Key Assumptions and Definitions

The following assumptions were made in calculating the value of the severance payments and benefits described in the tables above:

•	The triggering event took place on December 30, 2016, the last business day of 2016;

•	The price of our Common Stock was $13.52 per share, the closing price on December 30, 2016;

        The Wendy’s Company 2017 Proxy Statement        57

•	No compensation offset for executives whose second year severance payments would otherwise be subject to reduction for outside earnings;

•	The immediate exercise and sale of all stock options and the immediate sale of all restricted stock units and performance units that vested as of the December 30, 2016 triggering date;

•	Accelerated vesting of performance units is based on the assumed achievement of target performance; and

•	No six-month delay in payment to any “specified employee” that would otherwise be required under Section 409A of the Internal Revenue Code.

“Cause” is generally defined to include: (i) commission of any act of fraud or gross negligence that has a material adverse effect on the business or financial condition of the Company or its affiliates; (ii) willful material misrepresentation to the Company or the Board; (iii) willful failure or refusal to comply with any material obligations or any reasonable and lawful instructions of the President and Chief Executive Officer or the Board; (iv) engagement in any misconduct or commission of any act that is injurious or detrimental to the substantial interest of the Company or any of its affiliates; (v) indictment for any felony; (vi) failure to comply with any material written rules, regulations, policies or procedures of the Company; (vii) willful or negligent failure to comply with the Company’s policies regarding insider trading; or (viii) the executive’s death or disability.

“Triggering event” is generally defined to include: (i) material reduction in the executive’s authority, duties or responsibilities; (ii) requirement to report to any person other than the President and Chief Executive Officer or the Board; (iii) reduction in the executive’s base salary or target annual cash incentive opportunity percentage; or (iv) requirement to relocate to a work site outside of Columbus, Ohio.

“Change in control” is generally defined to include: (i) acquisition by any person or group of beneficial ownership of 50% or more of the outstanding shares of our Common Stock or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, subject to certain exceptions; (ii) during any period of 24 months, individuals who, at the beginning of such period, constitute the Board of Directors (i.e., “incumbent directors”) cease for any reason to constitute at least a majority of the Board, provided that any director whose election or nomination for election was approved by at least two-thirds of the incumbent directors then on the Board is deemed an incumbent director; (iii) stockholder approval of a plan of complete dissolution or liquidation of the Company; (iv) sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or (v) consummation of a reorganization, recapitalization, merger, consolidation, share exchange or similar transaction involving the Company that requires stockholder approval, subject to certain exceptions. Notwithstanding the foregoing, the acquisition of any portion of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors by, or the merger, consolidation or sale of assets of the Company with or to, Nelson Peltz or Peter W. May (or any person controlled by Messrs. Peltz or May) will not constitute a “change in control.”

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COMPENSATION OF DIRECTORS

The Company’s compensation program for non-management directors is designed to:

•	Be competitive with companies against which the Company competes for director talent;

•	Encourage and facilitate ownership of our Common Stock by non-management directors; and

•	Take into consideration stockholder views regarding director compensation.

The Compensation Committee has responsibility for reviewing the competitiveness and appropriateness of the compensation program for non-management directors and for approving or making recommendations to the Board of Directors with respect to director compensation. In carrying out its duties, the Compensation Committee has established a process to review, on a biennial basis, the competitive positioning of the Company’s director compensation program. In December 2016, the Compensation Committee requested that its independent outside compensation consultant, FW Cook, prepare a competitive analysis of the Company’s director compensation program to ensure that such program was providing appropriate levels of compensation. The analysis, which compared the compensation of the Company’s non-management directors against a peer group of 19 restaurant companies, confirmed that both the design and compensation levels of the Company’s director compensation program were reasonably aligned with market practice.

In May 2016, the Compensation Committee considered and evaluated market data and other guidance provided by FW Cook and a number of other factors, including: (i) the Company’s performance since the director compensation program was last changed in June 2015; (ii) the Company’s current initiatives and future growth strategies; (iii) the number of Board and Board committee meetings held; (iv) the increase in the complexity of matters addressed by directors; and (v) stockholder expectations regarding director compensation. After consulting with FW Cook, the Compensation Committee approved the addition of an annual chair retainer of $7,500 for the Nominating and Corporate Governance Chair under the Company’s director compensation program to more closely align the program with market practice and to maintain the program’s competitiveness in attracting and retaining highly qualified directors. Based on guidance from FW Cook, the retainer aligned within the competitive range of market median.

The components of the Company’s current compensation program for non-management directors, which include the additional annual chair retainer approved by the Compensation Committee in May 2016, are described below.

Annual Retainers

•	Each non-management director receives an annual retainer for Board service of $67,500.

•	Each member of the Audit Committee receives an annual retainer of $14,000, and the Audit Committee Chair receives an additional annual chair retainer of $15,000.

•	Each member of the Compensation Committee receives an annual retainer of $10,500, and the Compensation Committee Chair receives an additional annual chair retainer of $10,000.

•	The Nominating and Corporate Governance Committee Chair receives an annual chair retainer of $7,500.

Meeting Fees

•

Except as otherwise specifically determined by the Compensation Committee, no meeting fees are paid to members of the Audit Committee, Compensation Committee or Subcommittee. Members of all other Board committees, including the Nominating and Corporate Governance Committee, receive a fee of $2,000 for each meeting they attend.

Restricted Stock Awards

•

Each non-management director receives a restricted stock award in connection with his or her initial election and annual re-election to the Board. Each restricted stock award has an annual grant date fair value of $85,000 and vests on the earlier of the first anniversary of the grant date and the date of the Company’s next annual meeting of stockholders, subject to the director’s continued Board service on the vesting date.

Non-management directors may elect to receive all or a portion of their annual retainers and meeting fees in shares of Common Stock in lieu of cash. In addition, pursuant to the Company’s 2009 Directors’ Deferred Compensation Plan (the “2009 Directors’ Deferred Compensation Plan”), non-management directors may elect to defer a set percentage or amount of their annual retainers, meeting fees and restricted stock awards into restricted stock units. The restricted stock units represent a contingent right to receive shares of Common Stock and, in the case of a deferral of restricted stock awards, are subject to the same vesting schedule as the underlying restricted stock. Dividend equivalent units

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accrue on all amounts deferred under the 2009 Directors’ Deferred Compensation Plan. All deferred amounts are payable in shares of Common Stock in a lump sum on the earlier of the director’s termination of Board service, a fixed number of years or the director’s death, as elected by the director at the time of deferral.

2016 DIRECTOR COMPENSATION

The table below summarizes the compensation earned by or paid to the Company’s non-management directors for their Board and Board committee service during 2016. Todd A. Penegor, the Company’s Chief Executive Officer, did not receive any additional compensation during 2016 for his service as a director and is therefore not included in the table. During 2016, Emil J. Brolick received compensation for his service as a director only after his retirement, but not while serving, as our Chief Executive Officer. The compensation paid to each of Messrs. Penegor and Brolick during 2016 for his respective service as an executive officer of the Company is set forth in the “2016 Summary Compensation Table” above.

NAME	FEES EARNED OR PAID IN CASH ($) (1)	STOCK AWARDS ($) (2)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Nelson Peltz	67,500	85,000	500,000 (3)	652,500
Peter W. May	69,500	85,000	—	154,500
Emil J. Brolick	42,983	85,000		127,983
Janet Hill	78,000	85,000	—	163,000
Dennis M. Kass	82,375	85,000	—	167,375
Joseph A. Levato	111,000	85,000	—	196,000
J. Randolph Lewis (4)	40,241	—	—	40,241
Michelle J. Mathews-Spradlin	80,000	85,000	—	165,000
Matthew H. Peltz	69,500	85,000	—	154,500
Peter H. Rothschild	104,304	85,000	—	189,304
David E. Schwab II (4)	46,351	—	—	46,351
Arthur B. Winkleblack	51,483	85,000		136,483

(1)

Consists of the annual Board retainer, annual retainers for members of the Audit Committee and Compensation Committee, additional annual chair retainers for the Audit Committee Chair, Compensation Committee Chair and Nominating and Corporate Governance Committee Chair, and committee meeting fees. For 2016, Messrs. N. Peltz, May and M. Peltz elected to receive payment of their entire annual retainers and meeting fees in shares of Common Stock in lieu of cash. The number of shares received in lieu of cash was based on the average of the closing price of our Common Stock for the 20 consecutive trading days immediately preceding the date on which the retainers and meeting fees were otherwise payable.

(2)

Unless otherwise indicated, represents the grant date fair value of restricted stock awards granted to the non-management directors on May 26, 2016 upon their re-election to the Board at the Company’s 2016 annual meeting of stockholders, computed in accordance with FASB ASC Topic 718. Messrs. Levato and Schwab elected to defer their entire restricted stock awards into restricted stock units under the 2009 Directors’ Deferred Compensation Plan.

(3)

In connection with Nelson Peltz’s service as non-executive Chairman, the Board of Directors has approved reimbursement to Mr. Peltz for a portion of his security-related expenses. In connection with this reimbursement, an independent professional security consulting firm provides the Compensation Committee with periodic security assessments regarding Mr. Peltz’s security arrangements, including the security issues arising in connection with the business of the Company and the portion of Mr. Peltz’s security costs reimbursed by the Company. The amount shown reflects the aggregate amount of such security-related expenses reimbursed by the Company during 2016.

(4)

Messrs. Lewis and Schwab retired from the Board on May 26, 2016 when their respective terms expired at the Company’s 2016 annual meeting of stockholders and received a prorated portion of their annual retainers for 2016.

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The following table shows, for each non-management director, the aggregate number of shares of restricted stock, restricted stock units and stock options outstanding as of the end of 2016.

NAME	SHARES OF RESTRICTED STOCK OUTSTANDING AS OF 2016 FYE	RESTRICTED STOCK UNITS OUTSTANDING AS OF 2016 FYE	STOCK OPTIONS OUTSTANDING AS OF 2016 FYE
Nelson Peltz	8,177	—	12,000
Peter W. May	8,177	—	12,000
Emil J. Brolick	8,177	—	—
Janet Hill	8,177	—	45,000
Dennis M. Kass	8,177	—	—
Joseph A. Levato	—	115,410	24,000
J. Randolph Lewis	—	—	—
Michelle J. Mathews-Spradlin	8,177	—	—
Matthew H. Peltz	8,177	—	—
Peter H. Rothschild	8,177	—	—
David E. Schwab II	—	—	—
Arthur B. Winkleblack	8,177	—	—

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EXECUTIVE OFFICERS

The Company’s executive officers as of the date of this Proxy Statement are identified below.

NAME	AGE	POSITION
Todd A. Penegor	51	President and Chief Executive Officer
Liliana M. Esposito	42	Chief Communications Officer
Kurt A. Kane	45	Chief Concept & Marketing Officer
Scott A. Kriss	48	Senior Vice President—Chief Accounting & Tax Officer
Gunther Plosch	49	Chief Financial Officer
Abigail E. Pringle	43	Chief Development Officer
David G. Trimm	50	Chief Information Officer
Scott A. Weisberg	53	Chief People Officer
Robert D. Wright	49	Executive Vice President, Chief Operations Officer and International
E. J. Wunsch	45	Chief Legal Officer and Secretary

Additional information concerning the executive officers is provided below, including their respective positions with the Company and prior business experience (other than Mr. Penegor, for whom such information is provided above under the caption “Proposal 1—Election of Directors”). Executive officers are elected by the Board of Directors and hold office until the organizational meeting of the Board following the Company’s annual meeting of stockholders next succeeding their election and until their successors are elected and qualified, or until their earlier death, resignation, retirement or removal.

LILIANA M. ESPOSITO

Ms. Esposito has served as our Chief Communications Officer since June 2014, and in May 2016, she also assumed additional responsibilities for the Company’s quality assurance function. Prior to joining the Company, Ms. Esposito worked at Dean Foods Company, one of the leading food and beverage companies in the United States, where she served as Vice President of Corporate Communications and Public Affairs from January 2012 to March 2014 and Senior Director of Public Affairs from January 2010 to December 2011. Prior to that, Ms. Esposito worked at Mercury Public Affairs, a public strategy firm, where she served as Senior Vice President from January 2008 to January 2010 and Vice President from July 2005 to December 2007. Prior to joining Mercury Public Affairs, Ms. Esposito served as Public Affairs Manager at Mars, Inc. from July 2000 to July 2005. Previously, she served as a Senior Associate with Burson-Marsteller, a global public relations and communications firm. Ms. Esposito is a member of the board of directors of Quality Supply Chain Co-op, Inc. (“QSCC”), the independent purchasing cooperative for the Company and Wendy’s system. She also serves as a trustee of the Dave Thomas Foundation for Adoption.

KURT A. KANE

Mr. Kane joined the Company in May 2015 and now serves as our Chief Concept & Marketing Officer. Mr. Kane served as our Chief Concept Officer from May 2015 to October 2015. Prior to joining the Company, Mr. Kane worked at Yum! Brands, Inc. for seven years, where he held several key leadership positions for the Pizza Hut brand, including Global Chief Marketing and Food Innovation Officer from January 2014 to March 2015, Chief Marketing Officer of Pizza Hut U.S. from February 2011 to December 2013 and Vice President of Brand Marketing and Communications of Pizza Hut U.S. from 2008 to 2010. Prior to joining Yum! Brands, Mr. Kane worked at Frito-Lay, Inc. from 2005 to 2008, where he served as Marketing Director for New Products and Multipack Business and as Senior Brand Manager for the Doritos brand. Prior to that, he worked at Molson Coors Brewing Company from 2001 to 2005, where he was a Brand Manager and Brand Director for the Molson portfolio. Mr. Kane served as an Air Defense Artillery platoon officer in the 4th Infantry Division of the U.S. Army. Following his military service, he began his business career at The Procter & Gamble Company, where he worked as an Assistant Brand Manager for the Sunny Delight brand from 1998 to 2001. Mr. Kane also serves as a trustee of the Dave Thomas Foundation for Adoption.

62        The Wendy’s Company 2017 Proxy Statement

SCOTT A. KRISS

Mr. Kriss joined the Company in June 2012 and has served as our Senior Vice President—Chief Accounting & Tax Officer since November 2014. Mr. Kriss served as our Senior Vice President of Tax from June 2012 to November 2014. Prior to joining the Company, Mr. Kriss served as Tax Director—Americas for Bacardi-Martini, Inc., the largest privately held spirits company in the world, from December 2010 to May 2012. Prior to that, he served as Vice President—Tax and as a member of the administration committee at Tween Brands, Inc. from August 2008 to March 2010. Prior to joining Tween Brands, Mr. Kriss worked for 14 years at Limited Brands, Inc. (now known as L Brands, Inc.) where he held various leadership positions, last serving as Vice President—Tax from 2005 to 2008. Previously, Mr. Kriss worked at Arthur Andersen from 1991 to 1994. Mr. Kriss is a certified public accountant.

GUNTHER PLOSCH

Mr. Plosch has served as our Chief Financial Officer since he joined the Company in May 2016. Prior to that, Mr. Plosch worked for 16 years at Kellogg Company, a preeminent global food products company, where he held several key domestic leadership positions, including Vice President of Global Business Services from December 2014 to April 2016, Vice President and Chief Financial Officer of Kellogg North America from January 2010 to November 2014, Vice President of Finance for Morning Foods from October 2007 to December 2009 and Vice President of Corporate Planning from May 2005 to September 2007. He also served from May 2000 to April 2005 as the Finance Director of Kellogg Company’s United Kingdom/Republic of Ireland division. Previously, Mr. Plosch worked in Austria, Belgium and the United Kingdom for The Procter & Gamble Company, where he held various positions in finance from 1991 to 2000.

ABIGAIL E. PRINGLE

Ms. Pringle joined the Company in May 2002 and has served as our Chief Development Officer since December 2014. She served as our Senior Vice President of Restaurant Development and Growth Initiatives from July 2013 to December 2014, Senior Vice President of Strategic Initiatives and Planning from April 2012 to June 2013, Vice President of Strategic Initiatives and Planning from November 2008 to March 2012 and Director of Strategic Initiatives and Planning from May 2002 to November 2008. Prior to joining the Company, Ms. Pringle worked from August 1996 to May 2002 for Accenture plc, a global professional services company, where she served as a consultant in the areas of process reengineering, systems implementations, organizational design and change management.

DAVID G. TRIMM

Mr. Trimm has served as our Chief Information Officer since he joined the Company in July 2015. Prior to that, Mr. Trimm worked for 14 years at The Hertz Corporation, one of the largest worldwide airport general use car rental companies, where he held several key leadership positions, including Executive Vice President and Chief Information Officer from October 2013 to January 2015, Senior Vice President—Business Transformation Projects and Customer Loyalty from August 2012 to October 2013, Staff Vice President—eBusiness and Rent-a-Car Information Technology from May 2007 to August 2012 and Vice President—Business Systems for Hertz Europe Ltd. from April 2002 to May 2007. Mr. Trimm’s information technology, marketing and operations experience also includes his previous service as Vice President—Business Systems for Hertz Lease Europe (then a division of the Ford Motor Company) from June 2001 to April 2002, Chief Information Officer of Hotel Associates (an online hotel services start-up company in the United Kingdom) from October 2000 to June 2001, Global Systems Development Director for Hilton Group Plc from July 1997 to June 2000, Business Systems Manager for Coca-Cola Schweppes Beverages Ltd. and then Coca-Cola Enterprises from April 1993 to July 1997 and as Business Systems Manager for C&J Clark Ltd (a United Kingdom-based footwear manufacturer and retailer) from 1989 to 1993.

SCOTT A. WEISBERG

Mr. Weisberg has served as our Chief People Officer since April 2012. Prior to joining the Company, Mr. Weisberg served as Senior Vice President and Chief Human Resources Officer of SunEdison Inc. (formerly known as MEMC Electronic Materials, Inc.), a global leader of semiconductor and solar technology, from 2010 to 2011. Prior to that, he worked for 15 years at General Mills, Inc., where he held several key leadership positions, including Vice President of Human Resources for the U.S. Retail Organization from 2007 to 2010, Vice President of Compensation, Benefits and Staffing from 2005 to 2007 and Vice President of Human Resources for Supply Chain and Technology. Prior to joining General Mills, Mr. Weisberg held human resources and training positions with Nabisco, Inc. from 1993 to 1995 and PepsiCo, Inc. from 1987 to 1993.

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ROBERT D. WRIGHT

Mr. Wright joined the Company in December 2013 and has served as our Executive Vice President, Chief Operations Officer and International since May 2016. He served as our Executive Vice President, Chief Operations Officer from December 2014 to May 2016 and as Chief Operations Officer from March 2014 to December 2014. Prior to his tenure with the Company, Mr. Wright served as President, Chief Operating Officer and Interim Chief Executive Officer for Charley’s Grilled Subs from December 2010 to December 2013. Prior to that, he served as Executive Vice President of Company and Franchise Operations at Checkers Drive-In Restaurants Inc. from January 2008 to August 2010. Previously, Mr. Wright worked for ten years at Wendy’s International in various corporate roles, including Vice President of Operations and Training Integration from 2006 to 2008, President of Café Express, LLC from 2005 to 2006, Director of Area Operations from 2000 to 2005 and Franchise Area Director from 1998 to 2000. Prior to joining Wendy’s International, Mr. Wright worked as a Senior Franchise Consultant at Domino’s Pizza from 1993 to 1998. Mr. Wright is a member of the board of directors of QSCC . He also serves as a trustee of the Dave Thomas Foundation for Adoption.

E. J. WUNSCH

Mr. Wunsch has served as our Chief Legal Officer and Secretary since he joined the Company in October 2016. Previously, Mr. Wunsch worked for 17 years at The Procter & Gamble Company, a renowned global leader in providing branded consumer packaged goods, where he held several key leadership positions, including Vice President and General Counsel—North America from July 2015 to September 2016, Associate General Counsel—Asia Innovation, Commerce & Brand Equity from September 2013 to July 2015, Associate General Counsel—ASEAN & Asia Developing Markets from August 2011 to September 2013, Assistant Secretary and Associate General Counsel—Corporate, Securities & Employee Benefits from November 2006 to August 2011 and Associate Director and Senior Counsel—M&A/Licensing from April 2004 to November 2006. Prior to joining The Procter & Gamble Company, Mr. Wunsch was an associate attorney with the Taft Stettinius & Hollister LLP law firm and a law clerk for the Honorable Richard F. Suhrheinrich.

64        The Wendy’s Company 2017 Proxy Statement

STOCK OWNERSHIP AND RETENTION GUIDELINES

FOR EXECUTIVE OFFICERS AND DIRECTORS

The Board of Directors, upon the recommendation of the Compensation Committee, has adopted Stock Ownership and Retention Guidelines for Executive Officers and Directors (the “Stock Ownership and Retention Guidelines”), a copy of which is available on the Company’s website at www.aboutwendys.com. The Stock Ownership and Retention Guidelines were adopted by the Board to further align the interests of executive officers and directors with the interests of stockholders and to promote the Company’s commitment to sound corporate governance. A summary of the Stock Ownership and Retention Guidelines is set forth below.

Stock Ownership and Retention Guidelines for Executive Officers

The Chief Executive Officer must own an amount of Common Stock equal to at least five times his base salary, and each of the other executive officers must own an amount of Common Stock equal to at least three times his or her base salary. Until an executive officer satisfies the applicable ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the executive officer must continue to hold at least that number of shares until leaving his or her position with the Company.

Stock Ownership and Retention Guidelines for Non-Management Directors

Each non-management member of the Board must own an amount of Common Stock equal to at least five times the annual cash retainer payable for Board service. Until a director satisfies the ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the director must continue to hold at least that number of shares until leaving the Board.

General Provisions

Because executive officers and directors must retain at least 75% of the net shares received from any exercise of stock options, vesting of restricted stock or restricted stock units and payout of performance units until they satisfy the applicable ownership requirement, there is no set time period for initial satisfaction of the Stock Ownership and Retention Guidelines. In the case of financial hardship or other unusual situations, the ownership requirements may be waived upon the approval of the Compensation Committee and, in the case of executive officers, the Chief Executive Officer.

For stock options, “net shares” means the number of shares of Common Stock received upon exercise of the option, net of any shares used to pay the exercise price and applicable taxes. For restricted stock, restricted stock units and performance units, “net shares” means the number of shares received upon the vesting of the restricted stock or restricted stock units or the payout of the performance units, as applicable, net of any shares used to pay applicable taxes.

In addition to shares owned directly by an executive officer or a director, the Stock Ownership and Retention Guidelines provide that shares held in a trust, shares held by immediate family members residing in the same household, shares held in qualified plans, vested shares or share units held in nonqualified plans and unvested time-based restricted stock or restricted stock units will be counted toward satisfaction of the applicable ownership requirement. Shares held by an executive officer or a director in a margin account or otherwise pledged by an executive officer or a director as collateral for a loan will not be counted toward satisfaction of the applicable ownership requirement. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership as of March 27, 2017 (except as otherwise indicated by footnote) by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock (constituting our only class of voting securities); (ii) each of the Company’s directors and director nominees; (iii) each of the Company’s Named Executive Officers included in the “2016 Summary Compensation Table” above; and (iv) all of the Company’s directors and executive officers as a group. The number of shares of Common Stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of March 27, 2017, including through the exercise of stock options as shown in the second table below. Except as otherwise indicated by footnote, each person has sole voting power and sole dispositive power with respect to the shares shown in the table.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS BENEFICIALLY OWNED (1)
Nelson Peltz (2)	60,292,855	(3)(4)(5)	24.5%
Peter W. May (2)	60,085,776	(3)(4)(5)	24.4%
Edward P. Garden (2)	44,776,286	(4)(5)	18.2%
Trian Fund Management, L.P. (2)	44,535,921	(5)	18.1%
BlackRock, Inc. (6)	15,356,988	(6)	6.2%
The Vanguard Group (7)	15,073,132	(7)	6.1%
Janus Capital Management LLC (8)	13,497,652	(8)	5.5%
Horizon Kinetics LLC (9)	9,428,217	(9)	3.8%
Emil J. Brolick	3,808,083	(10)	1.5%
Kenneth W. Gilbert	—		*
Janet Hill	211,316	(11)	*
Dennis M. Kass	12,172	(12)	*
Joseph A. Levato	155,918	(13)	*
Michelle J. Mathews-Spradlin	17,526	(14)	*
Matthew H. Peltz (2)	348,328	(15)	*
Todd A. Penegor	804,027	(16)	*
Peter H. Rothschild	109,657	(17)	*
Arthur B. Winkleblack	8,177	(18)	*
Kurt A. Kane	51,295	(19)	*
Gunther Plosch	20,000	(20)	*
Scott A. Weisberg	337,396		*
Robert D. Wright	164,749	(21)	*
Directors and executive officers as a group (20 persons)	66,633,379		26.5%

*	Less than 1% of the outstanding shares of our Common Stock.

(1)	All percentages are based upon the number of shares of our Common Stock that were outstanding on March 27, 2017 (246,395,112).

(2)

The principal business address of Nelson Peltz, Peter W. May, Edward P. Garden, Matthew H. Peltz and Trian Fund Management, L.P. (“Trian Partners”) is 280 Park Avenue, 41st Floor, New York, New York 10017.

(3)

In July 2004, Nelson Peltz and Peter W. May entered into a voting agreement pursuant to which they agreed not to vote certain shares of Common Stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. Peltz and May aggregates their respective ownership interests as described in note (4) below.

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(4)

In the case of Nelson Peltz, includes: (i) 9,881,295 shares of Common Stock held directly (including 8,177 restricted shares of Common Stock that may be voted by Mr. Peltz); (ii) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust, a trust whose trustees are Mr. Peltz’s spouse, Matthew H. Peltz and an unrelated person; (iii) 44,169 shares of Common Stock owned by Mr. Peltz’s spouse; (iv) 81,494 shares of Common Stock owned by Mr. Peltz’s children; (v) 195,430 shares of Common Stock owned by the Peltz Family Foundation, a non-profit organization whose trustees are Mr. Peltz, Mr. Peltz’s spouse, Matthew H. Peltz and an unrelated person; (vi) options held by Mr. Peltz to purchase 12,000 shares of Common Stock; (vii) 5,398,149 shares of Common Stock held directly by Mr. May (including 8,177 restricted shares of Common Stock that may be voted by Mr. May); (viii) options held by Mr. May to purchase 12,000 shares of Common Stock; and (ix) 44,535,921 shares of Common Stock owned by the Trian Entities identified in note (5) below. Mr. Peltz disclaims beneficial ownership of the shares of Common Stock held by Mr. Peltz’s spouse, Mr. Peltz’s children, the Peltz 2009 Family Trust, the Peltz Family Foundation, Mr. May and the Trian Entities.

In the case of Mr. May, includes: (i) 5,398,149 shares of Common stock held directly (including 8,177 restricted shares of Common Stock that may be voted by Mr. May); (ii) 32,910 shares of Common Stock owned by the May Family Foundation, a non-profit organization whose trustees are Mr. May, Mr. May’s spouse and their two adult children; (iii) options held by Mr. May to purchase 12,000 shares of Common Stock; (iv) 9,881,295 shares of Common Stock held directly by Mr. Peltz (including 8,177 restricted shares of Common Stock that may be voted by Mr. Peltz); (v) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust; (v) 81,104 shares of Common Stock owned by Mr. Peltz’s minor children; (vi) options held by Mr. Peltz to purchase 12,000 shares of Common Stock; and (vii) 44,535,921 shares of Common Stock owned by the Trian Entities identified in note (5) below. Mr. May disclaims beneficial ownership of the shares of Common Stock held by the May Family Foundation, Mr. Peltz, the Peltz 2009 Family Trust, Mr. Peltz’s minor children and the Trian Entities.

In the case of Mr. Garden, includes (i) 240,365 shares of Common Stock held directly and (ii) 44,535,921 shares of Common Stock owned by the Trian Entities identified in note (5) below. Mr. Garden disclaims beneficial ownership of the shares of Common Stock held by the Trian Entities.

(5)

Based on: (i) information contained in a Schedule 13D/A filed with the SEC on December 7, 2016 by Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Investment Fund, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-G III, L.P., Trian Partners Strategic Fund-K, L.P., Trian Partners Strategic Fund-C, Ltd. (the foregoing entities collectively, the “Trian Entities”), Trian Partners, Trian Fund Management GP, LLC (“Trian Management GP”), Trian Partners GP, L.P., Trian Partners General Partner, LLC (“Trian GP LLC”), Nelson Peltz, Peter W. May, Edward P. Garden and Matthew H. Peltz; (ii) information contained in Form 4s filed by the Trian Entities and by Messrs. N. Peltz, May, Garden and M. Peltz subsequent to December 7, 2016; and (iii) information provided to the Company by Trian Partners.

44,535,921 shares are owned directly by the Trian Entities, which are managed by Trian Partners, an institutional investment manager (and are not held directly by Messrs. N. Peltz or May). Such shares are currently held in the ordinary course of business with other investment securities owned by the Trian Entities in comingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to certain of the Trian Entities, subject to applicable federal margin regulations, stock exchange rules and credit policies. Messrs. N. Peltz, May and Garden, by virtue of their relationships to the Trian Entities, Trian Partners, Trian Management GP and Trian GP LLC, may be deemed to beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) the shares of our Common Stock that are owned by the Trian Entities. Messrs. N. Peltz, May and Garden disclaim ownership of such shares for all other purposes.

        The Wendy’s Company 2017 Proxy Statement        67

(6)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2017 by Janus Capital Management LLC (“Janus Capital”) and one of its subsidiaries, INTECH Investment Management (“INTECH”). According to the Schedule 13G/A, (i) Janus Capital, as investment advisor or sub-advisor to certain managed portfolios, has sole voting and dispositive power over 13,408,552 shares of Common Stock held by such managed portfolios and (ii) INTECH, as investment advisor or sub-advisor to certain managed portfolios, has shared voting and dispositive power over 89,100 shares of Common Stock held by such managed portfolios. The principal business address of Janus Capital is 151 Detroit Street, Denver, Colorado 80206.

(7)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2017 by Horizon Kinetics LLC. According to the Schedule 13G/A, Horizon Kinetics LLC has sole voting and dispositive power over 9,428,217 shares of Common Stock. The principal business address of Horizon Kinetics LLC is 470 Park Avenue South, 4th Floor South, New York, New York 10016.

(8)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group. According to the Schedule 13G/A, The Vanguard Group has sole voting power over 121,202 shares of Common Stock, shared voting power over 28,389 shares of Common Stock, sole dispositive power over 14,933,752 shares of Common Stock and shared dispositive power over 139,380 shares of Common Stock. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(9)

Based solely on information contained in a Schedule 13G/A filed with the SEC on January 27, 2017 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 14,353,528 shares of Common Stock and sole dispositive power over 15,356,988 shares of Common Stock. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(10)	Includes 8,177 restricted shares of Common Stock that may be voted by Mr. Brolick.

(11)	Includes 8,177 restricted shares of Common Stock that may be voted by Ms. Hill.

(12)	Reflects 8,177 restricted shares of Common Stock that may be voted by Mr. Kass.

(13)	Includes 116,013 restricted stock units held by Mr. Levato under the 2009 Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(14)	Includes 8,177 restricted shares of Common Stock that may be voted by Ms. Mathews-Spradlin.

(15)

Includes: (i) 20,501 shares of Common Stock held directly (including 8,177 restricted shares that may be voted by Mr. Peltz); (ii) 195,430 shares held by the Peltz Family Foundation (of which Mr. Peltz is a trustee); and (iii) 132,397 shares held by the Peltz 2009 Family Trust (of which Mr. Peltz is a trustee). Mr. Peltz disclaims beneficial ownership of the shares owned by the Peltz Family Foundation and the Peltz 2009 Family Trust.

(16)	Does not include 122,752 restricted stock units held by Mr. Penegor, each of which represents a contingent right to receive one share of Common Stock.

(17)	Includes 8,177 restricted shares of Common Stock that may be voted by Mr. Rothschild.

(18)	Includes 8,177 restricted shares of Common Stock that may be voted by Mr. Winkleblack.

(19)	Does not include 25,263 restricted stock units held by Mr. Kane, each of which represents a contingent right to receive one share of Common Stock.

(20)	Does not include 89,638 restricted stock units held by Mr. Plosch, each of which represents a contingent right to receive one share of Common Stock.

(21)	Does not include 122,752 restricted stock units held by Mr. Wright, each of which represents a contingent right to receive one share of Common Stock.

68        The Wendy’s Company 2017 Proxy Statement

The beneficial ownership table above includes shares of Common Stock issuable upon the exercise of stock options that are exercisable as of, or will become exercisable within 60 days of, March 27, 2017 by the persons identified in the table below.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES REPRESENTED BY OPTIONS
Nelson Peltz	12,000

Peter W. May	12,000

Emil J. Brolick	3,097,322

Janet Hill	—

Dennis M. Kass	—

Joseph A. Levato	24,000

Michelle J. Mathews-Spradlin	—

Matthew H. Peltz	—

Todd A. Penegor	571,704

Peter H. Rothschild	—

Arthur B. Winkleblack	—

Kurt A. Kane	51,295

Gunther Plosch	—

Scott A. Weisberg	148,382

Robert D. Wright	151,881

Directors and executive officers as a group (20 persons)	4,597,324

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of our Common Stock, to report their beneficial ownership of our Common Stock, and any subsequent changes in their beneficial ownership, to the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any late report or known failure to file a required report during the most recent fiscal year. The Company assists our directors and executive officers in completing and filing their reports. Based solely on a review of the reports furnished to the Company and written representations that no other reports were required, the Company believes that, during 2016, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements, except that on behalf of Ms. Pringle, an amendment to Form 3 reporting the indirect beneficial ownership of Common Stock held by Ms. Pringle’s spouse was filed by the Company on August 16, 2016.

        The Wendy’s Company 2017 Proxy Statement        69

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning the Company’s equity compensation plans as of the end of 2016. The 2010 Omnibus Award Plan is currently the only equity compensation plan under which future equity awards may be granted.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)
Equity compensation plans approved by security holders (1)	16,595,856 Options	$8.34	34,516,243 (2)
	1,049,830 Performance Units (3)	—
	509,272 Performance Units (4)	—
	742,982 Performance Units (5)	—
Equity compensation plans not approved by security holders (6)	100,646 Options	$4.47	—
Total	16,696,502 Options	$8.31	34,516,243(2)
	1,049,830 Performance Units (3)
	509,272 Performance Units (4)
	742,982 Performance Units (5)

(1)	Includes the 2010 Omnibus Award Plan and the Company’s Amended and Restated 2002 Equity Participation Plan (the “2002 Equity Plan”).

The 2010 Omnibus Award Plan provides for the issuance of stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries and affiliates. The 2010 Omnibus Award Plan also permits non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. Under the terms of the 2010 Omnibus Award Plan, (i) shares of Common Stock subject to awards of stock options or stock appreciation rights are counted against the maximum share limit as one share of Common Stock for each share of Common Stock granted and (ii) shares of Common Stock subject to awards other than stock options or stock appreciation rights are counted against the maximum share limit as 2.5 shares of Common Stock for each share of Common Stock granted.

The 2002 Equity Plan provided for the issuance of stock options, stock appreciation rights, restricted stock and restricted stock units to officers, employees and non-employee directors of the Company and its subsidiaries and affiliates. The 2002 Equity Plan also permitted non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. As of January 1, 2017, options to acquire 105,950 shares of Common Stock were outstanding under the 2002 Equity Plan. No further awards may be granted under the 2002 Equity Plan.

(2)	Represents the aggregate number of shares available for future issuance under the 2010 Omnibus Award Plan.

(3)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and restaurant openings and remodels during a three-year performance period (January 4, 2016 through December 30, 2018). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(4)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and relative total stockholder return during a three-year performance period (December 29, 2014 through December 31, 2017). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(5)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of a performance goal based on adjusted earnings per share during a three-year performance period (December 30, 2013 through January 1, 2017). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

70        The Wendy’s Company 2017 Proxy Statement

(6)

Reflects awards issued under the Wendy’s International 2007 Stock Incentive Plan (the “Wendy’s 2007 Stock Plan”). In connection with the Company’s merger with Wendy’s International in September 2008, the Company assumed certain equity compensation plans of Wendy’s International, including the Wendy’s 2007 Stock Plan. The Wendy’s 2007 Stock Plan had been approved by the shareholders of Wendy’s International prior to the merger. The Wendy’s 2007 Stock Plan provided for the issuance of equity compensation awards in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, performance shares, performance units and share awards to eligible employees and non-employee directors of Wendy’s International and its subsidiaries. As of January 1, 2017, options to acquire 100,646 shares of Common Stock were outstanding under the Wendy’s 2007 Stock Plan. No further awards may be granted under the Wendy’s 2007 Stock Plan.

        The Wendy’s Company 2017 Proxy Statement        71

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

Pursuant to its written charter, the Audit Committee has responsibility for the review and approval or ratification of all related person transactions involving more than $10,000, using appropriate counsel or other advisors as the Committee may deem necessary.

The Company has adopted a Related Person Transactions Policy (the “RPT Policy”) which sets forth in writing the procedures for the Audit Committee’s review, approval and ratification of related person transactions. The RPT Policy defines a “related person transaction” as any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect interest and which involves more than $10,000. A “related person” is defined as any director, director nominee or officer of the Company, any person who is known to beneficially own more than 5% of the Company’s voting securities, any immediate family member of any of the foregoing persons and any entity in which any of the foregoing persons is employed, is a director, trustee, general partner or principal or holds a similar position or has a 10% or greater beneficial ownership interest. The Company’s legal department is primarily responsible for obtaining information from the applicable related person with respect to a proposed related person transaction and for determining, based on the relevant facts and circumstances, whether the transaction is subject to the RPT Policy. If the transaction is subject to the RPT Policy, the legal department then presents information concerning the transaction to the Audit Committee for review and consideration.

In the course of its review of a proposed related person transaction, the Audit Committee will consider all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on the independence of the Company’s directors; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable legal and regulatory requirements. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

Pursuant to the RPT Policy, the Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. If a proposed related person transaction involves any member of the Audit Committee (or an immediate family member of any Audit Committee member), such member would not participate in the review, consideration, approval or ratification of the proposed transaction.

Related Person Transactions

On December 1, 2011, the Company entered into an agreement with Trian Partners and certain of its affiliates, including Nelson Peltz, Peter W. May and Edward P. Garden (collectively, the “Covered Persons”). Pursuant to the agreement, the Board of Directors, including a majority of the independent directors, approved, for purposes of Section 203 of the Delaware General Corporation Law, the Covered Persons becoming the owners of or acquiring an aggregate of up to 32.5% (subject to certain adjustments set forth in the agreement) of the outstanding shares of our Common Stock, such that no such persons would be subject to the restrictions set forth in Section 203 solely as a result of such ownership (such approval, the “Section 203 Approval”). The agreement (other than the provisions relating to the Section 203 Approval and certain miscellaneous provisions) terminated pursuant to its termination provisions on January 15, 2014.

The related person transaction described above was reviewed and approved by the Audit Committee in accordance with the terms of its written charter and the RPT Policy.

72        The Wendy’s Company 2017 Proxy Statement

AUDIT COMMITTEE REPORT*

In accordance with its written charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, and assists the Board of Directors in its oversight of the accounting, audit and financial reporting practices of the Company. The Audit Committee is composed of four members who satisfy the independence and financial literacy requirements of NASDAQ and Section 10A of the Exchange Act. The Company’s management is responsible for the Company’s financial reporting process and for preparing the Company’s financial statements, and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to the Committee and on the representations made by management and the independent registered public accounting firm that the Company’s financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended January 1, 2017 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte & Touche LLP all matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee, with and without management present, reviewed and discussed the results of Deloitte & Touche LLP’s examination of the Company’s financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 1, 2017, and Deloitte & Touche LLP is required to prepare an attestation report with respect to the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 1, 2017, and reviewed and discussed with Deloitte & Touche LLP its report as to the effectiveness of the Company’s internal control over financial reporting. Management’s report and Deloitte & Touche LLP’s report are each included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017.

The Audit Committee received from Deloitte & Touche LLP a written statement regarding all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP’s independence, consistent with applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte & Touche LLP any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche LLP’s independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche LLP to the Company not related to the audit of the Company’s annual financial statements referred to above or to the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q is compatible with maintaining Deloitte & Touche LLP’s independence.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibilities described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017.

The Audit Committee:

Joseph A. Levato, Chair

Dennis M. Kass

Peter H. Rothschild

Arthur B. Winkleblack

*

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

        The Wendy’s Company 2017 Proxy Statement        73

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Company’s Proxy Card)

The Audit Committee has determined to appoint Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for 2017. The Company’s stockholders are being asked to ratify the appointment of Deloitte at the Annual Meeting. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to the engagement of the independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance.

A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte is not ratified at the Annual Meeting, the Audit Committee may consider, in its sole discretion, the selection of another accounting firm.

Independent Registered Public Accounting Firm Fees

The following table shows the fees billed (or expected to be billed) for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the fiscal years ended January 1, 2017 and January 3, 2016, and for other services rendered by Deloitte during 2016 and 2015.

FEE CATEGORY	2016	2015
Audit Fees (1)	$2,470,735	$2,757,065
Tax and Tax-Related Fees (2)	29,841	39,905
All Other Fees (3)	4,085	9,775

Total	$2,504,661	$2,806,745

(1)

For both 2016 and 2015, includes fees associated with the integrated audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q, stand-alone audits of certain of the Company’s subsidiaries, statutory audits required internationally and fees associated with audits of the Company’s System Optimization strategic initiative. For 2015, also includes fees associated with audits of other certain strategic initiatives, including the Company’s whole business securitization debt refinancing and the sale of the Company’s bakery operations.

(2)	For both 2016 and 2015, includes fees for professional services related to tax compliance, tax advice and tax planning, including the preparation of international income tax returns.

(3)

For both 2016 and 2015, includes the Company’s subscription to Deloitte’s online library of accounting and financial disclosure literature, and 2015 also includes the Company’s attendance at Deloitte’s national tax training seminar.

As discussed above under the caption “Audit Committee Report,” during 2016, the Audit Committee: (i) discussed with Deloitte any relationships that may have an impact on Deloitte’s objectivity and independence; (ii) satisfied itself as to Deloitte’s independence; and (iii) considered whether the provision of services by Deloitte that were not related to the audit of the Company’s annual financial statements or to the reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q was compatible with maintaining Deloitte’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a Policy Relating to Pre-Approval of Audit and Permitted Non-Audit Services (the “Pre-Approval Policy”) that requires the Committee to pre-approve all services provided by the Company’s independent registered public accounting firm to the Company and its subsidiaries. In general, predictable and recurring covered services, together with the related fees, may be approved by the Audit Committee on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered services, provided that the pre-approval is sufficiently detailed to identify the scope of services to be provided. The Pre-Approval Policy sets forth a list of covered services that may be pre-approved by class on an annual basis. Covered services that are not pre-approved by class must be pre-approved on an individual basis by the Audit Committee.

74        The Wendy’s Company 2017 Proxy Statement

Under the Pre-Approval Policy, any engagement of the independent registered public accounting firm to perform pre-approved “tax” or “all other” services must be reported by management to the Audit Committee at its first scheduled meeting following the engagement. The total payments that may be made with respect to “tax” or “all other” services that have been pre-approved by class may not exceed $200,000 per year. Once the $200,000 threshold has been met in any year, any additional “tax” or “all other” services (including any additional payments for “tax” or “all other” services that were previously pre-approved) must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee.

Pursuant to the Pre-Approval Policy, the Audit Committee will establish fee levels or limits for covered services that are pre-approved on a class basis not less frequently than annually. Any covered services for which the estimated fees would cause the total fees for that class of services to exceed the applicable fee limit must be specifically approved by the Audit Committee. For services that are approved by the Audit Committee on an individual basis, the Committee will indicate an approval fee level or limit at the time of approval. The Audit Committee periodically reviews a schedule prepared by management showing the fees paid and estimated to be paid to the independent registered public accounting firm during the fiscal year for each covered service that was or is being provided by the firm.

The Pre-Approval Policy permits the Audit Committee to delegate pre-approval authority to one or more of its members, provided that (i) the aggregate estimated fees for any covered service approved by delegates may not exceed $100,000 for any applicable fiscal year and (ii) the aggregate estimated fees for all covered services approved by delegates during any fiscal year may not exceed $1.0 million. Any pre-approval granted by delegates must be reported to the Audit Committee at its next scheduled meeting.

In considering whether to grant pre-approval, the Audit Committee considers the nature and scope of the proposed service in light of applicable legal and regulatory requirements, including the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board with respect to auditor independence. The Audit Committee retains discretion to prohibit services that, in its view, may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm.

All of the services provided to the Company by Deloitte during 2016 were pre-approved by the Audit Committee or its delegates in accordance with the terms of the Pre-Approval Policy.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

        The Wendy’s Company 2017 Proxy Statement        75

PROPOSAL 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

(Item 3 on the Company’s Proxy Card)

In accordance with Section 14A of the Exchange Act, we provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our Named Executive Officers (also known as a “say-on-pay” vote). We encourage stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in detail how our 2016 executive compensation program was designed and implemented to achieve our overall compensation objectives. Stockholders also should review the “2016 Summary Compensation Table” included in this Proxy Statement, as well as the related compensation tables, notes and narrative, which provide detailed information regarding the compensation of our Named Executive Officers for 2016.

Our executive compensation program is designed to support the Company’s business objectives by linking executive pay to individual performance, the Company’s attainment of annual and multi-year operating and financial goals and the creation of long-term stockholder value. The executive compensation program utilizes a variety of sound compensation governance practices that support the Company’s commitment to protecting stockholder interests.

The primary objectives of our executive compensation program are to:

•	Motivate achievement of the Company’s performance objectives;

•	Attract and retain highly qualified executives by paying competitive compensation levels if performance commensurate to peers is achieved; and

•	Align the interests of executives with those of the Company’s stockholders.

Under our executive compensation program, a substantial portion of the total compensation for senior executives is variable (i.e., at-risk) and tied to Company performance. During 2016, performance-based incentives constituted the most significant portion of total direct compensation for our Chief Executive Officer (81%) and our other Named Executive Officers as a group (75%). This pay-for-performance philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

The primary components of our executive compensation program are described in the table below.

COMPONENT	PURPOSE
Base Salary	• Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.
Annual Cash Incentives	• Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objective.
Long-Term Equity Incentives

•    Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multi-year strategic business objectives.

•    Create a direct link between executive pay and the long-term performance of our Common Stock.

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice.

During 2016, the Company made significant strategic and financial progress through our brand transformation efforts, which has poised the Company for global growth, improved efficiency and an enhanced customer experience. We achieved strong operating and financial results and continued to execute our brand vision to Delight Every Customer™ by providing a Deliciously Different™ restaurant experience, which has led to 16 consecutive quarters of positive same-restaurant sales in North America. During 2016, we achieved the highest total and net new global restaurant openings since 2005, drove significant improvements in both our corporate and restaurant-level economic model, completed our System Optimization initiative, continued to strengthen the Wendy’s franchise system and created significant value for stockholders. Specifically, we achieved year-over-year improvements in our key operating and financial metrics, sustained our strong momentum with new restaurant development and our Image Activation restaurant reimaging program, continued our transition to a predominantly franchised business model and returned nearly $400 million in cash to stockholders through dividends and share repurchases.

Through our strong operating results and execution of our strategic initiatives, we delivered total stockholder return of 28% in 2016, 65% on a three-year basis and 183% on a five-year basis. At the same time, the overall compensation of

76        The Wendy’s Company 2017 Proxy Statement

our senior executives remained competitive with the market and the restaurant industry, consistent with our executive compensation philosophy.

Notwithstanding strong stockholder support of our executive compensation program, we continue to evaluate ways to further strengthen our commitment to best practices in compensation governance. For 2017, for our annual cash incentives, we retained the weightings of our key growth and earnings performance metrics–same-restaurant sales at 40% and adjusted EBITDA at 60%. For our long-term equity incentives, we also retained the equal weighting of the performance unit and stock option components at 50% of grant value for each.

We believe our strong results in 2016 are a reflection of our pay-for-performance philosophy and demonstrate that our executive compensation program is effectively designed and continues to serve the best interests of the Company and our stockholders.

After considering the foregoing information, together with the more detailed information regarding our executive compensation program set forth in this Proxy Statement, the Company proposes that stockholders approve the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” the “2016 Summary Compensation Table” and the related compensation tables, notes and narrative included in this Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders.

The vote on this resolution is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and Compensation Committee will carefully review the voting results and, to the extent there is a significant vote in favor of or against our executive compensation program as described in this Proxy Statement, the Compensation Committee will consider whether to implement, or recommend to the Board of Directors the implementation of, any modifications to the Company’s compensation programs and policies in response to such vote.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

        The Wendy’s Company 2017 Proxy Statement        77

PROPOSAL 4

ADVISORY RESOLUTION TO APPROVE THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

(Item 4 on the Company’s Proxy Card)

In accordance with Section 14A of the Exchange Act, we provide our stockholders with the opportunity to cast an annual advisory say-on-pay vote to approve the compensation of the Named Executive Officers, as discussed above under the caption “Proposal 3—Advisory Resolution to Approve Executive Compensation.”

Section 14A of the Exchange Act also provides that stockholders must be given the opportunity to vote, on a non-binding and advisory basis, to express their preference as to the frequency of future advisory votes on the compensation of our Named Executive Officers (also known as a “say-on-frequency” vote). By voting with respect to this Proposal 4, stockholders may indicate whether they prefer that the Company conduct future advisory votes on executive compensation every year, every two years or every three years.

In 2011, our Board of Directors, upon the recommendation of the Compensation Committee, determined that conducting an annual say-on-pay vote was in the best interests of the Company and our stockholders. At the 2011 annual meeting of stockholders, approximately 92% of the votes cast on the say-on-frequency resolution were voted in favor of holding annual say-on-pay votes. We have conducted an annual say-on-pay vote every year since 2011, consistent with the Board’s recommendation and the preference expressed by our stockholders. In February 2017, after careful consideration, the Board of Directors, upon the recommendation of the Compensation Committee, determined that holding a say-on-pay vote every year is appropriate and allows our stockholders to express their collective views and provide timely, direct input on the Company’s executive compensation program and practices.

The Compensation Committee will continue to review the design of the executive compensation program in light of future say-on-pay votes, developments in executive compensation and the Company’s pay-for-performance philosophy to ensure that the executive compensation program continues to serve the best interests of the Company and its stockholders.

The vote on this resolution is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board and Compensation Committee will carefully review the voting results and consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation. Notwithstanding the outcome of the say-on-frequency vote, our Board may in the future decide to conduct advisory say-on-pay votes on a more or less frequent basis based on factors such as stockholder preferences and any adoptions of material changes to our executive compensation program.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO

CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

78        The Wendy’s Company 2017 Proxy Statement

PROPOSAL 5

STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN

(Item 5 on the Company’s Proxy Card)

Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 11021, holder of at least $2,000 in market value of our Common Stock, has notified the Company that he intends to propose the resolution below (“Proposal 5”) at the Annual Meeting. Mr. Steiner’s proposed resolution and supporting statement are reproduced verbatim below from his letter to the Company dated October 25, 2016. The proponent, Mr. Steiner, is responsible for the content of Proposal 5, for which the Company and our Board of Directors do not accept any responsibility.

Stockholder Proposal

Proposal 5 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar reversed itself by naming an independent board chairman in October 2016. Caterpillar had opposed a shareholder proposal for an independent board chairman as recent as its June 2016 annual meeting. Wells Fargo also reversed itself and named an independent board chairman in October 2016.

This proposal is of greater importance to our company because our chairman, Nelson Peltz, is an inside-related director. From April 1993 through June 2007, Mr. Peltz served as Chairman and Chief Executive Officer of Triarc Companies, Inc. (now known as Wendy’s). Mr. Peltz at age 74 also has 23-years long-tenure which makes him more of an insider. Mr. Peltz is also the father of Matthew Peltz, age 34, a Wendy’s director.

According to Institutional Shareholder Services 53% of the Standard & Poors 1,500 firms separate these 2 positions—“2015 Board Practices,” April 12, 2015. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

Having a board chairman who is independent of management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors. An independent director serving as chairman can help ensure the functioning of an effective board.

Please vote to enhance shareholder value:

Independent Board Chairman—Proposal 5

Board Recommendation

The Board of Directors recommends a vote AGAINST this proposal.

The Company and our Board of Directors have considered Proposal 5 and do not believe that Proposal 5 is in the best interests of the Company or our stockholders because the Company’s current corporate governance structure provides effective independent oversight of management, as evidenced by the Company’s strong financial performance and stockholder returns.

        The Wendy’s Company 2017 Proxy Statement        79

The Company’s corporate governance structure already provides effective independent oversight of management and Board accountability and responsiveness to stockholders.

The Company does not believe that a policy requiring that the Chairman be an independent member of the Board is necessary to ensure that our Board provides effective oversight of management and remains accountable to stockholders. Rather, we believe that our Board’s oversight and accountability are effectively upheld and bolstered through (i) the separation of the Chairman and Chief Executive Officer roles, (ii) the composition of the Board, including our seven independent directors, (iii) the role of our independent Board committees and (iv) the strong corporate governance practices maintained by the Company.

•

The Company has separated the Chairman and Chief Executive Officer roles for nearly the last ten years. The Board of Directors separated the positions of Chairman and Chief Executive Officer in June 2007, and the positions of Chairman and Chief Executive Officer have remained separate and been filled by separate individuals since that time. Nelson Peltz serves as our non-executive Chairman, and Todd A. Penegor serves as our Chief Executive Officer. This allows our Chief Executive Officer to focus on developing and implementing the Company’s business strategies and objectives and supervising the Company’s day-to-day business operations, while allowing our Chairman to lead the Board of Directors in its oversight and advisory roles. This structure provides a clear delineation of responsibilities for each position and fosters greater accountability of management. The Board has carefully considered and approved its current leadership structure and firmly believes that this structure is appropriate and in the best interests of the Company and our stockholders, who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Peltz, and our Chief Executive Officer, Mr. Penegor.

•

Majority Independent Board. As required by our Corporate Governance Guidelines, a majority of the members of the Board are “independent,” as defined under the Company’s and NASDAQ’s director independence standards. The Company believes that these independent directors are committed and possess the relevant business experience and skills to effectively oversee management, which provides an effective balance between Company management and the Board that operates effectively in our stockholders’ best interests.

•

Directors Possess Diverse Backgrounds, Skills and Experience. In accordance with the general Board membership criteria set forth in our Corporate Governance Guidelines, our Board is comprised of members with diverse professional and personal backgrounds, skills, experiences and viewpoints. Our Board members also come from various organizational backgrounds and have direct experience with a wide range of leadership and management structures. Five new directors have also joined our Board during the last three years. The knowledge, qualifications, perspective, tenure, age and insight of each of these directors effectively enhance and contribute to the overall mix of backgrounds, skills, experiences and viewpoints of our Board of Directors. Given our directors’ broad spectrum of experience and expertise, we believe that in light of any circumstances, our Board of Directors is aptly qualified and well positioned to evaluate the Company’s needs and various types of leadership structures and, most importantly, to determine the most effective leadership structure for serving the best interests of the Company and our stockholders.

•

Fully Independent Key Board Committees. Our three key Board committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee—are each composed entirely of independent directors. This ensures that oversight of critical matters is entrusted solely to independent directors. Examples of such critical matters include, without limitation, the integrity of our financial statements and internal accounting and financial controls, the compensation of our directors and executive officers (including the Chairman and the Chief Executive Officer), the nomination and evaluation of our directors, the review of related person transactions and the development of corporate governance principles.

•

Board Authority and Resources. All of our directors have the authority to suggest items for inclusion on the agenda for all Board meetings and to raise subjects that are not on the agenda for a particular meeting. Directors also have complete and open access to members of management, as well as the authority to retain independent legal, financial and other advisors as they deem appropriate. Our key Board committees regularly engage independent outside consultants, legal counsel and other advisors in connection with discharging their duties and responsibilities.

•

Regular Executive Sessions. Non-management directors hold regularly scheduled executive sessions in which non-management directors meet without any members of management present. Independent directors also meet in executive session at least twice a year. The Chairs of the Audit Committee,

80        The Wendy’s Company 2017 Proxy Statement

Compensation Committee and Nominating and Corporate Governance Committee rotate as the presiding director for the independent director executive sessions. Directors utilize the executive sessions to discuss a wide range of matters, including evaluations of the performance of the Chief Executive Officer and senior management and the effectiveness of the Board and Board committees.

•

Annual Election of Directors. Each Board member, including the Chairman, is held directly accountable to stockholders through the annual election of all directors and majority voting in uncontested director elections. The Nominating and Corporate Governance Committee annually evaluates the qualifications of each director and recommends to the Board whether such director should be re-nominated for election by stockholders to a new one-year term.

•

Stockholder Proxy Access Rights. Our Certificate of Incorporation permits a stockholder, or a group of up to 25 stockholders, owning three percent or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Company’s Board of Directors (or 25%, if the number of directors on the Board is less than ten), subject to the eligibility, notice, information and other requirements set forth in the Certificate of Incorporation. The Board believes that the proxy access rights serve the best interests of the Company and our stockholders and provide meaningful rights to our stockholders while ensuring that the rights are used in a responsible manner.

•

Stockholder Ability to Call Special Meetings. Our Certificate of Incorporation and By-Laws give holders of record of at least 20% in voting power of our outstanding capital stock the ability to request that a special meeting of stockholders be called, subject to certain notice, information and other requirements. The Board believes that providing stockholders a meaningful ability to request special meetings is an important aspect of good corporate governance.

The Company and the Board believe that our current leadership structure supports the risk oversight of the Board. Having the roles of Chairman and Chief Executive Officer filled by separate individuals allows the Chairman to lead the Board in the Board’s oversight of our risk assessment and risk management activities and allows the Chief Executive Officer to lead senior management in its supervision of the Company’s day-to-day business operations, including the identification, assessment and mitigation of material risks.

Furthermore, adopting Proposal 5, an inflexible policy that requires an independent Chairman in all circumstances (except when no independent director is available and willing to serve as Chairman), would unduly restrict the Board in determining the leadership structure that best serves the interests of the Company and our stockholders at any particular point in time. The Board possesses a depth of knowledge of the Company’s strategic and long-term goals, the unique opportunities and challenges facing the Company at any given time and the numerous qualifications, skills, expertise and capabilities of the Company’s directors and senior management. Rather than imposing a “one-size fits all” approach to Board leadership, we believe it is important to maintain the flexibility to choose a leadership structure that best suits the Company’s circumstances and that such flexibility to make leadership structure determinations, including whether the Chairman and Chief Executive Officer roles should remain separate, is an appropriate and responsible approach to addressing a leadership structure that operates effectively and in our stockholders’ best interests.

The Company’s current leadership structure is working effectively, as evidenced by the Company’s strong financial performance and stockholder returns.

The proponent has not provided any evidence demonstrating that requiring an independent Board Chairman improves corporate performance or increases stockholder value. Under our current leadership structure with Mr. Peltz as our non-executive Chairman and Mr. Penegor as our Chief Executive Officer, the Company has continued to make favorable strategic and financial progress and create value for our stockholders through, for example, the acceleration of new restaurant openings, continued positive same-restaurant sales, successful transformation of the Wendy’s® brand and the strengthening of the Wendy’s system, all of which resulted in a total stockholder return of approximately 28%, 65% and 183% for the one-, three- and five-year periods, respectively, ending with 2016. For such reasons, the Company and our Board believe that adoption of Proposal 5 would be contrary to the best interests of the Company and our stockholders.

        The Wendy’s Company 2017 Proxy Statement        81

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE AGAINST THIS PROPOSAL.

82        The Wendy’s Company 2017 Proxy Statement

OTHER MATTERS

Other Matters to Come Before the Annual Meeting

The Company is not aware of any other matters that are intended to be brought before the Annual Meeting. The proxy being solicited by the Board of Directors does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named as proxies will vote the shares represented by properly submitted proxies in accordance with their best judgment, to the extent permitted by applicable legal and regulatory requirements.

Contacting Directors

If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send an e-mail to corporate-secretary@wendys.com or write to the Secretary of the Company at our principal executive offices at the address provided under the caption “Contacting the Secretary and Principal Executive Offices.” Your communication should specify the intended recipient or recipients, and will be forwarded by the Secretary to such recipient or recipients. Any communication that relates to the Company’s accounting, internal accounting controls or auditing matters will also be forwarded by the Secretary to the Chair of the Audit Committee.

Stockholder Proposals for 2018 Annual Meeting of Stockholders

Our Certificate of Incorporation and By-Laws provide that, except as otherwise provided by law, only business properly brought before an annual meeting of stockholders may be conducted at such meeting. To do so, a stockholder proponent and stockholder proposal (including Rule 14a-8 Proposals and Proxy Access Director Nominations) must satisfy the applicable eligibility, notice, content, stock ownership and other requirements set forth in our Certificate of Incorporation and By-Laws. Rule 14a-8 Proposals must additionally meet the applicable requirements of Rule 14a-8 of the Exchange Act.

All stockholder proposals must be (i) addressed to the Secretary of the Company and (ii) received by the Company at our principal executive offices within the timeframes noted below (the address for our Secretary and principal executive offices is provided below under the caption “Contacting the Secretary and Principal Executive Offices”). Please note that delivery of any stockholder proposal must be made personally or by mail, and delivery by e-mail, facsimile or other means will not satisfy the requirements of our Certificate of Incorporation. A stockholder who wishes to submit any business before the 2018 Annual Meeting is encouraged to seek independent counsel regarding the requirements under our Certificate of Incorporation and By-Laws and SEC rules and regulations, and the Company reserves the right to forego consideration of any submitted business that is not timely or otherwise does not satisfy the appropriate requirements.

Bringing Stockholder Proposals Before the 2018 Annual Meeting

Stockholders may submit proposals (including director nominations) for consideration at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) that are not Rule 14a-8 Proposals, not Proxy Access Director Nominations and not otherwise intended for inclusion in the Company’s proxy materials for the 2018 Annual Meeting. To be timely and properly brought before the 2018 Annual Meeting, any such stockholder proposal must be received by the Company not earlier than January 23, 2018 and not later than February 22, 2018. However, if the date of the 2018 Annual Meeting occurs more than 30 days before, or more than 60 days after, May 23, 2018, the Company must receive such stockholder proposals (i) not earlier than 120 calendar days before the 2018 Annual Meeting date and (ii) not later than the later of (a) 90 calendar days before the 2018 Annual Meeting date or (b) the tenth day after the date on which we publicly disclose the 2018 Annual Meeting date by mail, in a press release or in a document filed with the SEC.

Stockholder Proposals Intended for Inclusion in 2018 Proxy Materials

Stockholders may submit proposals (other than Proxy Access Director Nominations) under Rule 14a-8 of the Exchange Act for inclusion in our 2018 proxy materials and consideration at the 2018 Annual Meeting (“Rule 14a-8 Proposals”). Pursuant to Rule 14a-8, to be timely and properly brought before the 2018 Annual Meeting, any Rule 14a-8 Proposal must be received by the Company not later than the close of business on December 14, 2017. Please note that, as the SEC rules make clear, simply submitting a Rule 14a-8 Proposal does not guarantee that such proposal will be included in our 2018 proxy materials.

Director Nominations Intended for Inclusion in 2018 Proxy Materials (Proxy Access)

Last year, our stockholders approved amendments to our Certificate of Incorporation to implement “proxy access” procedures for director nominations submitted by stockholders. As provided in more detail in our Certificate of

        The Wendy’s Company 2017 Proxy Statement        83

Incorporation, proxy access permits a stockholder, or a group of up to 25 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of our Board of Directors (or 25%, if the number of directors serving on the Board is less than ten) (“Proxy Access Director Nominations”).

Stockholders may submit Proxy Access Director Nominations for inclusion in our 2018 proxy materials and consideration at the 2018 Annual Meeting. To be timely and brought before the 2018 Annual Meeting, any Proxy Access Director Nomination must be received by the Company not earlier than November 12, 2017 and not later than December 12, 2017. However, if the date of the 2018 Annual Meeting occurs more than 30 days before, or more than 60 days after, May 23, 2018, the Company must receive Proxy Access Director Nominations (i) not earlier than 120 calendar days before the 2018 Annual Meeting date and (ii) not later than the later of (a) 90 calendar days before the 2018 Annual Meeting date or (b) the tenth day after the date on which we publicly disclose the 2018 Annual Meeting date by mail, in a press release or in a document filed with the SEC.

Householding of Annual Meeting Materials

Some banks, brokers and other nominees follow the practice of “householding” proxy materials. This means that multiple beneficial owners of our Common Stock who share the same address or household may not receive separate copies of this Proxy Statement, the notice regarding the Internet availability of proxy materials for the Annual Meeting or the Company’s 2016 Annual Report to Stockholders. The Company will promptly deliver separate copies of such documents to stockholders who write or call the Secretary of the Company at our principal executive offices and telephone number provided under the caption “Contacting the Secretary and Principal Executive Offices.”

Stockholders who wish to receive separate copies of the Company’s proxy materials in the future also may call or write to the Secretary of the Company at the address and telephone number under the caption “Contacting the Secretary and Principal Executive Offices.” Alternatively, if you and other stockholders of record with whom you share an address currently receive multiple copies of the Company’s proxy materials, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of the Company’s proxy materials for your household, you may contact the Secretary of the Company at the address and telephone number under the caption “Contacting the Secretary and Principal Executive Offices.”

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017 is included in the 2016 Annual Report to Stockholders that is being delivered, or made available electronically via the Internet, to stockholders with this Proxy Statement. Additional copies of the 2016 Form 10-K may be obtained free of charge by sending a written request to the Secretary of the Company at the address provided under the caption “Contacting the Secretary and Principal Executive Offices.” Copies of the 2016 Form 10-K are also available on the Company’s website at www.aboutwendys.com.

Contacting the Secretary and Principal Executive Offices

The Secretary of the Company is Mr. E. J. Wunsch. The mailing address and telephone number for our Secretary and principal executive offices are:

The Wendy’s Company

Attention: Secretary of the Company

One Dave Thomas Boulevard

Dublin, Ohio   43017-5452

Telephone: (614) 764-3100

By Order of the Board of Directors:

E. J. WUNSCH

Chief Legal Officer and Secretary

Dublin, Ohio

April 11, 2017

84        The Wendy’s Company 2017 Proxy Statement

ANNEX A

NON-GAAP RECONCILIATION AND CALCULATION TABLES

AND DISCLOSURE REGARDING NON-GAAP FINANCIAL MEASURES

The table below shows the specific adjustments applied in calculating adjusted EBITDA for purposes of the Company’s 2016 annual incentive plan from the Company’s reported financial results for the fiscal year ended January 1, 2017. Included in the table is a reconciliation of net income to adjusted EBITDA for 2016.

Reconciliation of Net Income to Adjusted EBITDA (2016 Annual Incentive Plan)

Twelve Month Period Ended January 1, 2017

(In Thousands; Unaudited)

Net income	$129,624
Provision for income taxes	72,066

Income before income taxes	201,690
Other income, net	(989)
Investment income, net	(723)
Interest expense	114,802

Operating profit	314,780
Plus (less):
Depreciation and amortization	122,704
System optimization gains, net	(71,931)
Reorganization and realignment costs	10,083
Impairment of long-lived assets	16,241

Adjusted EBITDA	$391,877
Plus (less):
Impact from final bonus calculation	(104)

Adjusted EBITDA (2016 Annual Incentive Plan)	$391,773

The table below shows the specific financial measures applied in calculating adjusted EBITDA margin from the Company’s reported financial results for the fiscal year ending January 1, 2017.

Calculation of Adjusted EBITDA Margin

Twelve Month Period Ended January 1, 2017

(In Thousands; Unaudited)

Adjusted EBITDA	$391,877
Total revenues	$1,435,418
Adjusted EBITDA margin	27.3%

        The Wendy’s Company 2017 Proxy Statement        A-1

The table below provides a reconciliation of net income and diluted earnings per share to adjusted income and adjusted earnings per share for 2016.

Reconciliation of Net Income and Diluted Earnings Per Share

to Adjusted Income and Adjusted Earnings Per Share

Twelve Month Period Ended January 1, 2017

(In Thousands Except Per Share Amounts; Unaudited)

Net income	$129,624
Plus (less):
Depreciation of assets that will be replaced as part of the Image Activation initiative	2,598
System optimization gains, net	(71,931)
Reorganization and realignment costs	10,083
Impairment of long-lived assets	16,241
Total adjustments	(43,009)
Income tax impact on adjustments[1]	19,479

Total adjustments, net of income taxes	(23,530)

Adjusted income	$106,094

Diluted earnings per share	$0.49
Total adjustments per share, net of income taxes	(0.09)

Adjusted earnings per share	$0.40

The table below shows the specific financial measures applied in calculating free cash flow from the Company’s reported financial results for the fiscal years ending January 1, 2017 and January 3, 2016, respectively. Included in the table is a reconciliation of the Company’s net cash provided by operating activities to free cash flow for 2016.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Twelve Month Periods Ended January 1, 2017 and January 3, 2016

(In Thousands; Unaudited)

	FY 2016	FY 2015
Net cash provided by operating activities	$181,408	$212,480
Less:
Capital expenditures	150,023	251,622

Free cash flow	$31,385	$(39,142)

Disclosure Regarding Non-GAAP Financial Measures

The Company uses adjusted EBITDA, adjusted EBITDA margin and adjusted earnings per share, which exclude certain expenses and benefits, as internal measures of the Company’s business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. For 2016, adjusted EBITDA (with certain modifications approved by the Performance Compensation Subcommittee of the Company’s Board of Directors) was used as a performance metric for the Company’s annual cash incentive compensation for senior executives, and adjusted earnings per share was used as a performance metric for the Company’s long-term equity incentive compensation for senior executives. The Company believes adjusted EBITDA, adjusted EBITDA margin and adjusted earnings per share provide a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate the Company’s historical and prospective operating performance. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. The Company believes that free cash flow is an important liquidity measure because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying

[1]

The provision for income taxes on “System optimization gains, net” was $30,643 for the twelve months ended January 1, 2017. The provision for income taxes on “System optimization gains, net” includes the impact of non-deductible goodwill disposed of in connection with our System Optimization initiative, changes to state deferred taxes, changes to valuation allowances on state net operating loss carryforwards and adjustments related to prior year tax matters. The benefit from income taxes on all other adjustments was calculated using an effective tax rate of 38.6% for the year ended January 1, 2017.

A-2        The Wendy’s Company 2017 Proxy Statement

or refinancing debt, financing possible acquisitions or investments or other uses of cash. Adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share and free cash flow are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures in this Proxy Statement does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share and free cash flow (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way The Wendy’s Company calculates such measures. Adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share and free cash flow should not be construed as substitutes for, or as better indicators of, the Company’s performance than the most directly comparable GAAP financial measures.

        The Wendy’s Company 2017 Proxy Statement        A-3

THE WENDY’S COMPANY ONE DAVE THOMAS BOULEVARD DUBLIN, OHIO 43017

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 p.m. (EDT) on May 22, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) on May 22, 2017. Have your proxy card in hand when you call and follow the instructions provided.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by The Wendy’s Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, notices of Internet availability and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E26184-P89102 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — –

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE WENDY’S COMPANY
The Board of Directors recommends that you vote FOR the election of each of the director nominees named below:

1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Nelson Peltz	☐	☐	☐

	1b.	Peter W. May	☐	☐	☐

	1c.	Emil J. Brolick	☐	☐	☐

	1d.	Kenneth W. Gilbert	☐	☐	☐

	1e.	Dennis M. Kass	☐	☐	☐

	1f.	Joseph A. Levato	☐	☐	☐

	1g.	Michelle J. Mathews-Spradlin	☐	☐	☐

	1h.	Matthew H. Peltz	☐	☐	☐

	1i.	Todd A. Penegor	☐	☐	☐

	1j.	Peter H. Rothschild	☐	☐	☐

	1k.	Arthur B. Winkleblack	☐	☐	☐

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

The Board of Directors recommends that you vote FOR proposals 2 and 3:		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017.	☐	☐	☐

3.	Advisory resolution to approve executive compensation.	☐	☐	☐

The Board of Directors recommends that you vote 1 YEAR on proposal 4:		1 Year	2 Years	3 Years	Abstain

4.	Advisory resolution to approve the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends that you vote AGAINST proposal 5:		For	Against	Abstain

5.	Stockholder proposal regarding an independent board chairman, if properly presented at the meeting.	☐	☐	☐

For address change and/or comments, please mark this box and write them on the reverse side where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners must each sign. If shares are held by a corporation, partnership or other entity, please sign in full entity name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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ADMISSION TICKET

THE WENDY’S COMPANY

2017 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 23, 2017

10:00 a.m. (EDT)

The Wendy’s Company

Thomas Conference Center

One Dave Thomas Boulevard

Dublin, Ohio 43017

This is your admission ticket to the meeting. If you plan to attend the meeting in person, you will be required to present this admission ticket and a valid government-issued photo identification. This ticket admits only the stockholder listed on the reverse side and is not transferable. Further instructions for attending the meeting are contained in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

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E26185-P89102

THE WENDY’S COMPANY

2017 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE WENDY’S COMPANY

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2017

The undersigned hereby appoints Todd A. Penegor, Gunther Plosch and E. J. Wunsch, and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of common stock of The Wendy’s Company (the “Company”) that the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders of the Company to be held at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Boulevard, Dublin, Ohio 43017, on Tuesday, May 23, 2017, at 10:00 a.m. (EDT), and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, if signed, dated and returned, will be voted as specified on the reverse side by the undersigned. If this proxy is signed, dated and returned without specifications, the shares will be voted FOR the election of each of the director nominees listed on the reverse side (proposal 1), FOR proposals 2 and 3, 1 YEAR on proposal 4, and AGAINST proposal 5.

All proxies previously given or executed by the undersigned with respect to the shares of common stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of 2017 Annual Meeting of Stockholders, Proxy Statement for the 2017 Annual Meeting of Stockholders and 2016 Annual Report to Stockholders.

IMPORTANT - This proxy must be signed and dated on the reverse side.

If you vote by telephone or via the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or via the Internet must be received by 11:59 p.m. (EDT) on May 22, 2017.

Address change/comments:

(If you provide any address change and/or comments above, please mark the corresponding box on the reverse side.) Continued and to be signed on reverse side

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